                                                                  EXECUTION COPY

                            Dated: 6 September, 2004

(1)  SOCIETE DES MINES DE LOULO S.A.
     as the Borrower

(2)  RANDGOLD RESOURCES LIMITED and RANDGOLD RESOURCES (SOMILO) LIMITED
     as the Guarantors

(3)  VARIOUS BANKS AND OTHER FINANCIAL INSTITUTIONS
     as the Lenders

(4)  N M ROTHSCHILD & SONS LIMITED and SOCIETE GENERALE
     as the Mandated Lead Arrangers

(5)  ABSA BANK LIMITED AND BAYERISCHE HYPO- UND VEREINSBANK AG
     as the Lead Arrangers

     and

(6)  N M ROTHSCHILD & SONS LIMITED
     as the Facility Agent for the Lenders

                                   ----------

                                 U.S.$60,000,000
                      PROJECT TERM LOAN FACILITY AGREEMENT

                                   ----------

                         [MAYER BROWN ROWE & MAW LOGO]
                                     LONDON

                                                                            PAGE
                                                                            ----

2.    COMMITMENTS; BORROWING AND INTEREST PERIOD SELECTION

                                      -i-

                                   (continued)

                                                                            PAGE
                                                                            ----

                                      -ii-

                                   (continued)

                                                                            PAGE
                                                                            ----
      10.4    Payment of Taxes, etc......................................     68

      10.5    Books and Records..........................................     69

      10.6    Loulo Project Completion and Management; Extension

                                     -iii-

                                   (continued)

                                                                            PAGE
                                                                            ----

      11.4    Event of Default after Group Members Undertakings

                                      -iv-

                                   (continued)

                                                                            PAGE
                                                                            ----

EXHIBITS

EXHIBIT A-1   BORROWER SECURITY AGREEMENT (MALI BANK ACCOUNT CHARGE)
EXHIBIT A-2   BORROWER SECURITY AGREEMENT (MALI EXPLOITATION PERMIT CHARGE)
EXHIBIT A-3   BORROWER SECURITY AGREEMENT (MALI FIXED ASSETS CHARGE)
EXHIBIT A-4   BORROWER SECURITY AGREEMENT (MALI GOODWILL CHARGE)
EXHIBIT A-5   BORROWER SECURITY AGREEMENT (OFFSHORE ASSETS)
EXHIBIT A-6   RRL SECURITY AGREEMENT
EXHIBIT A-7   RRL (SOMILO) SECURITY AGREEMENT
EXHIBIT B-1   RRL GUARANTEE
EXHIBIT B-2   RRL (SOMILO) GUARANTEE
EXHIBIT C     SUBORDINATION AGREEMENT
EXHIBIT D-1   PROJECT ACCOUNT AGREEMENT (OFFSHORE)
EXHIBIT D-2   PROJECT ACCOUNT AGREEMENT (MALI)
EXHIBIT E-1   OPINION OF CABINET TOURE
EXHIBIT E-2   OPINION OF OGIER & LE MASURIER
EXHIBIT E-3   OPINION OF CABINET JEANTET ASSOCIES
EXHIBIT E-4   OPINION OF MAYER, BROWN, ROWE & MAW LLP
EXHIBIT F-1   INDEPENDENT ENGINEER'S CERTIFICATE
EXHIBIT F-2   INSURANCE CONSULTANT'S CERTIFICATE
EXHIBIT F-3   MECHANICAL COMPLETION CERTIFICATE

                                      -v-

                                   (continued)

                                                                            PAGE
                                                                            ----
EXHIBIT F-4   ECONOMIC COMPLETION CERTIFICATE
EXHIBIT G     PROCESS AGENT ACCEPTANCE
EXHIBIT H     BORROWING REQUEST
EXHIBIT I     CONTINUATION NOTICE
EXHIBIT J     COMPLIANCE CERTIFICATE
EXHIBIT K     TRANSFER CERTIFICATE
EXHIBIT L     RRL GUARANTEE RELEASE DATE EXTENSION NOTICE

SCHEDULES

SCHEDULE 1    DISCLOSURE SCHEDULE
SCHEDULE 2    CASH FLOW SCHEDULE
SCHEDULE 3    INTERCOMPANY INDEBTEDNESS SCHEDULE

                                      -vi-

THIS AGREEMENT, dated 6 September, 2004 (as amended, modified or supplemented from time to time in accordance with the terms hereof, this "AGREEMENT"), between:

(1)  SOCIETE DES MINES DE LOULO S.A. (the "BORROWER");

(2)  RANDGOLD RESOURCES LIMITED ("RRL") and RANDGOLD RESOURCES (SOMILO) LIMITED
     ("RRL (SOMILO)" and, collectively with RRL, the "GUARANTORS");

(3)  the banking and/or financial institutions referred to on the signature pages hereof as the lenders (collectively, the "LENDERS");

(4)  N M ROTHSCHILD & SONS LIMITED and SOCIETE GENERALE, in their capacity as mandated lead arrangers of the financing contemplated by this Agreement
     (collectively, the "MLA'S");

(5)  ABSA BANK LIMITED (acting through its Absa Corporate and Merchant Bank) and
     BAYERISCHE HYPO- UND VEREINSBANK AG, in their capacity as lead arrangers of the financing contemplated by this Agreement (collectively, the "LEAD
     ARRANGERS" and, collectively with the MLA's, the "ARRANGERS"); and

(6)  N M ROTHSCHILD & SONS LIMITED, in its capacity as the facility agent for the Lenders (in such capacity, the "FACILITY AGENT").

IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINED TERMS

     The following terms when used in this Agreement shall have the following meanings:

     "ACTUAL CASH FLOW" means, in relation to any period, the excess (if any)
     of:

     (a)  total Dollars realised from sales of Gold from Production (including sales pursuant to Production Related Risk Management Agreements),

     less

     (b)  Project Costs

     in each case calculated for such period.

     "AGGREGATE OPERATING ACCOUNTS CASH BALANCE" means, on any day, the aggregate cash balance (calculated in Dollars) of each of the Operating
     Account and the Project Account (Mali), in each case on such day.

     "AGREED ENVIRONMENTAL REQUIREMENTS" means any policy, statement or guidelines of whatsoever nature relating to environmental, health and safety or similar issues and issued from time to time by the World Bank
     Group or any Governmental Agency of Mali.

     "AGREEMENT" is defined in the preamble.

     "APPLICABLE MARGIN" means:

     (a)  at any time prior to the RRL Guarantee Release Date, one and three quarters percent (1.75%) per annum;

     (b)  at any time on or after the RRL Guarantee Release Date but prior to the date which is four (4) years after the Effective Date, two and one tenth percent (2.10%) per annum; and

     (c)  at any time on or after the date which is four (4) years after the
          Effective Date, two and one quarter percent (2.25%).

     "APPROVAL" means an approval, authorisation, license, permit, consent, filing or registration by or with any Governmental Agency or other person whether or not referred to in Item 1 ("APPROVALS") of the Disclosure
     Schedule.

     "APPROVED SUBORDINATED INDEBTEDNESS" means any intercompany indebtedness outstanding from the Borrower to RRL and which is subject to the terms and conditions of the Subordination Agreement.

     "ARRANGERS" is defined in the preamble.

     "AUTHORISED REPRESENTATIVE" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the
     Facility Agent pursuant to Clause 6.1.1.

     "BORROWER" is defined in the preamble.

     "BORROWER SECURITY AGREEMENT (MALI BANK ACCOUNT CHARGE)" means that certain
     Security Agreement between the Borrower, the Facility Agent and the Project
     Account Bank (Mali), substantially in the form of Exhibit A-1 attached hereto.

     "BORROWER SECURITY AGREEMENT (MALI EXPLOITATION PERMIT CHARGE)" means that certain Security Agreement between the Borrower and the Facility Agent, substantially in the form of Exhibit A-2 attached hereto.

     "BORROWER SECURITY AGREEMENT (MALI FIXED ASSETS CHARGE)" means that certain
     Security Agreement between the Borrower and the Facility Agent, substantially in the form of Exhibit A-3 attached hereto.

     "BORROWER SECURITY AGREEMENT (MALI GOODWILL CHARGE)" means that certain
     Security Agreement between the Borrower and the Facility Agent, substantially in the form of Exhibit A-4 attached hereto.

     "BORROWER SECURITY AGREEMENT (OFFSHORE ASSETS)" means that certain Security
     Agreement between the Borrower and the Facility Agent, substantially in the form of Exhibit A-5 attached hereto.

                                        2

     "BORROWING DATE" means a Business Day on which Loans are to be made pursuant to Clause 2.2.

     "BORROWING REQUEST" means a loan request and certificate duly executed by an Authorised Representative of each Obligor, substantially in the form of
     Exhibit E attached hereto.

     "BUSINESS DAY" means:

     (a)  any day which is not a Saturday, Sunday, legal holiday or any other day on which banks are authorised or required to be closed in London,
          England or New York, New York; and/or

     (b)  relative to the calculation of the LIBO Rate, any day on which dealings in Dollars are carried on in the London interbank market;
          and/or

     (c)  relative to the determination of the London Gold Price or the determination of the Dollar equivalent of any amount based on the
          London Gold Price, any day on which dealings in Gold are carried on between members of the LBMA in London; and/or

     (d)  relative to the making of any payment hereunder, any day on which banks generally are open for business in Jersey.

     "CALCULATION DATE" means:

     (a)  with respect to any Compliance Certificate to be delivered pursuant to
          Clause 8.1(c) within thirty (30) Business Days after 30 June or 31
          December in any calendar year, each 1 January and 1 July occurring thereafter;

     (b)  with respect to any Compliance Certificate to be delivered pursuant to
          Clause 8.1(c) within thirty (30) Business Days after 31 March or 30
          September in any calendar year, each 1 April or 1 October occurring thereafter; and

     (c)  with respect to any Compliance Certificate to be delivered on the
          Economic Completion Date, the Group Members Undertakings Release Date
          or the RRL Guarantee Release Date, the first day of the first calendar quarter commencing thereafter and each subsequent six (6) monthly anniversary of such first day.

     "CAPITAL CONTRIBUTION" means a cash contribution made (whether in cash or otherwise and whether directly or indirectly) by one person to the ordinary share capital or equity of another person.

     "CAPITAL EXPENDITURES" means, for any period and with respect to any person, the sum of:

     (a)  the aggregate amount of all expenditures of such person for fixed or capital assets (including expenditures incurred in connection with all development

                                        3

          costs) made during such period which would be classified as capital expenditures;

     plus

     (b)  the aggregate amount of all Capital Leases which such person has entered into as lessee during such period.

     "CAPITAL LEASES" means any lease of property (real or personal) which could be classified as a borrowing.

     "CASH EQUIVALENT INVESTMENT" means, at any time:

     (a)  securities maturing not more than twelve (12) months from the date of issue, which are issued by the governments of any of Germany, France, the United Kingdom or the United States; or

     (b)  any negotiable certificate of deposit or bankers' acceptance (in either case, in certificated form and denominated in U.S. Dollars), maturing not more than one year after such time, which is issued (or, in the case of a bankers' acceptance, accepted) by a commercial banking institution organised under the laws of an OECD member country that has a combined capital and surplus and undivided profits of not less than U.S.$1,000,000,000 (or the equivalent thereof in any other currency).

     "CASH FLOW MODEL" means the computer model used to prepare the Cash Flow
     Schedule, a copy of which is held by the Facility Agent and the Borrower and identified as "Loulo 2004 v. 1.2", as the same may be amended, modified or supplemented from time to time as a result of changes thereto made pursuant to Clause 1.8(b)(ii).

     "CASH FLOW SCHEDULE" means the schedule of projected Future Net Cash Flows of the Loulo Project and other financial information relating thereto
     (including calculations indicating compliance with the provisions of Clause
     9.1) produced from the Cash Flow Model, currently in the form attached to this Agreement as Schedule 2, as the same may be amended, modified or supplemented from time to time as a result of changes in any of the parameters contemplated by the Cash Flow Model or as a result of changes thereto made pursuant to Clause 1.8(b).

     "CASH SWEEP CALCULATION AMOUNT" means:

     (a)  in connection with the first Cash Sweep Calculation Date the excess, if any, of:

          (i)  the sum of the aggregate cash balances (calculated in Dollars) of each of the Operating Account, the Project Account (Mali) and the
               Project Account (Mali-Site), in each case as at such Cash Sweep
               Calculation Date,

          less

          (ii) U.S.$10,000,000;

                                        4

     (b)  in connection with each subsequent Cash Sweep Calculation Date, the lesser of:

          (i)  the excess of:

               (x)  the sum of (A) the aggregate cash balances (calculated in
                    Dollars) of each of the Operating Account, the Project
                    Account (Mali) and the Project Account (Mali-Site), in each case on such Cash Sweep Calculation Date (calculated after taking into account any amount of the Loans scheduled to be repaid on or about such Cash Sweep Calculation Date pursuant to Clause 3.1(b)), plus (B) the aggregate of (1) amounts
                    paid or distributed by the Borrower during the six (6) month period ending on such Cash Sweep Calculation Date pursuant to clause (A) of the proviso to Clause 10.24 (but excluding any amount paid by the Borrower pursuant to clause (B) or
                    clause (C) of such proviso, and (2) amounts repaid by the
                    Borrower pursuant to Clause 3.1(d) during such six (6) month period

               less

               (y)  the aggregate cash balances (calculated in Dollars) of each of the Operating Account, the Project Account (Mali) and the
                    Project Account (Mali-Site), in each case on the immediately preceding Cash Sweep Calculation Date,

          and

          (ii) the excess of (x) the sum of the aggregate cash balances
               (calculated in Dollars) of each of the Operating Account, the
               Project Account (Mali) and the Project Account (Mali-Site), in
               each case as at such Cash Sweep Calculation Date, less (y)
               U.S.$10,000,000.

     "CASH SWEEP CALCULATION DATE" means 30 June and 31 December in each calendar year commencing with the first such date to occur on or after the
     Economic Completion Date.

     "CASH SWEEP PAYMENT DATE" means each date which is thirty five (35)
     Business Days after a Cash Sweep Calculation Date.

     "CFA" means the lawful currency of Mali as in effect from time to time.

     "CHANGE IN CONTROL" means any of:

     (a)  the failure of RRL to own (and to have sole power to vote and dispose
          of), directly or indirectly and free and clear of all liens (other than the liens in favour of the Lender Parties granted pursuant to the
          RRL Security Agreement) one hundred percent (100%) of the share capital (however designated) of RRL (Somilo);

     (b)  the failure of RRL (Somilo) to own (and to have sole power to vote and dispose of), directly and free and clear of all liens (other than the liens in

                                        5

          favour of the Lender Parties granted pursuant to the RRL (Somilo)
          Security Agreement and inclusive of Directors Qualifying Shares) at least eighty percent (80%) of the share capital (however designated)
          of the Borrower; or

     (c)  the acquisition of direct or indirect control of RRL by a person or group of persons acting jointly or otherwise in concert.

     As used in clause (c) the term "control" means, in respect of a particular person and in the reasonable opinion of the Lenders, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policy of such person, whether through the ability to exercise voting power, by contract or otherwise.

     "COMMITMENT" means, relative to any Lender, such Lender's obligation to make and to maintain its Loans, in each case pursuant to the terms and subject to the conditions of this Agreement.

     "COMMITMENT AMOUNT" means:

     (a)  in relation to any Lender party hereto on the Effective Date, the amount set forth opposite such Lender's name in the signature pages hereto under the heading "COMMITMENT AMOUNT" as the same may be adjusted pursuant to this Agreement; and

     (b)  in relation to a Transferee Lender which becomes a Lender subsequent to the Supplemental Agreement Effective Date, the amount (if any) of such Commitment Amount assumed from the Transferor Lender pursuant to the Transfer Certificate by which such Transferee Lender became a party to this Agreement as a Lender, in each case as such amount may be adjusted pursuant to any other Transfer Certificate to which such
          Lender or Transferee Lender, as the case may be, is a party.

     "COMMITMENT TERMINATION DATE" means the earlier to occur of (a) the first
     Principal Payment Date, (b) the Mechanical Completion Date, or (c) the date of the termination of each Commitment pursuant to Clause 11.2 or 11.3.

     "COMMITTED RISK MANAGEMENT AGREEMENTS" means net forward sale, spot deferred sales or other contracts (including put options when any Obligor is the buyer of Gold and call options where any Obligor is the seller of
     Gold) providing for a binding commitment to sell Gold.

     "COMPLETION CERTIFICATES" means, collectively, the Economic Completion
     Certificate and the Mechanical Completion Certificate.

     "COMPLIANCE CERTIFICATE" means a certificate duly executed by an Authorised
     Representative of the Borrower (and, in the case of any Compliance
     Certificate delivered on or prior to the RRL Guarantee Release Date, an
     Authorised Representative of RRL), substantially in the form of Exhibit J attached hereto.

     "CONSOLIDATED NET WORTH" has the meaning provided in Clause 1.1 of the RRL
     Guarantee.

                                        6

     "CONSTRUCTION CONTRACT" means the "Contract for Design, Supply,
     Construction and Commissioning of Loulo Gold Processing Plant and
     Infrastructure" between the Borrower and the Construction Contractor and executed on or about 30 August, 2004 by each party thereto.

     "CONSTRUCTION CONTRACTOR" means MDM Ferroman (Pty) Ltd or such other company (or companies) as may be appointed to construct the Mine in accordance with the proviso to Clause 11.1.15.

     "CONTINUATION NOTICE" means a notice of continuation and certificate duly executed by an Authorised Representative of the Borrower, substantially in the form of Exhibit I attached hereto.

     "COVERED LENDERS" is defined in Clause 6.1.12(a).

     "DEBT SERVICE COVERAGE RATIO (HISTORIC)" means, for any period, the ratio, expressed as a percentage, of:

     (a)  the sum of (i) Actual Cash Flow, plus (ii) Funded Debt Service
          (Historic)

     to

     (b)  Funded Debt Service (Historic)

     in each case calculated for such period.

     "DEBT SERVICE COVERAGE RATIO (PROSPECTIVE)" means, for any period, the ratio, expressed as a percentage, of:

     (a)  the sum of (i) Future Net Cash Flow, plus (ii) Funded Debt Service
          (Prospective)

     to

     (b)  Funded Debt Service (Prospective)

     in each case calculated for such period.

     "DEBT SERVICE RESERVE ACCOUNT" is defined in Clause 4.3(a).

     "DEFAULT" means any Event of Default or any condition or event which, after notice, lapse of time, the making of any required determination or any combination of the foregoing, would constitute an Event of Default.

     "DEVELOPMENT PLAN" means, collectively the Feasibility Study, the Technical
     Review, the Cash Flow Model and the Cash Flow Schedule. In the event of any inconsistency between the contents of the Feasibility Study and the contents of the Technical Review, the latter shall govern for all purposes of this Agreement.

     "DIRECTORS QUALIFYING SHARES" means any directors qualifying shares held by directors of the Borrower as nominee for RRL (Somilo).

                                        7

     "DISCLOSURE SCHEDULE" means the disclosure schedule attached hereto as
     Schedule 1.

     "DISCOUNT RATE" means, in connection with the calculation of Present Value of Future Net Cash Flow on any date, an interest rate per annum in the amount of the sum of:

     (a)  the average daily LIBO Rate (determined for nominal Interest Periods of six (6) months) for the six (6) month period ending on such date, plus

     (b)  the Applicable Margin as in effect on such date, plus

     (c)  the Political Risk Insurance Rate.

     "DOLLAR" and the sign "U.S.$" mean lawful money of the United States of
     America.

     "DOLLAR LENDING OFFICE" means:

     (a)  with respect to each Lender, the office of such Lender designated as such below its signature hereto or such other office of such Lender as may be designated from time to time by notice from such Lender to the
          Facility Agent and the Borrower; and

     (b)  with respect to the Facility Agent, the office of the Facility Agent designated as such from time to time by notice to the Borrower and each Lender.

     "ECONOMIC COMPLETION" means the achievement of certain production, shipment, economic and legal criteria as set out in the Economic Completion
     Certificate (or such other alternative criteria as the Lenders may agree with the Borrower from time to time).

     "ECONOMIC COMPLETION CERTIFICATE" means a certificate (together with all attachments thereto) duly executed in one or more counterparts by an
     Authorised Representative of the relevant Obligors and the Independent
     Engineer and the Facility Agent, substantially in the form of Exhibit F-4 attached hereto as the same may be amended pursuant to Clause 1.8(b)(iii)
     (or in such other form as the Lenders may consent to in order to reflect any alternative criteria of the nature referred to in the definition of
     Economic Completion).

     "ECONOMIC COMPLETION DATE" means the first Business Day immediately following the day on which the Facility Agent shall have received:

     (a)  counterparts of the Economic Completion Certificate executed by each person referred to in the definition thereof;

     (b)  a Compliance Certificate calculated (on the basis of the Cash Flow
          Schedule as then in effect (including any changes thereto arising as a result of the circumstances referred to in Clause 1.8(b)) as at the proposed Economic Completion Date pursuant to Clause 8.1(c) together with, in each such case, an independent verification from the
          Independent Engineer in form reasonably satisfactory to the Facility
          Agent with respect to:

                                        8

          (x)  the statements and calculations contained in such Economic
               Completion Certificate and Compliance Certificate; and

          (y)  the development of the Loulo Project in a manner which is consistent with the Development Plan; and

     (c)  confirmation from the Required Lenders that they are satisfied with the form and content of the documents delivered pursuant to clauses
          (a) and (b).

     "EFFECTIVE DATE" is defined in Clause 14.8.

     "ENFORCEMENT EVENT" shall mean either:

     (a)  the occurrence of any Insolvency Default, or

     (b)  the acceleration of all or any portion of the outstanding principal amount of the Loans and/or other Obligations pursuant to Clause 11.2 or 11.3 as a result of the occurrence of any Event of Default.

     "ENVIRONMENTAL IMPACT STUDY" means the "Randgold Resources Limited
     Environmental Management System for the Loulo Gold Mine" prepared by Digby
     Wells Associates and in the form delivered to the Arrangers in connection with their execution of this Agreement, the description and review of environmental issues relating to the Loulo Project and the Mine (including compliance with Environmental Laws and Agreed Environmental Requirements)
     contained in the Feasibility Study and the Technical Review.

     "ENVIRONMENTAL LAW" means any applicable law relating to or imposing liability or standards of conduct concerning the environment including laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "ESTABLISHMENT CONVENTION" means, the Establishment Convention (Convention
     D'Etablissement), dated 2 April, 1993, between the Government of Mali and the Borrower as amended by Amendment No. 1 thereto, to be implemented prior to the initial Borrowing Date in substantially the same form as the draft thereof provided to the Facility Agent prior to the occurrence of the
     Effective Date.

     "EURO" and the sign "(euro)" means the single currency of the member states which have adopted the euro unit of the single currency pursuant to the treaty establishing the European Community (being the Treaty of Rome as amended from time to time).

                                        9

     "EURO ACCOUNT" means the interest bearing account denominated in Euros established in the name of the Borrower in Jersey with the Project Account
     Bank (Offshore).

     "EVENT OF DEFAULT" is defined in Clause 11.1.

     "FACILITY AGENT" is defined in the preamble and shall include the Facility
     Agent acting in its capacity as security trustee or collateral agent pursuant to any of the Guarantees or Security Agreements.

     "FEASIBILITY STUDY" means, collectively, (a) the "Updated Feasibility Study on the Loulo Project, Mali - March 2003", and (b) the "Addendum to the
     Updated Feasibility Study on the Loulo Project, Mali - December 2003" each prepared by RRL and each in the form delivered to the Arrangers in connection with their execution of this Agreement.

     "FINAL MATURITY DATE" means 30 September, 2009.

     "FISCAL QUARTER" means any quarter of a Fiscal Year.

     "FISCAL YEAR" means any period of twelve consecutive calendar months ending on 31 December.

     "FUNDED DEBT SERVICE (HISTORIC)" means, for any period, the sum of (a) the principal amount of the Loans scheduled to be repaid during such period pursuant to Clause 3.1(b), plus (b) the amount of interest and other amounts accrued on the Loans during such period.

     "FUNDED DEBT SERVICE (PROSPECTIVE)" means, for any period, the amount in
     Dollars which will be necessary in order to pay in full all principal of and interest and other amounts (including any amount payable in connection with the maintenance of any Political Risk Insurance) accruing in respect of the Loans which (in the case of all such principal, interest or other amounts) are scheduled to, or otherwise are reasonably expected to, become due and payable during that period (excluding any such amount repayable pursuant to Clause 3.1(d)).

     "FUNDING PERCENTAGE" means, relative to any Lender and at any time, the ratio (expressed as a percentage) of:

     (a)  such Lender's Commitment Amount at such time to

     (b)  the Total Commitment Amount at such time, as the same may be adjusted as a result of any assignment or transfer pursuant to Clause 14.11.

     "FUTURE NET CASH FLOW" means, for any period, the excess of:

     (a)  the Dollar equivalent (calculated at the date of determination of
          Future Net Cash Flow

          (i)  in the case of any such ounces of Gold which are covered by a
               Required Risk Management Agreement in effect on the relevant date of calculation, at the price for delivery of Gold specified in

                                       10

               such Required Risk Management Agreement (or, if no price other than a floor price for delivery of Gold is specified in such
               Required Risk Management Agreement, the minimum price for the delivery of Gold referred to therein); and

          (ii) in the case of all other such ounces of Gold, at the lower of (A)
               U.S.$350 per ounce, and (B) the average of the afternoon London
               Gold Price as determined on each relevant day occurring during the six (6) month period ending on the date of calculation of
               Future Net Cash Flow),

          of the total estimated ounces of Gold from Production during such period as calculated from the Cash Flow Schedule,

     less

     (b)  Project Costs for such period.

     "GAAP" is defined in Clause 1.6.

     "GOLD" means gold bullion measured in fine ounces troy weight.

     "GOVERNMENTAL AGENCY" means any supranational, national, federal, state, regional, tribal or local government or governmental department or other entity charged with the administration, interpretation or enforcement of any applicable law.

     "GROUP" means RRL, RRL's subsidiaries and subsidiary undertakings and their respective subsidiary undertakings, Morila Limited and Societe des Mines de
     Morila S.A. and "GROUP MEMBER" means any such entity.

     "GROUP MEMBERS UNDERTAKINGS RELEASE DATE" means the date which is the first
     Business Day coinciding with or following the Economic Completion Date on which the balance standing to the credit of the Debt Service Reserve
     Account shall be equal to or in excess of the then applicable Required Debt
     Service Reserve Balance; PROVIDED, HOWEVER, that the Group Members
     Undertakings Release Date may not occur on any date on which a Default shall have occurred and be continuing.

     "GUARANTEES" means, collectively, the RRL Guarantee and the RRL (Somilo)
     Guarantee.

     "GUARANTORS" is defined in the preamble.

     "HAZARDOUS MATERIAL" means any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, substance or waste within the meaning of any Environmental Law.

     "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or report of any auditor as to any financial statement of any Obligor, any qualification or exception to such opinion or report:

                                       11

     (a)  which suggests that such Obligor is not or may not be a "GOING
          CONCERN" or which is of a similar nature to the same;

     (b)  which suggests that there has been any limitation in the scope of examination of material matters relevant to such financial statement;
          or

     (c)  which questions the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause a breach of the terms of Clause 9.1.

     "INDEMNIFIED LIABILITIES" is defined in Clause 14.4.

     "INDEMNIFIED PARTIES" is defined in Clause 14.4.

     "INDEPENDENT ENGINEER" means RSG Global Pty Ltd, or such other independent mining consultant as is retained by the Facility Agent (acting in consultation with the Required Lenders and, at any time when no Default shall have occurred and be continuing with the consent of the Borrower
     (such consent not to be unreasonably withheld or delayed)) on behalf of the
     Lenders.

     "INDEPENDENT ENGINEER'S CERTIFICATE" means a certificate duly executed by an Authorised Representative of the Independent Engineer, substantially in the form of Exhibit F-1 attached hereto.

     "INSOLVENCY DEFAULT" means any condition or event which, after notice, lapse of time, the making of any required determination or any combination of the following, would constitute an Event of Default of the nature referred to in Clause 11.1.6.

     "INSURANCE CONSULTANT" means Bankrisk Services, a division of Marsh UK
     Ltd., or such other insurance adviser of international repute as shall be retained by the Facility Agent (acting in consultation with the Required
     Lenders and, at any time when no Default shall have occurred and be continuing, the Borrower (such consent not to be unreasonably withheld or delayed)) on behalf of the Lenders.

     "INSURANCE CONSULTANT'S CERTIFICATE" means a certificate duly executed by the Insurance Consultant, substantially in the form of Exhibit F-2 attached hereto.

     "INSURANCE SUMMARY" is defined in Clause 6.1.6.

     "INTERCOMPANY INDEBTEDNESS SCHEDULE" means the schedule detailing indebtedness outstanding between the Group Members as at the date of this
     Agreement in the form attached to this Agreement as Schedule 3.

     "INTEREST PERIOD" means, relative to any Loan:

     (a)  initially, the period from the date such Loan is made to the day which numerically corresponds to the date one (1), three (3) or six (6)
          months thereafter (or such other date as agreed between all the
          Lenders and the Borrower) as the Borrower may irrevocably select in the Borrowing Request delivered pursuant to Clause 2.2 with respect to such Loan; and

                                       12

     (b)  thereafter, each period from the last day of the immediately preceding
          Interest Period applicable to such Loan to the day which numerically corresponds to such date one (1), three (3) or six (6) months thereafter (or such other date as may be agreed between all the
          Lenders and the Borrower) as the Borrower may irrevocably select in the relevant Continuation Notice delivered pursuant to Clause 2.3;

     PROVIDED, HOWEVER, that:

     (c)  in the absence of the timely selection of an Interest Period for a then current Loan, the Borrower shall be deemed to have selected that the Loan be continued as a Loan of the same type for an Interest
          Period of one (1) month or such other duration as shall be required in order to comply with the other provisions of this Agreement;

     (d)  if such Interest Period for any Loan would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day, unless such Business Day occurs in the next following calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

     (e)  where all or any portion of the principal amount of such Loan is to be repaid on a Principal Payment Date, the Borrower shall select an
          Interest Period relating to a portion of such Loan in at least the amount scheduled to be repaid which ends on such Principal Payment
          Date;

     (f)  the final Interest Period for any Loan shall end not later than the
          Final Maturity Date; and

     (g)  the Facility Agent shall be able to select Interest Periods satisfactory to it pursuant to Clause 3.2.2.

     "INTERNATIONAL ACCOUNTING STANDARDS" means the International Accounting
     Standards promulgated by the International Accounting Standards Committee.

     "LBMA" means The London Bullion Market Association.

     "LEAD ARRANGERS" is defined in the preamble.

     "LENDER PARTIES" means, collectively, the Facility Agent, the Arrangers and the Lenders.

     "LENDERS" is defined in the preamble.

     "LIBO RATE" means, relative to any Interest Period for any Loan (or, relative to any nominal interest period of six (6) months utilised in connection with any determination of the Discount Rate) the offered rate of interest per annum which appears on Reuters Screen Page LIBOR 01 (or such other page or service in replacement thereof as may be utilised by banks generally from time to time for the purpose of displaying London interbank offered rates for deposits denominated in Dollars) as at 11:00 a.m. (London time) for the number of months (or other period) comprising such Interest
     Period (or, as the case may be, such nominal six (6)

                                       13

     month period), calculated at the date which is two (2) Business Days prior to the first day of such Interest Period (or, as the case may be, such nominal six (6) month period); PROVIDED, HOWEVER, that in the event that no such display rate is available for Dollars at such time, the Facility Agent will request the principal London office of each Reference Bank to provide the Facility Agent with its quotation for offers of Dollar deposits to leading banks in the London interbank market for such period and in an amount comparable to the aggregate principal amount of such Lender's Loans, and the "LIBO RATE" shall equal the average (rounded upwards to the nearest four decimal places) of such quoted rates.

     "LOAN" is defined in Clause 2.1(a) and shall, as the context may require, be deemed to refer to the principal amount thereof outstanding from time to time.

     "LOAN DOCUMENT" means any of this Agreement, the Security Agreements, the
     Guarantees, the Step-In Agreements and each other instrument executed by any Obligor evidencing any obligation (monetary or otherwise) to any Lender
     Party in connection with and pursuant to this Agreement and the transactions contemplated hereby and delivered to any Lender Party
     (including, at any time, whether or not any Commitment is outstanding and whether or not any principal amount of any Loan or any interest accrued thereon is then outstanding to any Lender, any Production Related Risk
     Management Agreement).

     "LOAN LIFE RATIO" means, at any date, the ratio, expressed as a percentage, of:

     (a)  the Present Value of Future Net Cash Flow for the period commencing on such date and ending on the Final Maturity Date;

     to

     (b)  the aggregate principal amount of all outstanding Loans at such date.

     "LONDON GOLD FIXING" means a gold price fixing meeting among the members for the time being of the London gold market.

     "LONDON GOLD PRICE" means, on any day, the fixing price per fine ounce troy
     (in Dollars) for Gold as announced at the afternoon London Gold Fixing for such day and which appears on the relevant Reuters Page on such day;
     PROVIDED, HOWEVER, that if the afternoon London Gold Fixing shall not have occurred for such day, the "London Gold Price" for such day shall be the fixing price per fine ounce troy (in Dollars) for Gold as announced at the morning London Gold Fixing for such day or if the morning London Gold
     Fixing shall not have occurred for such day, the "London Gold Price" for such day shall be the publicly quoted price per fine ounce troy (in
     Dollars) for Gold on such other accessible international gold market
     (allowing for physical delivery of such Gold) as may be reasonably selected by the Facility Agent; and PROVIDED, FURTHER, HOWEVER, that in the event the Facility Agent shall have been unable to select any other such international gold market, then the "LONDON GOLD PRICE" for such day shall mean such price as the Facility Agent shall reasonably determine. In the event that such day is not a Business Day, then the "LONDON GOLD PRICE"
     shall be the London Gold Price on the most recently preceding Business Day.

                                       14

     "LOULO PROJECT" means the construction and operation of a mine and related facilities to mine and develop the gold deposit located approximately three hundred and fifty (350) kilometres west of Bamako in Mali in the Centrale
     Arrondissement of the Kenieba District, Region of Kayes in each case in accordance with the Development Plan.

     "MALI" means the Republic of Mali.

     "MALI CONSENT AGREEMENT" means the Protocol Agreement between the Minister of Finance and the Minister of Mines and Energy of the Government of Mali
     and the Facility Agent to be implemented prior to the initial Borrowing
     Date in substantially the same form as the draft thereof provided to the
     Facility Agent prior to the occurrence of the Effective Date.

     "MALI SECURITY AGREEMENTS" means, collectively, the Borrower Security
     Agreement (Mali Bank Account Charge), the Borrower Security Agreement (Mali
     Exploitation Permit Charge), the Borrower Security Agreement (Mali Goodwill
     Charge), the RRL (Somilo) Security Agreement and all instruments delivered pursuant to Clause 10.15 (including the Borrower Security Agreement (Mali
     Fixed Asset Charge)) which are expressed to be governed by the laws of
     Mali.

     "MANAGEMENT CONTRACT" means the Management Contract, dated August 3, 2004, between the Borrower and RRL (Somilo).

     "MATERIALLY ADVERSE EFFECT" means the effect of any event or circumstance which, in the reasonable opinion of the Required Lenders:

     (a)  is or is likely to be materially adverse to the ability of any Obligor to perform or comply with any of its obligations under the Operative
          Documents;

     (b)  is, or is likely to be, materially adverse to the ability of the
          Borrower to develop and operate the Loulo Project in a manner which is consistent with the financial projections and other information contained in the Development Plan; or

     (c)  is or is likely to be materially prejudicial to the business, operations, performance, properties, condition (financial or otherwise) or prospects of the Loulo Project or, in the case of any determination of a Materially Adverse Effect made prior to the Group
          Members Undertakings Release Date, the Group Members taken as a whole.

     "MECHANICAL COMPLETION" means the achievement of certain production, shipment, economic and legal criteria referred to in the Mechanical
     Completion Certificate.

     "MECHANICAL COMPLETION CERTIFICATE" means a certificate (together with all attachments thereto) duly executed in one or more counterparts by an
     Authorised Representative of the relevant Obligors and the Independent
     Engineer and the Facility Agent, substantially in the form of Exhibit F-3 attached hereto.

                                       15

     "MECHANICAL COMPLETION DATE" means the first Business Day immediately following the day on which the Facility Agent shall have received:

     (a)  counterparts of the Mechanical Completion Certificate executed by each person referred to in the definition thereof;

     (b)  a Compliance Certificate calculated (on the basis of the Cash Flow
          Schedule as then in effect (including any changes thereto arising as a result of the circumstances referred to in Clause 1.8(b)) as at the proposed Mechanical Completion Date pursuant to Clause 8.1(c) together with, in each such case, an independent verification from the
          Independent Engineer in form reasonably satisfactory to the Facility
          Agent with respect to the statements and calculations contained in such Mechanical Completion Certificate and Compliance Certificate; and

     (c)  confirmation from the Required Lenders that they are satisfied with the form and content of the documents delivered pursuant to clauses
          (a) and (b).

     "MINE" means all properties, assets or other rights, whether real or personal, tangible or intangible, now owned or leased or hereafter acquired by or for the benefit of the Borrower, which assets are used or intended for use in or forming part of the Loulo Project (and, for the avoidance of doubt, shall include:

     (a)  the gold deposits located at the Loulo Project; and

     (b)  all associated beneficiation facilities, together with all plant sites, waste dumps, ore dumps, crushing circuits, abandoned heaps, power supply systems and ancillary and infrastructure facilities located at the Loulo Project which are used in connection with the operation thereof).

     "MINING CONCESSION" means the Decree No. 338/PGRM, dated December 10, 1987,
     (as amended by (a) Decree No. 96-048/PM-RM, dated 14 February, 1996, transferring to Societe des Mines de Loulo SA the exploitation permit formerly granted to the "Ministere du Developpement Industriel et du
     Tourisme" and to the "Bureau de Recherches Geologiques et Minieres" in
     favour of the Societe des Mines de Loulo (SOMILO), (b) Decree No.
     99-193/PM-RM, dated 15 July, 1999, modifying Decree No. 96-048/PM-RM, dated
     14 February, 1996, and (c) Decree No. 99-323/PM-RM, dated 7 October, 1999, rectifying Decree No. 99-193/PM-RM, dated 15 July, 1999 modifying Decree
     No. 96-048/PM-RM, dated 14 February, 1996) granted in connection with the
     Loulo Project by the Office of the Prime Minister of Mali.

     "MINING CONTRACT" means a contract for the provision of mining services in relation to the Loulo Project to be entered into by the Borrower on or prior to 29 October, 2004 in accordance with Clause 10.16(b).

     "MINING CONTRACTOR" means the contractor under the Mining Contract or such other company (or companies) as may be appointed to conduct mining operations at the Mine in compliance with the proviso to Clause 11.1.15.

                                       16

     "MINING RIGHTS" means all interests in the surface of any lands, the minerals in (or that may be extracted from) any lands, all royalty agreements, water rights, patented and unpatented mining claims, fee interests, mineral leases, mining licenses, profits-a-prendre, joint ventures and other leases, rights-of-way, inurements, licenses and other rights and interests used by or necessary to the Borrower to construct, develop and operate the Mine.

     "MLA'S" is defined in the preamble.

     "MONTHLY MINE REPORT" means a monthly report addressed to the Facility
     Agent and the Lenders relating to the development of the Loulo Project and reporting (on both a monthly and a cumulative basis) on committed Capital
     Expenditures, Production, Project Costs and other operating information
     (including, without prejudice to the other terms and conditions of this
     Agreement, any deviation from the Development Plan or current Cash Flow
     Schedule).

     "MORILA PROJECT FINANCE AGREEMENT" means the Loan Agreement, dated 21
     December, 1999, between Societe des Mines de Morila S.A., as the Borrower,
     Randgold Resources Limited and Morila Limited, as the Randgold Completion
     Guarantors, the banks and financial institutions referred to therein as the
     Lenders, the Arrangers and the Co-Arrangers, and N M Rothschild & Sons
     Limited, as the Agent for the Lenders.

     "NET WORTH" means, at any time and in connection with any company, the aggregate of the amounts paid up or credited as paid up on the issued share capital of such person (other than any redeemable shares), including:

     (a)  share capital and share premiums;

     (b)  capital reserves and non-distributable reserves; and

     (c)  retained earnings.

     "OBLIGATIONS" means, with respect to each Obligor, all obligations of such
     Obligor with respect to the repayment or performance of all obligations
     (monetary or otherwise) of such Obligor arising under or in connection with this Agreement and each other Loan Document and where the term
     "OBLIGATIONS" is used without reference to a particular Obligor, such term means the Obligations of all Obligors.

     "OBLIGORS" means, collectively, the Borrower and the Guarantors.

     "OECD" means the Organisation for Economic Cooperation and Development.

     "OPERATING ACCOUNT" is defined in Clause 4.1(a).

     "OPERATIVE DOCUMENTS" means, collectively, the Loan Documents and the
     Project Documents.

     "ORGANIC DOCUMENT" means, with respect to each Obligor:

     (a)  its memorandum and articles of association or constitution or similar documents in any applicable jurisdiction; and

                                       17

     (b)  all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorised shares of capital stock or other equity interests.

     "PERCENTAGE" means, relative to any Lender and at any time:

     (a)  if any Loans are outstanding, the ratio (expressed as a percentage)
          of:

          (i)  the principal amount of such Lender's Loans at such time;

               to

          (ii) the principal amount of all the Lenders' Loans at such time or;

     (b)  if no Loans are outstanding, the ratio (expressed as a percentage) of:

          (i)  such Lender's Commitment Amount at such time;

               to

          (ii) the Total Commitment Amount;

     PROVIDED, HOWEVER, that at any time when the Lenders shall have no further
     Commitments hereunder and all Obligations of each Obligor in connection with each Loan Document (excluding any Production Related Risk Management
     Agreement) shall have been paid and performed in full then, to the extent any Risk Management Obligation of any Obligor under any such Production
     Related Risk Management Agreement shall then be outstanding, the term
     "PERCENTAGE" means, relative to any Lender which is a party to any such
     Risk Management Agreement and at any time, the ratio (expressed as a percentage) of;

     (c)  the contingent net liabilities of the Obligors at such time to such
          Lender under all Required Risk Management Agreements (or, if no
          Required Risk Management Agreements shall then be outstanding, all other Production Related Risk Management Agreements) to which such
          Lender is a party, to;

     (d)  the contingent net liabilities of the Obligors at such time to all
          Lenders under all Required Risk Management Agreements (or, if no
          Required Risk Management Agreements shall then be outstanding, all other Production Related Risk Management Agreements) to which any
          Lender is a party.

     "POLITICAL RISK INSURANCE" means a policy of political risk insurance in form and substance satisfactory to the Covered Lenders (including with respect to the issuer of such policy) naming the Covered Lenders as beneficiaries and insuring the Covered Lenders for such coverages and against such risks with respect to the Borrower's Obligations to pay the principal amount of (and interest accruing on and other amounts due in respect of) the Covered Lenders' Loans as the Covered Lenders shall reasonably require.

     "POLITICAL RISK INSURANCE RATE" means the per annum percentage rate payable by way of premium in connection with the issue and maintenance of the policy constituting Political Risk Insurance.

                                       18

     "POWER CONTRACT" means, collectively, contracts for the acquisition, operation and maintenance and financing of an electric power plant in relation to the Loulo Project to be entered into by the Borrower on or prior to 29 October, 2004 in accordance with Clause 10.16(b).

     "POWER CONTRACTOR" means, collectively, the suppliers of equipment, services and financing under the Power Contract or such other company (or companies) as may be appointed in connection with the supply of power to the Mine in compliance with the proviso to Clause 11.1.15.

     "PRESENT VALUE OF FUTURE NET CASH FLOW" means, for any period (a
     "CALCULATION PERIOD"), the aggregate of Future Net Cash Flow for such
     Calculation Period, discounted at the Discount Rate as in effect on the date of calculation of Present Value of Future Net Cash Flow to the first day of such Calculation Period from the last day of such Calculation
     Period.

     "PRINCIPAL PAYMENT DATE" means, collectively, (a) each 30 June and 31
     December of each calendar year, commencing with 30 June, 2006, and ending with 30 June, 2009, and (b) the Final Maturity Date.

     "PROCESS AGENT" is defined in Clause 14.14(c).

     "PROCESS AGENT ACCEPTANCE" means a letter from the Process Agent to the
     Facility Agent, substantially in the form of Exhibit G attached hereto.

     "PRODUCTION" means, for any period, the number of ounces of Gold contained in dore which have been produced, or (in the case of any period or portion thereof to occur in the future) which are scheduled in the Development Plan to be produced, at the Mine during such period.

     "PRODUCTION RELATED RISK MANAGEMENT AGREEMENT" means, at any time, any Risk
     Management Agreement in effect at such time (to the extent only that the relevant Risk Management Agreement is in effect in connection with a Risk
     Management Obligation which relates to Production or otherwise to the management of cash flow generated by the Loulo Project), entered into between any Obligor and any Lender which remains a Lender at such time (or, at any time after repayment of the Loans in full, any Lender which was a
     Lender at the time of such repayment). In the case of any such Risk
     Management Agreement to which RRL or RRL (Somilo) is a party, such Risk
     Management Agreement shall not constitute a Production Related Risk
     Management Agreement unless the foregoing conditions are complied with and the benefits of such Risk Management Agreement shall have been transferred to the Borrower.

     "PROJECT ACCOUNT AGREEMENT (MALI)" means the Project Account Agreement between the Project Account Bank (Mali), the Facility Agent and the
     Borrower substantially in the form of Exhibit D-2 attached hereto.

     "PROJECT ACCOUNT AGREEMENT (OFFSHORE)" means the Project Account Agreement between the Project Account Bank (Offshore), the Facility Agent and the
     Borrower substantially in the form of Exhibit D-1 attached hereto.

                                       19

     "PROJECT ACCOUNT BANK (MALI)" means EcoBank, Mali (or such other bank located in Bamako, Mali as may be appointed by the Borrower (with the consent of the Facility Agent) with which the Project Account (Mali) shall be maintained).

     "PROJECT ACCOUNT BANK (MALI-SITE)" means Banque de Developpement du Mali
     (or such other bank located proximate to the Loulo Project as may be appointed by the Borrower (with the consent of the Facility Agent) with which the Project Account (Mali-Site) shall be maintained).

     "PROJECT ACCOUNT BANK (OFFSHORE)" means the Jersey branch of Citibank N.A.
     (or such other bank located in Jersey as may be appointed by the Borrower
     (with the consent of the Facility Agent) with which the Project Accounts
     (Offshore) shall be maintained).

     "PROJECT ACCOUNT BANKS" means, collectively, the Project Account Bank
     (Mali), the Project Account Bank (Offshore) and the Project Account Bank
     (Mali-Site).

     "PROJECT ACCOUNT (MALI)" is defined in Clause 4.2(a).

     "PROJECT ACCOUNT (MALI-SITE)" is defined in Clause 4.2(f)(i).

     "PROJECT ACCOUNTS" means, collectively, the Project Account (Mali), the
     Project Accounts (Offshore) and the Project Account (Mali-Site).

     "PROJECT ACCOUNTS (OFFSHORE)" means, collectively, the Operating Account, the Debt Service Reserve Account and the Euro Account.

     "PROJECT ASSETS" means all properties, assets or other rights, whether real or personal, tangible or intangible, now owned or hereafter acquired by or for the benefit of the Borrower, which are used or intended for use in or forming part of the Mine or the Loulo Project.

     "PROJECT CAPITAL COSTS" means, for any period, the aggregate of all Capital
     Expenditures scheduled to be, or, as the case may be, actually paid by or on behalf of the Borrower during such period in respect of constructing, reinstating, equipping, installing and completing the Loulo Project and rendering the Loulo Project operational.

     "PROJECT COSTS" means, for any period, the Project Operating Costs and the
     Project Capital Costs for such period.

     "PROJECT DOCUMENTS" means, collectively:

     (a)  the Construction Contract, the Establishment Convention, the Mali
          Consent Agreement, the Mining Concession, the Management Contract, the
          Shareholders Agreement and all related agreements or contracts, in each case in the form provided to the Facility Agent in connection with its execution and delivery of this Agreement; and

     (b)  all other instruments (including the Mining Contract, the Power
          Contract, the Refining Contract and the Road Agreement but excluding any Loan

                                       20

          Document) required to be provided to the Facility Agent pursuant to
          Clause 8.1(q), in each case in the form supplied pursuant to such clause.

     "PROJECT LIFE RATIO" means, at any date, the ratio, expressed as a percentage, of:

     (a)  Present Value of Future Net Cash Flow for the period commencing on such date and ending on the last day of the Project Period,

     to

     (b)  the aggregate principal amount of all outstanding Loans at such date.

     "PROJECT OPERATING COSTS" means, for any period, the aggregate of all payments scheduled to be (or, in the case of any calculation of historical
     Project Operating Costs for any period, actually) paid by the Borrower during such period to any person (excluding, however, any payment to any affiliate of the Borrower permitted to be made pursuant to Clause 10.24 other than payments to either Guarantor permitted to be made by the
     Borrower pursuant to the final proviso thereto) for the purpose of operating, maintaining or protecting the Loulo Project (including the
     Project Assets) or in mining, milling, leaching, loading, refining delivering or marketing Project Output, in each case together with any applicable income taxes scheduled to be, or, as the case may be, actually paid during such period, including:

     (a)  the cash costs scheduled to be, or, as the case may be, actually paid during such period in connection with the operation, maintenance and reclamation of the Mine in order to mine, mill, leach, refine and/or deliver Project Output for sale whether incurred pursuant to any
          Project Document or otherwise;

     (b)  all profit, income, property and other taxes imposed by any
          Governmental Agency, in each such case scheduled to be, or, as the case may be, actually paid during such period;

     (c)  all payments scheduled to be, or as the case may be, actually paid under any royalty agreements during such period and any production royalties calculated and payable (whether in cash or in Gold) as a percentage of Gold produced and sold in connection with the Mine;

     (d)  Funded Debt Service (Historic) (or, as the case may be, Funded Debt
          Service (Prospective)) for such period and net payments for such period in respect of Risk Management Obligations entered into by the
          Borrower; and

     (e)  the management fee payable to RRL (Somilo) during such period as set forth in the Management Contract.

     "PROJECT OUTPUT" means all products from the Mine.

     "PROJECT PARTY" means the Borrower and any affiliate, agent, advisor
     (excluding legal advisers and other similar professional advisors not actually engaged in the construction, development, operation or maintenance of the Mine), contractor, consultant, officer, director or other associate of the Borrower retained, employed

                                       21

     or consulted by the Borrower in connection with the consummation of the
     Loulo Project or the operation of the Mine.

     "PROJECT PERIOD" means the period commencing on the Effective Date and continuing until the earlier of:

     (a)  30 June, 2011; and

     (b)  the date on which the Proven and Probable Reserves of the Mine have been extracted, milled, refined and sold in accordance with the projections set forth in the Cash Flow Schedule.

     "PROVEN AND PROBABLE RESERVES" means, at any date, reserves of Gold at the
     Mine as determined and calculated, in accordance with standards established from time to time by the Joint Ore Reserve Committee of the Australasian
     Institute of Mining and Metallurgy, the Minerals Counsel of Australia and
     the Australian Institute of Geoscientists.

     "REFERENCE BANKS" means, collectively, Barclays Bank PLC, JP Morgan Chase
     Bank and The Royal Bank of Scotland Plc.

     "REFINER" means the refiner under the Refining Contract or such other company (or companies) as may be appointed to refine Project Output in compliance with the proviso to Clause 11.1.15.

     "REFINING CONTRACT" means a contract for the refining of dore produced at the Loulo Project be entered into by the Borrower on or prior to 29
     October, 2004 in accordance with Clause 10.16(b).

     "REGULATORY CHANGE" means the occurrence after the Effective Date of any change in or abrogation of, or introduction, adoption, effectiveness or phase-in of any:

     (a)  statute, law, rule or regulation applicable to any Lender Party, or

     (b)  guideline, interpretation, directive, consent decree, administrative order, request or determination (whether or not having the force of law) applicable to such Lender Party of any court, central bank or governmental or regulatory authority charged with the interpretation or administration of any statute, law, rule or regulation referred to in clause (a) or of any fiscal, monetary or other authority having jurisdiction over such Lender Party,

     or any interpretation or reinterpretation of any item or matter referred to in clause (a) or (b) by any person with authority in connection with such interpretation or reinterpretation.

     "RELEVANT GROUP MEMBER" means, at any time, collectively:

     (a)  the Obligors;

     (b)  Societe des Mines de Morila S.A.;

                                       22

     (c)  Morila Limited; and

     (d)  any other Group Member the Net Worth of which, at such time, is more than ten percent (10%) of the Consolidated Net Worth of RRL at such time.

     "REQUIRED COMPLETION EXPENDITURES" means those bona fide Project Costs
     (excluding any management or similar fee payable to RRL pursuant to the
     Management Contract or otherwise) which the Facility Agent (acting in consultation with the Independent Engineer, acting reasonably) determines are required to achieve Economic Completion.

     "REQUIRED DEBT SERVICE RESERVE BALANCE" is defined in Clause 4.3(b).

     "REQUIRED LENDERS" means at any time, Lenders having, in the aggregate, a
     Percentage of sixty six and two thirds (66 2/3%) or more at such time.

     "REQUIRED MAINTENANCE EXPENDITURES" means those bona fide Project Costs
     (excluding any management or similar fee payable to RRL pursuant to the
     Management Contract or otherwise) which the Facility Agent (acting in consultation with the Independent Engineer, acting reasonably) determines are required to operate, manage and maintain the Mine in normal working condition.

     "REQUIRED RISK MANAGEMENT AGREEMENTS" is defined in Clause 10.7.

     "REQUIREMENT OF LAW" means, as to any person, its Organic Documents and any applicable law or contractual obligation binding on or applying to such person.

     "RISK MANAGEMENT AGREEMENT" means any instrument evidencing any Risk
     Management Obligation of any Obligor.

     "RISK MANAGEMENT OBLIGATIONS" means, with respect to any person, all liabilities of such person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements, options or arrangements (including any Required Risk Management
     Agreement) designed to protect such person against fluctuations in interest rates, currency exchange rates or commodities (including precious and base metals) prices (including any Required Risk Management Agreements).

     "ROAD AGREEMENT" means an agreement between the Borrower and the Government of Mali relating to the construction of a road between Sadiola and Kenieti and the deemed payment of royalties by the Borrower to the Government of
     Mali in connection therewith and to be entered into prior to the Mechanical
     Completion Date in accordance with Clause 10.16(b).

     "RRL" is defined in the preamble.

     "RRL GUARANTEE" means the Deed of Guarantee and Indemnity issued by RRL substantially in the form of Exhibit B-1 attached hereto.

     "RRL GUARANTEE RELEASE DATE" means, initially, the Group Members
     Undertakings Release Date; PROVIDED, HOWEVER, that by executing and delivering the RRL Guarantee Release Date Extension Notice to the Facility
     Agent prior to

                                       23

     the occurrence of the Group Members Undertakings Release Date, RRL may (but
     shall not be required to) elect to extend the RRL Guarantee Release Date to such date after the Group Members Undertakings Release Date as may be specified therein; and PROVIDED, FURTHER, HOWEVER, that (a) the RRL
     Guarantee Release Date may not occur on any date on which a Default shall have occurred and be continuing, and (b) any extension of the RRL Guarantee
     Release Date shall be subject to the provisions of Clause 10.6(b).

     "RRL GUARANTEE RELEASE DATE EXTENSION NOTICE" means the notice of extension and certificate duly executed by an Authorised Representative of RRL, substantially in the form of Exhibit L attached hereto.

     "RRL SECURITY AGREEMENT" means that certain Security Agreement between RRL and the Facility Agent substantially in the form of Exhibit A-6 attached hereto.

     "RRL (SOMILO)" is defined in the preamble.

     "RRL (SOMILO) GUARANTEE" means the Deed of Guarantee and Indemnity issued by RRL (Somilo) substantially in the form of Exhibit B-2 attached hereto.

     "RRL (SOMILO) SECURITY AGREEMENT" means that certain Security Agreement between RRL (Somilo) and the Facility Agent substantially in the form of
     Exhibit A-7 attached hereto.

     "SECURITY AGREEMENTS" means, collectively, the Mali Security Agreements, the Borrower Security Agreement (Offshore Assets), the RRL Security
     Agreement, the Subordination Agreement and all instruments delivered pursuant to Clause 10.15.

     "SHAREHOLDERS AGREEMENT" means the shareholders agreement, originally dated
     November 7, 1987, among the Government of Mali and RRL (Somilo), as amended as set forth in Clause 6.1.4(e).

     "STEP-IN AGREEMENTS" means, collectively, the agreements entered into pursuant to Clauses 6.1.4(b) and 10.15(d)(ii).

     "STEP-IN PROJECT DOCUMENTS" means, collectively, the Construction Contract, the Establishment Convention, the Mining Concession, the Shareholders
     Agreement, the Mining Contract and the Power Contract.

     "SUBORDINATION AGREEMENT" means the Subordination Agreement among the
     Borrower, RRL, RRL (Somilo) and the Facility Agent, substantially in the form of Exhibit C attached hereto.

     "TAX CREDIT" is defined in Clause 5.6(b).

     "TAX PAYMENT" is defined in Clause 5.6(b).

     "TAXES" is defined in Clause 5.5(a).

     "TECHNICAL REVIEW" means the "Loulo Project Independent Technical Audit of
     Feasibility Studies" dated July 2004 prepared by the Independent Engineer, in the

                                       24

     form provided to the Arrangers in connection with their execution of this
     Agreement.

     "TOTAL COMMITMENT AMOUNT" means, at any time, subject to the terms and conditions of this Agreement the amount of (a) U.S.$60,000,000, less (b)
     any reduction of the Total Commitment Amount effected pursuant to Clause
     2.4.

     "TRANSFER CERTIFICATE" means a certificate, substantially in the form of
     Exhibit K attached hereto.

     "TRANSFEREE LENDER" is defined in Clause 14.11.2.

     "TRANSFEROR LENDER" is defined in Clause 14.11.2.

     "UNCOVERED LENDER" means any Lender which is not a Covered Lender.

1.2  ADDITIONAL DEFINITIONS

     Any reference in this Agreement or any other Loan Document to:

     (a)  an "AFFILIATE" of any person is a reference to a subsidiary or a holding company, or a subsidiary of a holding company, of such person;

     (b)  "APPLICABLE LAW" means, with respect to any person or matter, any supranational, national, regional, tribal or local statute, law, rule, treaty, convention, regulation, order, decree, directive, consent decree, determination or other requirement (whether or not having the force of law but being one which a responsible organisation would regard as binding on it) relating to such person or matter and, where applicable, any interpretation thereof by any Governmental Agency having jurisdiction with respect thereto or charged with the administration or interpretation thereof and, in each such case, as the same may be amended, modified, codified or re-enacted, in whole or in part, and in effect from time to time;

     (c)  references to the "BORROWER", any "GUARANTOR", any "OBLIGOR", the
          "FACILITY AGENT", any "ARRANGER", any "LENDER" or any other party to a
          Loan Document shall be construed so as to include their respective successors and permitted transferees and assigns in accordance with their respective interests and in accordance with the terms of the relevant Loan Document;

     (d)  "CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss in respect of) the indebtedness, obligation or any other liability of any other person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other person.
          The amount of any person's obligation under any contingent liability shall (subject to any limitation set forth therein) be

                                       25

          deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby;

     (e)  "CONTRACTUAL OBLIGATION" means, relative to any person, any provision of any security issued by such person or any instrument or undertaking to which such person is a party or by which it or any of its property is bound;

     (f)  "CONTROL" means the power of one person to:

          (i)  vote more than fifty percent (50%) or more of the issued share capital of, or the voting power in, a second person; or

          (ii) direct the management, business or policies of such second person whether by contract or otherwise;

     (g)  "FINANCIAL INDEBTEDNESS" shall be construed as a reference to any indebtedness for or in respect of moneys borrowed or raised by whatever means (including by means of acceptances under any acceptance credit facility, the issue of loan stock, any liability in respect of a finance lease or Capital Lease and any obligations evidenced by bonds, notes, debentures or similar instruments) or for the deferred purchase price of assets or services (excluding normal trade debt which does not include any interest payment or finance charge) or any other transaction having the commercial effect of a borrowing;

     (h)  a "GUARANTEE" includes a standby letter of credit, an indemnity and any other obligation (howsoever called) of any person to pay, purchase or provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services or otherwise) for the payment of or to assist in or provide means of discharging or otherwise be responsible for, any indebtedness of, or the solvency of any other person;

     (i)  "GUARANTEED INDEBTEDNESS" means, with respect to any person, all indebtedness of such person in respect of guarantees or other similar assurances against loss given by such person in respect of the indebtedness of other persons;

     (j)  a "HOLDING COMPANY" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

     (k)  "INDEBTEDNESS" shall be construed so as to include any obligation
          (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

     (l)  "INSTRUMENT" means any contract, agreement, indenture, mortgage, document or writing (whether by formal agreement, letter or otherwise)
          under which any obligation is evidenced, assumed or undertaken, or any

                                       26

          lien (or right or interest therein) is granted or perfected or purported to be granted or perfected;

     (m)  "MATURITY" means, relative to any Loan, any date on which such Loan is stated to be due and payable, in whole or in part, whether by required repayment, prepayment, declaration or otherwise;

     (n)  "INVESTMENT" means, relative to any person:

          (i)  any loan or advance made by such person to any other person
               (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

          (ii) any guarantee made or issued by such person; and

          (iii) any ownership or similar interest held by such person in any other person.

          The  amount of any investment shall be:

          (iv) in the case of clauses (n)(i) and (n)(iii), the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property; and

          (v)  in the case of clause (n)(ii), subject to any limitation set forth in the relevant agreement, etc., the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation, or other liability guaranteed thereby or, if such principal amount is not stated therein, or determinable pursuant to the provisions thereof, the maximum liability
               reasonably anticipated in respect thereof as determined in good faith by the person obligated thereunder to the reasonable satisfaction of the Facility Agent.

     (o)  a "LIEN" means any mortgage, charge, pledge, hypothecation, assignment by way of security, deposit arrangement, encumbrance, lien (statutory or otherwise), title retention, finance lease, factoring or discounting of debts or other security interest on or over present or future assets of the person concerned securing any obligation of any person or any other type of preferential or trust arrangement having a similar effect, including any such security interest which arises or is imposed by operation of law;

     (p)  "OUNCE" means a fine ounce troy weight of gold bullion in a form readily tradeable with the members of the LBMA from time to time;

     (q)  a "PERSON" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity;

                                       27

     (r)  "PRINCIPAL AMOUNT" means, with respect to any Loan outstanding (or to be outstanding at any date, the aggregate principal amount (calculated in Dollars) of such Loan at such date;

     (s)  a "QUARTER" means each three (3) month period beginning in any year on each of 1 January, 1 April, 1 July or 1 October or, if any such date is not a Business Day, the immediately preceding Business Day;

     (t)  a "SUBSIDIARY" and a "SUBSIDIARY UNDERTAKING" shall have the same meaning as in the Companies Act 1985 of the United Kingdom;

     (u)  the "WINDING-UP" or "DISSOLUTION" of a company or the appointment of an "ADMINISTRATIVE RECEIVER", a "RECEIVER", "MANAGER", "LIQUIDATOR" or
          an "ADMINISTRATOR" with respect to a company shall be construed so as to include any equivalent or analogous proceedings or, as the case may be, person under the law of the jurisdiction in which such company is incorporated or any jurisdiction in which such company carries on business.

1.3  INTERPRETATION

     Unless a clear contrary intention appears, this Agreement and each other
     Loan Document shall be construed and interpreted in accordance with the provisions set forth below:

     (a)  reference to any agreement (including the Schedules and Exhibits hereto and to any other Loan Document), document or instrument means such agreement, document or instrument as amended, supplemented, novated, refinanced, replaced, waived, restated or modified, and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

     (b)  a reference to a time of day shall be construed as a reference to
          London time;

     (c)  "INCLUDING" (and with correlative meaning "INCLUDE") means including without limiting the generality of any description preceding such term;

     (d)  the singular number includes the plural number and vice versa;

     (e)  reference to any person includes such person's successors, substitutes and assigns but, if applicable, only if such successors, substitutes and assigns are permitted by this Agreement or such other Loan
          Document, and reference to a person in a particular capacity excludes such person in any other capacity or individually;

     (f)  reference to any gender includes any other gender;

     (g)  "HEREUNDER", "HEREOF", "HERETO", "HEREIN" and words of similar import shall be deemed references to this Agreement or such other Loan
          Document, as the case may be, as a whole and not to any particular
          Clause or other provision hereof or thereof;

                                       28

     (h)  relative to the determination of any period of time, "FROM" means
          "FROM (AND INCLUDING)" and "TO" means "TO (BUT EXCLUDING)";

     (i)  a reference to a "CORPORATION" or "COMPANY" shall be construed as a reference to the analogous form of business entity used in any relevant jurisdiction;

     (j)  when an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning; and

     (k)  a reference to fees, costs, charges or expenses includes all value added tax or other applicable taxes imposed thereon.

1.4  USE OF DEFINED TERMS

     Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule, the Insurance Summary, each Borrowing Request, each Continuation Notice, each Compliance Certificate, each other Loan
     Document and each notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

1.5  CROSS-REFERENCES

     Unless otherwise specified, references in this Agreement and in each other
     Loan Document to any Clause or sub-clause are references to such Clause or sub-clause of this Agreement or such other Loan Document, as the case may
     be.

1.6  ACCOUNTING AND FINANCIAL DETERMINATIONS

     All accounting terms used herein or (except to the extent set forth therein) in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, International Accounting Standards
     ("GAAP"), in each case, applied (subject to the provisions of Clause 1.7)
     on a basis consistent with the preparation of the financial statements referred to in Clause 7.5(a).

1.7  CHANGE IN ACCOUNTING PRINCIPLES

     If, after the Effective Date, there shall (without prejudice to Clause 1.6 and Clause 10.19(a)(iv)) be any change to any Obligor's Fiscal Year, or in the application of the accounting principles used in the preparation of the financial statements referred to in Clause 7.5(a) as a result of the promulgation of rules, regulations, pronouncements, or opinions by any
     Governmental Agency or any entity with responsibility for the administration of accounting standards (or agencies with similar functions)
     which changes, in any such case, result in a change in the method of calculation of financial covenants, standards, or terms applicable to any
     Obligor found in this Agreement or any other Loan Document, the parties hereto agree promptly to enter into negotiations in order to amend such financial covenants, standards or terms so as to reflect equitably such changes with the

                                       29

     desired result that the evaluations of such Obligor's financial condition shall be the same after such changes as if such changes had not been made;
     PROVIDED, HOWEVER, that until the Required Lenders have given their consent to such amendments, each Obligor's financial condition shall continue to be evaluated on the same principles as those used in the preparation of the financial statements referred to in Clause 7.5(a).

1.8  PROJECT DETERMINATIONS, ETC.

     (a)  (i)  All financial determinations and calculations contained or referred to in this Agreement or any other Loan Document shall be determined and calculated to the reasonable satisfaction of the
               Lenders;

          (ii) Without prejudice to the generality of clause (a)(i), all projected financial determinations and calculations relating to the Loulo Project (including the determination or calculation, as the case may be, of Debt Service Coverage Ratio (Prospective)
               Funded Debt Service (Prospective), Future Net Cash Flow, Loan
               Life Ratio, Present Value of Future Net Cash Flow and Project
               Life Ratio) shall be made in accordance with the Cash Flow Model
               (and taking into account any Risk Management Agreement then in effect).

          (iii) All determinations and calculations to be made in accordance with the Cash Flow Model by reference to a specified period shall, in the event such period does not appear in the Cash Flow
               Model, be determined or calculated on a PRO RATA basis for such specified period from the actual periods referred to in the Cash
               Flow Model.

     (b)  (i)  Without prejudice to the provisions of clause (c), the Borrower shall give prompt notice to the Lenders of any change in any fact, event or circumstance which renders the Cash Flow Schedule as then currently in effect materially inaccurate (including:

               (x)  the occurrence of the Economic Completion Date prior to 31
                    December, 2007;

               (y)  any change in the cash flows expected in connection with the
                    Loulo Project due to any interruption to the operation of
                    the Mine or any acceleration in Production; and/or

               (z)  any change in the likely future development of the Loulo
                    Project arising as a result of any tests concluded in
                    connection with the achievement of Mechanical Completion or
                    Economic Completion),

               and shall work in consultation with the Facility Agent and the
               Independent Engineer to produce a revised Cash Flow Schedule which is responsive to such changes. A copy of such revised Cash
               Flow Schedule shall be promptly sent to each of the Lenders.

                                       30

          (ii) In the event that the Facility Agent, acting in consultation with the Borrower and the Independent Engineer, reasonably determines that the Cash Flow Model is no longer capable of producing an accurate forecast of the performance of the Loulo Project
               (including an accurate forecast of any of the financial measures referred to in Clause 9.1) then the Lenders and the Borrower shall negotiate in good faith to produce a revised model which is reasonably acceptable in form and substance to the Independent
               Engineer and the Facility Agent and which is capable of producing such an accurate forecast.

          (iii) In the event that the Cash Flow Schedule or the Cash Flow Model shall be modified prior to the Economic Completion Date pursuant to the provisions of this clause (including as a result of any acceleration in Production), the Economic Completion Certificate
               shall be amended to reflect such modifications in such manner as the Facility Agent, acting in consultation with the Independent
               Engineer, the Lenders and the Borrower, shall reasonably request.

     (c)  From time to time upon the reasonable request of the Facility Agent
          (but in any event (i) with a frequency of not less than six (6)
          monthly, and (ii) so as to enable a current revised Cash Flow Schedule to be utilised in connection with the preparation of each of the
          Mechanical Completion Certificate and the Economic Completion
          Certificate), the Borrower shall run the Cash Flow Model employing relevant parameters then applicable to the Loulo Project with a view to producing a revised Cash Flow Schedule. Copies of such revised Cash
          Flow Schedule shall promptly be supplied to each Lender and to each of the Guarantors. For the avoidance of doubt, the production of any revised Cash Flow Schedule shall not, and shall not be deemed to, imply any waiver of any Default which might be indicated by such revised Cash Flow Schedule (including any such Default arising as a result of a breach of any provision of Clause 9.1).

1.9  GENERAL PROVISIONS AS TO CERTIFICATES AND OPINIONS, ETC

     Whenever the delivery of a certificate is a condition precedent to the taking of any action by any Lender Party hereunder, the truth and accuracy of the facts and the diligent and good faith determination of the opinions stated in such certificate shall in each case be conditions precedent to the right of any Obligor to have such action taken, and any certificate executed by any Obligor shall be deemed to represent and warrant that the facts stated in such certificate are true and accurate.

2.   COMMITMENTS; BORROWING AND INTEREST PERIOD SELECTION PROCEDURES, ETC

2.1  COMMITMENTS

     (a)  Subject to the terms and conditions of this Agreement (including
          Clause 6) each Lender severally and for itself alone agrees that it will, from time to time on any Business Day occurring during the period commencing on the Effective Date and ending on the relevant
          Commitment Termination Date,

                                       31

          make loans (with respect to each Lender, each such loan individually a
          "LOAN") denominated in Dollars to the Borrower as set forth in this
          Clause. No more than five (5) Loans shall be made by each Lender.

     (b)  Each Loan made by each Lender pursuant to any Borrowing Request shall be made in a principal amount equal to such Lender's Funding
          Percentage of the aggregate principal amount of the Loans requested by the Borrower to be made on the Borrowing Date specified in such
          Borrowing Request.

     (c)  No Lender shall be required to make any Loan if, after giving effect thereto the aggregate original principal amount of all Loans:

          (i)  of all Lenders made since the Effective Date would exceed the
               Total Commitment Amount; or

          (ii) of such Lender made since the Effective Date would exceed such
               Lender's Commitment Amount.

2.2  PROCEDURE FOR MAKING LOANS

     (a)  By delivering a Borrowing Request to the Facility Agent on or before
          10:00 a.m. on any Business Day the Borrower may request, on not less than three (3) nor more than five (5) Business Days' notice (counting the date on which such Borrowing Request is given), that Loans be made by all Lenders on the Borrowing Date, and in the principal amount, in each case as specified in such Borrowing Request. Upon receipt of a
          Borrowing Request, the Facility Agent shall promptly notify each
          Lender of the contents thereof, and such Borrowing Request shall not thereafter be revocable.

     (b)  The aggregate principal amount of Loans requested to be made in any
          Borrowing Request shall be in an integral multiple of U.S.$5,000,000.

     (c)  Subject to the terms and conditions of this Agreement (including
          Clause 6), the Loans requested to be made in a Borrowing Request shall be made on the requested Borrowing Date. On such Borrowing Date and subject to such terms and conditions, each Lender shall, on or before
          11:00 a.m., credit such Dollar account of the Facility Agent at its
          Dollar Lending Office as the Facility Agent may notify to the Lenders with an amount of Dollars equal to such Lender's Funding Percentage of the aggregate principal amount of the Loans to be made pursuant to such Borrowing Request. To the extent funds are received by the
          Facility Agent from the Lenders in respect of the Loans requested by each Borrowing Request (but subject to clause (d)) the Facility Agent shall make such funds available to the Borrower by crediting the principal amount of such Loans to the Operating Account. No Lender's obligation to make any Loan as aforesaid shall be affected by any other Lender's failure to make any other Loan.

     (d)  Unless the Facility Agent shall have received written notice from a
          Lender prior to 5:00 p.m. on the day prior to a Borrowing Date that such Lender will not make available the principal amount which would constitute its

                                       32

          Funding Percentage of the aggregate principal amount of the Loans to be made on such Borrowing Date pursuant to the relevant Borrowing
          Request, the Facility Agent may assume that such Lender has made such principal amount available to the Facility Agent and may, in reliance on such assumption, make available to the Borrower a corresponding amount. In the event that the Facility Agent makes such corresponding amount available to the Borrower and the relevant Lender has not in fact made such amount available to the Facility Agent, then such
          Lender agrees to pay the Facility Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such corresponding amount was made available by the Facility
          Agent to the Borrower to the date such amount is paid by the Lender to the Facility Agent, at the interest rate (calculated pursuant to
          Clause 3.2.1) applicable at the time to the Loans requested to be made pursuant to the relevant Borrowing Request. In the event that such corresponding amount and such interest is not paid to the Facility
          Agent by such Lender within five (5) Business Days of the Facility
          Agent having made written demand for such amount, then the Borrower agrees to repay such corresponding amount to the Facility Agent together with interest thereon, for each day from the date such corresponding amount was made available by the Facility Agent to the
          Borrower to the date such amount is paid by the Borrower to the
          Facility Agent, at the interest rate applicable at the time to the
          Loans requested to be made pursuant to the relevant Borrowing Request.

2.3  CONTINUATION ELECTIONS

     By delivering a Continuation Notice to the Facility Agent on or before
     10:00 a.m. on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three (3) nor more than five (5)
     Business Days' notice (counting the date on which such Continuation Notice is given) prior to the expiration of any Interest Period with respect to any then outstanding Loans, that such Loans be, upon the expiration of such
     Interest Period, continued as Loans for the Interest Period specified in such Continuation Notice; PROVIDED, HOWEVER, that, at any one time, only five (5) Interest Periods may be in effect; and PROVIDED, FURTHER, HOWEVER, that following any continuation of Loans, each tranche of Loans with identical Interest Periods made by all the Lenders shall be in an aggregate
     Principal Amount which is not less than U.S.$5,000,000 and in an integral multiple of U.S.$1,000,000.

     In the absence of delivery of a Continuation Notice with respect to any
     Loans at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, such Loans shall, on such last day, automatically be deemed to be continued as Loans having (subject to Clause 3.2.2) an Interest Period determined pursuant to the provisions of clause (c) of the definition of such term.

2.4  CANCELLATION

     (a)  The Borrower may cancel the unutilised portion of the Total Commitment
          Amount in part on giving not less than ten (10) Business Days prior written notice thereof to the Facility Agent. Cancellation of any portion of the Total Commitment Amount shall be in an integral multiple of

                                       33

          U.S.$1,000,000. Effective upon the cancellation of a portion of the
          Total Commitment Amount each Lender's Commitment Amount will immediately be reduced by an amount equivalent to its relevant Funding
          Percentage of the amount of such cancellation.

     (b)  Any notice given under clause (a) shall be irrevocable.

     (c)  The Borrower may give a notice pursuant to clause (a) only if the
          Facility Agent is satisfied that Mechanical Completion will be achieved on or prior to 30 June, 2006, and that Economic Completion will be achieved on or prior to 31 December, 2007, in each case using funds from the unutilised portion of the Total Commitment Amount as will remain available and/or from other funds available to the
          Borrower from RRL or any other source.

2.5  RECORDS

     Each Lender's Loans shall be evidenced by a loan account maintained by such
     Lender. The Borrower hereby irrevocably authorises each Lender to make (or cause to be made) appropriate account entries, which account entries, if made, shall evidence INTER ALIA the date of, the principal amount of, any repayments of, the interest rate on, and the Interest Periods applicable to, the Loans then outstanding to such Lender. Any such account entries indicating the outstanding principal amount of the Loans outstanding to such Lender shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid, but the failure to make any such entry shall not limit or otherwise affect the obligations of the Borrower hereunder to make payments of the principal amount of, or interest on, such Loans when due.

2.6  FUNDING

     Each Lender may, if it so elects, fulfil its obligation to make or maintain any portion of the principal amount of its Loans by causing a foreign branch, affiliate or international banking facility of such Lender to make such Loans; PROVIDED, HOWEVER, that in such event such Loans shall be deemed to have been made by a foreign branch, affiliate or international banking facility of such Lender, the obligation of the Borrower to repay the principal amount of such Loans, and pay interest thereon, shall nevertheless be to such Lender and shall be deemed to be held by it, to the extent of such Loans, for the account of such foreign branch, affiliate or international banking facility.

3.   PRINCIPAL PAYMENTS; INTEREST

3.1  PRINCIPAL PAYMENTS

     The Borrower shall make payment in full of the unpaid principal amount of all Loans at the relevant Final Maturity Date. Prior thereto, the Borrower:

     (a)  may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the then outstanding principal amount of Loans; PROVIDED, HOWEVER, that:

                                       34

          (i)  the Borrower shall give the Facility Agent not less than ten (10)
               Business Days' prior written notice (counting the date on which such notice is given) of any such voluntary prepayment, which notice, once given, shall be irrevocable;

          (ii) all such partial voluntary prepayments shall be in an aggregate principal amount which is in an integral multiple of
               U.S.$1,000,000; and

          (iii) the Borrower shall, simultaneously with providing the notice referred to in clause (a)(i), provide the Facility Agent with such evidence as the Agent may require in connection with any
               Approval required or advisable in connection with such
               prepayment.

     (b)  shall, on each of the consecutive Principal Payment Dates set forth below, make a mandatory repayment of the Loans in the principal amount set forth opposite such Principal Payment Date:

               Principal Payment Date   Amount of Principal Repayment
               ----------------------   -----------------------------
               30 June, 2006                    U.S.$8,400,000
               31 December 2006                 U.S.$10,800,000
               30 June, 2007                    U.S.$10,500,000
               31 December, 2007                U.S.$10,800,000
               30 June, 2008                    U.S.$10,500,000
               31 December, 2008                U.S.$3,300,000
               30 June, 2009                    U.S.$2,700,000
               30 September, 2009               U.S.$3,000,000;

     (c)  shall, on each date of receipt of proceeds of any insurance policy which are required by the terms of Clause 10.14(i)(i) or 10.14(i)(iv)
          to be applied against the Loans, make a mandatory prepayment of the
          Loans outstanding on such date in a principal amount equal to the amount of such proceeds; and

     (d)  shall, on each Cash Sweep Payment Date, make a mandatory repayment of the Loans outstanding on each such date in a principal amount equal to fifty percent (50%) of the Cash Sweep Calculation Amount in connection with the Cash Sweep Calculation Date occurring most immediately prior to such Cash Sweep Payment Date; PROVIDED, HOWEVER, that the aggregate principal amount of the Loans repaid pursuant to this clause (d) shall not exceed U.S.$15,000,000.

     Any amount in respect of any Loans repaid under clause (a), (c) or (d)
     shall be applied against subsequent repayments of Loans required to be made pursuant to clause (b) in the inverse order of maturity thereof. Each repayment or prepayment of the principal amount of any Loans made pursuant to this Clause shall be without

                                       35

     premium or payment of any other additional amount, except as may be required pursuant to Clause 5.3. Any repayment or prepayment of the principal amount of any Loans shall include accrued interest on the date of repayment or prepayment on the principal amount being prepaid. The principal amount of any Loans repaid or prepaid may not be re-borrowed.

3.2  INTEREST PAYMENTS

     The Borrower shall make payments of interest in accordance with this
     Clause.

3.2.1 RATE

     The Borrower shall pay interest on the principal amount of the Loans outstanding from time to time prior to and at maturity at a rate PER ANNUM equal to the sum of:

     (a)  the LIBO Rate for Loans as in effect from time to time; PLUS

     (b)  the Applicable Margin as in effect from time to time; PLUS

     (c)  in the case of any Loans outstanding to any Uncovered Lender, one half of one percent (0.50%).

3.2.2 POST-MATURITY RATE

     After the maturity of all or any portion of the principal amount of the
     Loans or after any other Obligations shall have become due and not been paid, the Borrower shall pay interest (after as well as before judgment) on the principal amount of each Loan so matured or on any such other
     Obligations at a rate PER ANNUM equal to the sum of:

     (a)  the LIBO Rate for such Interest Periods as the Facility Agent may from time to time select; PLUS

     (b)  the Applicable Margin as in effect from time to time; PLUS

     (c)  two percent (2%); PLUS

     (d)  in the case of any Loans outstanding to any Uncovered Lender, one half of one percent (0.50%).

3.2.3 PAYMENT DATES

     Interest accrued on each Loan shall be payable, without duplication, on:

     (a)  the last day of each Interest Period with respect to such Loan (and, in addition to such day, if such Interest Period shall exceed three
          (3) months, on each date which is the last day of each successive three (3)-monthly period occurring during such Interest Period (with the first such three (3) month period commencing on the first day of such Interest Period));

     (b)  the maturity of such Loan; and

                                       36

     (c)  with respect to any portion of any Loan repaid or prepaid pursuant to
          Clause 3.1 or 5.4, the date of such repayment or prepayment, as the case may be.

     Interest accrued on each Loan after the maturity thereof and interest on other overdue amounts, shall be payable upon demand. The amount of accruing interest on any Loans shall be calculated during each Interest Period applicable thereto by the Facility Agent on the daily outstanding principal amount of such Loans.

3.2.4 RATE DETERMINATIONS

     All determinations by the Facility Agent of the rate of interest applicable to any Loan in accordance with this Agreement shall be conclusive absent manifest error.

3.3  FEES

     (a)  The Borrower shall pay to the Facility Agent, and the Facility Agent shall pay to the Lender Parties, fees (other than the fees referred to in clause (b)) in the amounts and at the times agreed between the
          Borrower and the Arrangers or, as the case may be, the Arrangers and the Lenders Parties, in connection with the execution of this
          Agreement.

     (b)  The Borrower shall pay to the Facility Agent for the account of each
          Lender a commitment fee for the period commencing on the Effective
          Date and ending on the Commitment Termination Date computed at the rate of three quarters of one percent (0.75%) PER ANNUM on the undrawn, uncancelled and unreduced amount of each Lender's Commitment
          Amount. Accrued commitment fees shall be payable in arrears at the end of each quarter and on the Commitment Termination Date.

     (c)  The Borrower hereby acknowledges that any portion of any fee once paid shall be non-refundable, such portion having already been earned by performance.

4.   PROJECT ACCOUNTS

4.1  OPERATING ACCOUNT AND EURO ACCOUNT

     (a)  PAYMENTS INTO OPERATING ACCOUNT

          The Borrower shall, subject to Clause 4.2(c), promptly deposit:

          (i)  to the extent required pursuant to Clause 10.14, all proceeds under policies of insurance maintained by the Borrower;

          (ii) all proceeds of the sale of Project Output;

          (iii) all proceeds derived from the exercise of any Required Price
               Maintenance Agreement;

          (iv) the proceeds of all Loans, Capital Contributions and any Approved
               Subordinated Indebtedness; and

                                       37

          (v)  all other amounts received by it in connection with the Project,

          into an account denominated in Dollars (the "OPERATING ACCOUNT")
          established in Jersey by the Borrower in the name of the Borrower with the Project Account Bank (Offshore).

     (b)  PAYMENTS FROM THE OPERATING ACCOUNT

          On the terms and subject to the conditions of this Agreement
          (including Clauses 4.4(b), 4.4(e) and 4.4(i)(ii)), the Borrower may
          only instruct the Project Account Bank (Offshore) to disburse funds from the Operating Account for application in the following order of priority:

          (i)  FIRST, for payment (including by transfer to the Project Account
               (Mali)) of BONA FIDE Project Costs (excluding, however, Project
               Costs of the nature referred to in clauses (b)(iii) and (b)(iv), but including any amount representing the proceeds of any
               insurance policy which, pursuant to Clause 10.14, is permitted to be applied in payment of third party liabilities or in payment of the replacement costs of equipment) then payable by the Borrower and which are not otherwise restricted from being paid pursuant to the terms of this Agreement or any other Loan Document;

          (ii) SECOND, for deposits to the Debt Service Reserve Account to the extent necessary to ensure that the amount standing to the credit thereof is not less than the Required Debt Service Reserve
               Balance;

          (iii) THIRD, for repayment of the Principal Amount of Loans, all interest accrued thereon and other payment Obligations (other than as referred to in clause (b)(iv)) of the Borrower then due and owing;

          (iv) FOURTH, for payments in respect of Production Related Risk
               Management Agreements entered into directly by the Borrower;

          (v)  FIFTH, for deposits to the Euro Account;

          (vi) SIXTH, for payment of amounts as and when permitted to be made pursuant to Clause 10.24; and

          (vii) SEVENTH, for payments of other amounts permitted to be paid pursuant to this Agreement.

     (c)  EURO ACCOUNT

          The Borrower may only deposit amounts into the Euro Account by way of transfer from the Operating Account pursuant to clause (b)(v). On the terms and subject to the conditions of this Agreement (including
          Clauses 4.4(b), 4.4(e) and 4.4(i)), the Borrower may only instruct the
          Project Account Bank (Offshore) to disburse funds from the Euro
          Account (i) for transfer to the Operating Account or (ii) for payment
          (including by transfer to the Project Account (Mali)) of BONA FIDE
          Project Costs (excluding, however, Project Costs of the nature referred to in clauses (b)(iii) and

                                       38

          (b)(iv)), then payable by the Borrower and which are not otherwise restricted from being paid pursuant to the terms of this Agreement and any other Loan Document. If on any day the balance of the Euro Account exceeds the sum of (x) the amount of Euro denominated Project Costs projected to be payable during the thirty (30) day period commencing on such day, plus (y) (euro)500,000, then the Borrower shall instruct the Project Account Bank (Offshore) to transfer such excess on such date to the Operating Account.

4.2  ACCOUNTS IN MALI

     (a)  PROJECT ACCOUNT (MALI)

          For the purpose of facilitating the remission of Dollars from the
          Operating Account, the conversion of such Dollars into CFA, the payment of Project Costs denominated in CFA and (without prejudice to the provisions of Clause 10.17) for the purpose of receiving any proceeds in CFA from the sale of Project Output or any other amount denominated in CFA, the Borrower shall establish an account denominated in CFA (the "PROJECT ACCOUNT (MALI)") in Bamako, Mali in
          the name of the Borrower with the Project Account Bank (Mali).

     (b)  PAYING PROJECT COSTS

          The Borrower shall be entitled to instruct the Project Account Bank
          (Offshore) from time to time to remit Dollars contained in the
          Operating Account for conversion into CFA and deposit in the Project
          Account (Mali) in an amount (subject to Clause 4.4(c)) not in excess of the Dollar equivalent (calculated, in the case of any
          CFA-denominated Project Costs and any amount in CFA then standing to the credit of the Project Account (Mali), at the then prevailing market rates as determined by the Project Account Bank (Offshore)) of the excess of:

          (i)  any Project Costs scheduled to be paid in Mali during the six (6)
               week period immediately following such remittance pursuant to the
               Cash Flow Schedule; less

          (ii) balances then standing to the credit of the Project Account
               (Mali).

     (c)  PAYMENTS INTO PROJECT ACCOUNT (MALI)

          Without prejudice to the provisions of Clause 10.17, all amounts received by the Borrower which are denominated in CFA shall be deposited into the Project Account (Mali).

     (d)  PAYMENTS FROM PROJECT ACCOUNT (MALI)

          On the terms and subject to the conditions of this Agreement
          (including Clauses 4.4(b) and 4.4(e)), the Borrower shall be entitled to instruct the Project Account Bank (Mali) to disburse funds from the
          Project Account (Mali) for application in the following order of priority:

                                       39

          (i)  for payment of bona fide Project Costs denominated in CFA then payable by the Borrower and which is not otherwise restricted from being paid pursuant to the terms of this Agreement or any other Loan Document;

          (ii) after the payment of all amounts then due and payable of the nature referred to in Clauses 4.1(b)(i) to 4.1(b)(iv), for payment of amounts as and when permitted to be made pursuant to
               Clause 10.24.

     (e)  TRANSFER FROM PROJECT ACCOUNT (MALI)

          To the extent that on any date the credit balance of the Project
          Account (Mali) shall be in excess of the aggregate of:

          (i)  the CFA equivalent of U.S.$1,000,000 (calculated at then prevailing market rates); and

          (ii) amounts then due to be paid from the Project Account (Mali)
               pursuant to clause (d),

          the Borrower shall effect the prompt transfer of such excess to the
          Operating Account.

     (f)  PROJECT ACCOUNT (MALI-SITE)

          (i)  PROJECT ACCOUNT (MALI-SITE)

               For the purpose of facilitating the payment in cash of Project
               Costs denominated in CFA, the Borrower shall establish an account denominated in CFA (the "PROJECT ACCOUNT (MALI-SITE)") at a location proximate to the Loulo Project in the name of the
               Borrower with the Project Account Bank (Mali-Site).

          (ii) PAYMENTS INTO PROJECT ACCOUNT (MALI-SITE)

               The Borrower shall be entitled to instruct the Project Account
               Bank (Mali) to transfer from time to time (subject to Clause
               4.4(c)) CFA contained in the Project Account (Mali) to the
               Project Account (Mali-Site). The balance of the Project Account
               (Mali-Site) shall not, at any time, exceed the CFA equivalent of
               U.S.$500,000 (calculated at then prevailing market rates).

          (iii) PAYMENTS FROM PROJECT ACCOUNT (MALI-SITE)

               On the terms and subject to the conditions of this Agreement
               (including Clauses 4.4(b), 4.4(e) and 4.4(i)), the Borrower shall be entitled to instruct the Project Account Bank (Mali-Site) to disburse funds from the Project Account (Mali-Site) for payment in cash of bona fide Project Costs denominated in CFA relating to the day to day operation of the Loulo Project, then payable by the Borrower and which are not otherwise restricted from being paid

                                       40

               pursuant to the terms of this Agreement or any other Loan
               Document.

4.3  DEBT SERVICE RESERVE ACCOUNT

     (a)  DEBT SERVICE RESERVE ACCOUNT

          The Borrower shall establish a single purpose interest bearing account denominated in Dollars (the "DEBT SERVICE RESERVE ACCOUNT") in the
          name of the Borrower in Jersey with the Project Account Bank
          (Offshore).

     (b)  MINIMUM BALANCE

          On all dates commencing with (and including) the Group Members
          Undertakings Release Date the balance standing to the credit of the
          Debt Service Reserve Account shall be at least equal to the sum (such sum, the "REQUIRED DEBT SERVICE RESERVE BALANCE") of:

          (i)  the aggregate principal amount of Loans scheduled to be repaid pursuant to Clause 3.1(b) during the six (6) month period
               commencing on such date (without giving effect to any other repayment or prepayment of the principal amount of Loans which might be made during such period); plus

          (ii) the aggregate amount of interest scheduled to accrue on the Loans during the six (6) month period commencing on such date
               (calculated, with respect to any Loan in the case of any portion of such period which shall occur after the termination of any
               Interest Period then applicable to such Loan, on the basis of an
               Interest Period of six (6) months' duration); plus

          (iii) the aggregate amount of premium accruing in connection with the
               Political Risk Insurance during the six (6) month period
               commencing on such date.

     (c)  TRANSFER TO OPERATING ACCOUNT

          If on any day the balance of the Debt Service Reserve Account exceeds the Required Debt Service Reserve Balance calculated on such date and if no Default shall then have occurred and be continuing, the Borrower may instruct the Project Account Bank (Offshore) to transfer such excess on such date to the Operating Account. Without prejudice to the right of any Lender Party to obtain any repayment or prepayment of any
          Obligation from the Project Accounts, no amounts other than amounts referred to in this clause may be disbursed from the Debt Service
          Reserve Account.

4.4  GENERAL PROVISIONS RELATING TO THE PROJECT ACCOUNTS

     (a)  RESTRICTIONS

          The Borrower shall deposit moneys to, and moneys shall be disbursed from, the Project Accounts solely for the purposes described in this
          Clause

                                       41

          and the other provisions of this Agreement and the other Loan
          Documents. The Borrower shall not deposit into any Project Account any moneys other than moneys derived from, or received in connection with, the Loulo Project.

     (b)  ON EVENT OF DEFAULT OR INSOLVENCY DEFAULT

          Without prejudice to the right of any Lender Party to obtain any repayment or prepayment of any Obligation from the Project Accounts, at any time when any Event of Default or Insolvency Default shall have occurred and be continuing, no withdrawal may be made from any Project
          Account without the prior consent of the Required Lenders.

     (c)  PROJECT COSTS

          No amount other than bona fide Project Costs (including any amount in respect of insurance proceeds permitted by the terms of Clause
          10.14(c)(iv) to be applied in respect of repair, replacement, restoration or reimbursement) payable in the amount and during the period referred to in the Cash Flow Schedule may be disbursed on instructions of the Borrower or otherwise from any Project Account;
          PROVIDED, HOWEVER, that subject to the provisions of this Agreement
          (including the other provisions of this Clause with respect to the operation of the Project Accounts), any Project Costs which are scheduled, pursuant to the Cash Flow Schedule, to be incurred in any quarter may be incurred and paid for in any prior quarter.

     (d)  REPAYING OBLIGATIONS

          Any repayment or prepayment of any Obligations to be made from any
          Project Account shall (without prejudice to the right of any Lender
          Party to obtain such repayment or prepayment from any other source, including the other Project Accounts) be made in Dollars by disbursing from the relevant Project Account to the Facility Agent (and, in the case of any disbursement from the Project Account (Mali) or the
          Project Account (Mali-Site), arranging for the conversion of the relevant disbursement from CFA into Dollars) an amount sufficient to provide for such repayment or prepayment (or, if less, the amount standing to the credit of such Project Account).

     (e)  PAYMENTS FROM PROJECT ACCOUNTS AFTER OCCURRENCE OF DEFAULT

          At any time when any Default shall have occurred and be continuing
          (but subject to the provisions of clause (b) if any Event of Default or Insolvency Default shall then have occurred and be continuing and subject also to the provisions of clause (c)) the Borrower shall instruct the relevant Project Account Bank only to disburse funds
          (including moneys remitted from the Operating Account to the Project
          Account (Mali) pursuant to Clause 4.2(b) and moneys remitted from the
          Project Account (Mali) pursuant to Clause 4.2(d) or from the Project
          Account (Mali-Site) pursuant to Clause 4.2(f)(iii)) from the Operating
          Account or any other Project Account for the purpose of payment of costs referred to below in the following order of priority:

                                       42

          (i)  FIRST, for payment of Required Maintenance Expenditures or
               Required Completion Expenditures;

          (ii) SECOND, for repayment of the principal amount of Loans, all interest accrued thereon and other payment Obligations (other than as referred to in Clause 4.1(b)(iv)) of the Borrower then due and owing; and

          (iii) THIRD, for payments then due and owing in respect of Production
               Related Risk Management Agreements entered into directly by the
               Borrower.

          Any such instruction from the Borrower to the relevant Project Account
          Bank shall be subject to the provisions of Clause 5.1(c) of the
          Project Account Agreement (Offshore) and Clause 5.1(b) of the Project
          Account Agreement (Mali), as may be relevant.

     (f)  CASH EQUIVALENT INVESTMENTS

          At any time when no Default shall have occurred and be continuing, the
          Borrower may direct the Project Account Bank (Offshore) to invest amounts held in any Project Account (Offshore) in Cash Equivalent
          Investments; PROVIDED, HOWEVER, that:

          (i)  such Cash Equivalent Investments are pledged to or otherwise encumbered in favour of the Facility Agent as security for the
               Obligations pursuant to the Borrower Security Agreement
               (Offshore) or other documentation satisfactory to the Facility
               Agent;

          (ii) the aggregate amount of Cash Equivalent Investments scheduled to mature on or prior to the date of the next succeeding repayment of the Principal Amount of the Loans scheduled to be made
               pursuant to Clause 3.1(b) plus the aggregate cash balances of the
               Project Accounts (Offshore) on such repayment date shall be equal to or in excess of the amount of such next succeeding repayment;

          (iii) upon the occurrence of an Enforcement Event, the Facility Agent shall be entitled to direct the Project Account Bank (Offshore)
               to liquidate such Cash Equivalent Investments, it being expressly understood and agreed that any breakage or other costs arising from such liquidation shall be for the account of the Borrower;
               and

          (iv) upon the maturity of any Cash Equivalent Investment acquired pursuant to this clause the proceeds thereof (and upon receipt of any interest or other payment in respect of any such Cash
               Equivalent Investment, the amount of such payment) shall
               immediately be either deposited into the relevant Project Account
               (Offshore) or, subject to the other provisions of this Clause, invested in other Cash Equivalent Investments.

                                       43

     (g)  CONTROL OF PROJECT ACCOUNTS

          The Project Accounts shall be operated, as set forth in this Clause, by the relevant Project Account Bank acting at the request of the
          Borrower and/or, as the case may be, certain of the Lender Parties as set forth in greater detail in this Clause and, in each case, pursuant to the terms and conditions of this Agreement and the other Loan
          Documents.

     (h)  INTEREST

          Any interest amounts accruing in respect of the balance of any of the
          Project Accounts shall at all times be credited to such Project
          Account and shall be added to the amounts standing to the credit of such Project Account and the distribution of any such amounts shall be subject to the terms of this Clause 4 and the other terms of this
          Agreement and each other Loan Document.

     (i)  PAYMENT AND TRANSFER

          Nothing in this Clause 4 shall, or shall be deemed to, prevent or restrict:

          (i)  disbursement of amounts from any Project Account in payment of any Obligations (including pursuant to Clause 3.1(b)); or

          (ii) transfer of monies between Project Accounts in accordance with this Agreement and the other Loan Documents.

5.   INCREASED COSTS; MARKET DISRUPTION; TAXES

5.1  DOLLARS UNAVAILABLE

     (a)  If, prior to the date on which the Facility Agent shall make any determination of the LIBO Rate for any Interest Period with respect to any Loan, the Facility Agent shall have determined that either:

          (i)  Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest
               Period are not available to any Lender (or Lenders) in the London interbank market; or

          (ii) by reason of circumstances affecting the Lenders in the London interbank market, adequate means do not exist for ascertaining the interest rate applicable hereunder

          then the Facility Agent shall promptly give notice of such determination to the Borrower and the Lenders.

     (b)  As soon as practicable following the giving of any notice described in clause (a), the Facility Agent, the affected Lenders and the Borrower shall negotiate for a period not exceeding thirty (30) days with a view to agreeing an alternative basis (including an alternative to the
          LIBO Rate) for making or maintaining the Loans affected by the circumstances described

                                       44

          in clause (a). During such period interest shall accrue on the principal amount of each affected Lender's affected Loans at the rate applicable to such Loans immediately prior to the giving of such notice. If no such alternative basis is agreed within such period, each affected Lender's affected Loans shall bear interest at a rate
          PER ANNUM equal to the sum of:

          (i)  the cost to such Lender of funding such Loans (as determined by such Lender in accordance with then applicable market conditions which determination shall, at the request of the Borrower, be demonstrated to the Borrower in reasonable detail and shall, in the absence of manifest error, be conclusive and binding on the
               Borrower); PLUS

          (ii) the Applicable Margin as in effect from time to time; PLUS

          (iii) in the case of any Loans outstanding to any Uncovered Lender, one half of one percent (0.50%).

     (c)  As an alternative to clause (b), the Borrower may at any time elect that the principal amount of and interest on all of the affected
          Lenders' then outstanding Loans which are affected by the
          circumstances described in clause (a) be immediately repaid in full
          (subject, however, to Clause 5.3).

5.2  INCREASED COSTS AS RESULT OF REGULATORY CHANGE

     The Borrower agrees to reimburse each Lender for any increase (other than as specifically covered in any other provision of Clause 5) in the cost to such Lender of making, continuing or maintaining (or of its obligation to make, continue or maintain) its Loans, and for any reduction in the amount of any sum receivable or earned by such Lender hereunder in respect of making, continuing or maintaining any portion of any such Loan (including any reduction in such Lender's (or its controlling person's) rate of return on its capital), in either case from time to time by reason of any
     Regulatory Change. In the event of the incurrence of any such increased cost or reduced amount, such Lender shall promptly notify the Facility
     Agent and the Borrower thereof stating in reasonable detail the reasons therefor, the additional amount required fully to compensate such Lender for such increased cost or reduced amount and the calculation of such additional amount. Such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

5.3  FUNDING LOSSES

     In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of Dollar deposits or other funds acquired by such Lender to make, continue, or maintain any portion of the principal amount of its Loans) as a result of:

     (a)  any repayment or prepayment of the principal amount of a Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Clause 3.1 or otherwise; or

                                       45

     (b)  any action of the Borrower resulting in any Loans not being made, continued or maintained in accordance with the Borrowing Request relating thereto or any Continuation Notice, as the case may be, given in connection therewith,

     then, upon the request of such Lender to the Borrower (with a copy to the
     Facility Agent), the Borrower shall pay to the Facility Agent for the account of such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. A statement as to any such loss or expense (including calculations thereof and a statement of any relevant cost of funds, in each case in reasonable detail)
     shall be submitted by such Lender to the Facility Agent and the Borrower and shall, in the absence of manifest error, be conclusive and binding on the Borrower.

5.4  ILLEGALITY

     (a)  If it becomes unlawful for any Lender to make any of its Loans, the obligations of such Lender to make any portion of the principal amount of such Loans shall, upon such determination, forthwith be suspended until such Lender shall become aware that the circumstances causing such suspension no longer exist and shall have notified the Facility
          Agent and the Borrower to such effect, at which time the obligation of such Lender to make its Loans shall be reinstated.

     (b)  If it becomes unlawful for any Lender to continue its Loans, then, upon notice by such Lender to the Facility Agent and the Borrower, the
          Borrower shall, within five (5) days after the giving of such notice
          (or such earlier day as might be required by applicable law), prepay the principal amount of and interest on such Lender's then outstanding
          Loans (subject, however, to Clause 5.3).

5.5  TAXES

     (a)  All payments by each Obligor of principal of, and interest on, the
          Loans and all other amounts payable pursuant to this Agreement or any other Loan Document to any Lender Party shall be made free and clear of, and without deduction for any, present or future income, excise, stamp or other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority of any jurisdiction, in each case other than franchise taxes and taxes
          (including income, corporation and similar taxes) imposed on or measured by the recipient's overall net income or receipts (such non-excluded items referred to as "TAXES"). In the event that any withholding or deduction from any payment to be made by any Obligor hereunder or under any other Loan Document is required in respect of any Taxes pursuant to any applicable law, then such Obligor will:

          (i)  to the extent that any such Taxes are payable by such Obligor, pay directly to the relevant authority the full amount to be so withheld or deducted;

                                       46

          (ii) promptly forward to the Facility Agent an official receipt or other documentation satisfactory to the Facility Agent evidencing such payment to such authority; and

          (iii) pay to the Facility Agent for the account of the person or persons entitled thereto such additional amount or amounts as is necessary to ensure that the net amount actually received by such person will be equal to the full amount such person would have received had no such withholding or deduction been required.

          Moreover, if any Taxes are directly asserted against any Lender Party with respect to any payment received by such Lender Party hereunder or under any other Loan Document, such Lender Party may pay such Taxes and the relevant Obligor will promptly pay such additional amounts
          (including any penalties, interest or expenses except to the extent that the same are incurred as a result of the negligence or wilful misconduct of the relevant Lender Party) as is or are necessary in order that the net amount received by such Lender Party after the payment of such Taxes (including any Taxes on such additional amount)
          shall equal the amount such Lender Party would have received had such
          Taxes not been asserted.

     (b)  If any Obligor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Facility Agent, for its own account and/or, as the case may be, the account of the relevant Lender
          Parties, the required receipts or other required documentary evidence, such Obligor shall indemnify the Facility Agent or the relevant Lender
          Parties, as the case may be, for any incremental Taxes, interest or penalties that may become payable by any such Lender Party as a result of any such failure (excluding, however, any such incremental Taxes, interest or penalties incurred as a result of the gross negligence or wilful misconduct of the relevant Lender Party). For purposes of this
          Clause, a distribution hereunder or under any other Loan Document by the Facility Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

5.6  MITIGATION

     (a)  In the event that the Borrower is obliged to make payment of any amount to any Lender Party pursuant to Clause 5.2 or 5.5 (excluding, however, in the case of Clause 5.5, any withholding in respect of interest payments arising as a result of applicable law as in effect on the Effective Date) or the circumstances described in any of Clause
          5.1(a) or 5.4 shall have occurred with respect to any Lender Party, such affected Lender Party agrees that it will take such reasonable steps as may be open to it to mitigate the effects of the
          circumstances described in the foregoing Clauses (including the transfer of such Lender Party's Dollar Lending Office to another jurisdiction and the application for a Tax Credit and, in the case of any circumstances described in Clause 5.4 applicable to any Lender, the assignment and transfer of such Lender's then outstanding Loans and Commitment to another Lender at a price equal to the then outstanding principal amount of such Loans and other amounts then outstanding to such transferring Lender hereunder (or such other price as the selling Lender

                                       47

          shall agree)); PROVIDED, HOWEVER, that no Lender Party shall be obligated to:

          (i)  take any such steps if, in its opinion, such steps would require it to achieve less than its expected return under this Agreement or would have an adverse effect upon its assets or financial condition;

          (ii) achieve any particular result in the case of any such steps resulting in less than complete mitigation of the relevant circumstances; or

          (iii) take any such steps if, in its opinion, it would incur a liability to the Borrower as a result thereof except pursuant to clause (b).

     (b)  If, pursuant to clause (a), any Lender Party effectively obtains a refund of tax or credit (a "TAX CREDIT") against a payment made by the
          Borrower pursuant to Clause 5.5 in respect of any withholding (a "TAX
          PAYMENT"), and such Lender Party is able to identify such Tax Credit as being attributable to such Tax Payment, then such Lender Party, forthwith after actual receipt of such Tax Credit, shall reimburse the
          Borrower for such amount as shall be reasonably attributable to such
          Tax Payment; PROVIDED, HOWEVER, that no Lender Party shall be required to make any such reimbursement which would cause it to lose the benefit of such Tax Credit or would otherwise materially adversely affect any matter relating to such Lender Party in connection with the assessment or payment of any Taxes. Each Lender Party shall have absolute discretion as to whether to claim any Tax Credit, and if it does so claim, the extent, order and manner in which it does so. No
          Lender Party shall be obliged to disclose information regarding its tax affairs or computations to the Borrower.

     (c)  The Lender Parties agree to cooperate with each Obligor in completing and delivering or filing tax related forms which would reduce or eliminate any amount of taxes of the nature referred to in clause (a)
          required to be deducted or withheld on account of any payment made by such Obligor under this Agreement or any other Loan Document;
          PROVIDED, HOWEVER, that no Lender Party shall be under any obligation to execute and deliver any such forms if, in the opinion of such
          Lender Party, completion of any such form might reasonably be expected to result in an adverse consequence with respect to the business or tax position of such Lender Party.

6.   CONDITIONS PRECEDENT TO MAKING LOANS

6.1  INITIAL LOANS

     The obligations of each Lender to make its initial Loan shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Clause. Unless specifically stated to the contrary, each document, certificate and other instrument delivered pursuant to this
     Clause shall be dated on, or prior to, and shall be in full force and effect on, the Borrowing Date of the initial Loans.

                                       48

6.1.1 RESOLUTIONS, ETC

     The Facility Agent shall have received from each Obligor, a certificate of its Secretary or similar officer as to:

     (a)  resolutions of its Board of Directors, Management Committee or similar body then in full force and effect (and, in the case of the Borrower, of its shareholders) authorising the execution, delivery and performance of this Agreement and each other Loan Document or other document to be executed by it in connection with the transactions contemplated hereby and thereby;

     (b)  the incumbency and signatures of those of its officers authorised to act with respect to this Agreement and each other Loan Document or other document executed or to be executed by it; and

     (c)  its Organic Documents as then in effect.

6.1.2 SECURITY AGREEMENTS

     The Facility Agent shall have received:

     (a)  counterparts of each Security Agreement (including the Subordination
          Agreement) duly executed by an Authorised Representative of each
          Obligor party thereto;

     (b)  evidence that all filings, stampings, registrations, recordings, notifications and other actions (or documents to effect such actions)
          in all relevant jurisdictions necessary or, in the opinion of legal advisers to the Facility Agent, advisable or desirable, in order to create in favour of the Lender Parties a valid and perfected first-priority lien over all of the collateral purported to be covered by each Security Agreement have been made or, as the case may be, taken and are in full force and effect; and

     (c)  (i) share certificates representing all of the share capital and voting rights of the Borrower owned by RRL (Somilo) (including any
          Directors Qualifying Shares and being, in the aggregate, not less than eighty percent (80%) of such share capital and voting rights);

          (ii) share certificates representing all of the issued and paid-in share capital of RRL (Somilo); and

          (iii)with respect to the shares described in each of clauses (c)(i)
               and (c)(ii), stock powers relating thereto executed in blank and such other instruments of transfer in connection therewith as the
               Facility Agent shall reasonably require;

     (d)  except to the extent effectively contained in any Step-In Agreement, copies of each Counterparty Notice (as defined in and required by each of the Borrower Security Agreement (Offshore Assets) and the RRL
          Security Agreement), duly executed by an Authorised Representative of the relevant

                                       49

          Obligor and by an authorised signatory of any other person required to execute such Counterparty Notice; and

     (e)  copies of any documentation evidencing any Approved Subordinated
          Indebtedness.

6.1.3 GUARANTEES

     The Facility Agent shall have received counterparts of each Guarantee, duly executed by an Authorised Representative of the Guarantor party thereto.

6.1.4 PROJECT DOCUMENTS; APPROVALS

     The following conditions shall have been met:

     (a)  all Project Documents executed on or prior to the initial Borrowing
          Date (including the Construction Contract, the Establishment
          Convention, the Mali Consent Agreement, the Mining Concession and the
          Management Contract) shall be satisfactory in form and substance to all the Lenders, shall be in full force and effect, and copies thereof
          (certified as being true and correct copies of the originals thereof by an Authorised Representative of the Borrower) shall have been delivered to the Facility Agent;

     (b)  the Facility Agent shall have received such documentation as it shall reasonably require as evidence of the rights of the Lender Parties to assume the rights and obligations of the Borrower (and/or any affiliate thereof party to any Project Document) under any Step-In
          Project Document executed on or prior to the initial Borrowing Date to which it is a party upon the occurrence of an Event of Default or such other event as the Facility Agent shall specify;

     (c)  in connection with each of the proposed Mining Contract, Power
          Contract, Refining Contract and Road Agreement the Facility Agent
          shall have received (i) such evidence as it shall reasonably require by way of confirmation that the principal terms and conditions of each such Project Document have been agreed with the Mining Contractor,
          Power Contractor, Refiner and Government of Mali respectively, and that such terms and conditions are consistent with the projections set forth in the Cash Flow Schedule and the terms and conditions of this
          Agreement and the other Loan Documents, and (ii) drafts of each such
          Project Document reflecting such principal terms and conditions, containing terms and conditions which are consistent with customary practice for agreements of this nature in the mining industry and in connection with financings of the nature contemplated by this
          Agreement and otherwise in form and substance reasonably satisfactory to the Facility Agent;

     (d)  the Facility Agent shall have received a certificate of an Authorised
          Representative of RRL, to the effect that:

          (i)  all Approvals of the nature referred to in Clause 7.15(a) have been obtained, all such Approvals are listed in Item 7.15
               ("APPROVALS")

                                       50

               of the Disclosure Schedule have been obtained and each such
               Approval is in full force and effect as at the date listed in
               Item 7.15 ("APPROVALS") of the Disclosure Schedule; and

          (ii) a true, correct and complete copy of each such Approval is attached to such certificate. Without limiting the generality of the foregoing the Facility Agent shall have received such
               evidence as it shall require by way of proof that the Borrower is not in default in connection with the payment of taxes, social security and similar payments required or scheduled to be paid in
               Mali; and

     (e)  the Facility Agent shall have received fully executed counterparts of an amendment to the Shareholders Agreement relating to the current shareholders of the Borrower in substantially the same form as the draft thereof furnished to the Facility Agent in connection with the execution of this Agreement and otherwise in form and substance satisfactory to the Facility Agent.

6.1.5 REQUIRED RISK MANAGEMENT AGREEMENTS

     The Facility Agent shall have received such evidence as it shall require in connection with the implementation by the Obligors of Required Risk
     Management Agreements which are required by Clause 10.7 to be in effect on the initial Borrowing Date.

6.1.6 INSURANCE

     The terms of and policies of insurance required to be maintained pursuant to Clause 10.14 (including as to amount, risks covered and deductibles)
     shall be reasonably satisfactory to the Facility Agent and the Facility
     Agent shall have received a schedule (as amended from time to time pursuant to Clause 10.14, the "INSURANCE SUMMARY") detailing all policies of insurance maintained in connection with the Loulo Project as at the initial
     Borrowing Date and the coverage effected thereby. In addition, the Facility
     Agent shall have received copies of all policies and binders or brokers'
     letters of undertaking regarding such policies. The Facility Agent shall also have received:

     (a)  such evidence with respect to the adequacy of insurance cover with respect to the Loulo Project as the Lenders may require;

     (b)  endorsements to all insurance policies maintained in connection with the Loulo Project signed by the issuers of such policies and acknowledging the interests of the Lender Parties in such policies as referred to in Clause 10.14(f)(i);

     (c)  evidence reasonably satisfactory to it that all premiums (or deposits in connection therewith) required to be paid in order to ensure that the policies referred to in this Clause are in full force and effect, have been paid and that all such policies are in full force and effect; and

                                       51

     (d)  counterparts of the Insurance Consultant's Certificate duly executed by the Insurance Consultant.

6.1.7 PROJECT ACCOUNTS; PRIOR CONTRIBUTIONS

     The Facility Agent shall have received:

     (a)  evidence that the Project Accounts have been established;

     (b)  counterparts of the Project Account Agreement (Offshore) duly executed by the Project Account Bank (Offshore) and an Authorised
          Representative of the Borrower;

     (c)  counterparts of the Project Account Agreement (Mali) duly executed by the Project Account Bank (Mali) and an Authorised Representative of
          the Borrower; and

     (d)  evidence of the aggregate amounts contributed by the Guarantors to the
          Borrower prior to the initial Borrowing Date by way of Capital
          Contributions and/or Approved Subordinated Indebtedness and/or other
          Indebtedness (which amount shall not be less than U.S.$29,393,000)
          together with a certificate of the chief financial Authorised
          Representative of each Guarantor containing details of the portion of such amount which has been utilised prior to the initial Borrowing
          Date by the Borrower in the development and construction of the Mine;

6.1.8 PROCESS AGENT ACCEPTANCE

     The Facility Agent shall have received a counterpart of the Process Agent
     Acceptance, duly executed by the Process Agent, together with evidence of the appointment of the Process Agent by the Borrower and each Guarantor.

6.1.9 OPINIONS OF LEGAL ADVISERS

     The Facility Agent shall have received opinions from:

     (a)  Cabinet Toure, legal advisers in Mali to the Borrower, substantially in the form of Exhibit E-1 attached hereto;

     (b)  Ogier & Le Masurier, legal advisers in Jersey to the Obligors, substantially in the form of Exhibit E-2 attached hereto;

     (c)  Cabinet Jeantet Associes, legal advisers in France to the Lender
          Parties, substantially in the form of Exhibit E-3 attached hereto; and

     (d)  Mayer, Brown, Rowe & Maw LLP, legal advisers in England to the Lender
          Parties, substantially in the form of Exhibit E-4 attached hereto.

     Each Obligor hereby instructs its legal advisers referred to in clauses (a)
     and (b) to deliver the opinions referred to in such clauses to the Lender
     Parties.

                                       52

6.1.10 DEVELOPMENT PLAN; ENVIRONMENTAL IMPACT STUDY; TECHNICAL REVIEW

     The Facility Agent shall have received:

     (a)  the initial Cash Flow Schedule, initialled for purposes of identification by each of RRL and the Facility Agent together with a copy of the remainder of the Development Plan certified by an
          Authorised Representative of RRL as being a true and accurate copy of the original thereof;

     (b)  a copy of the Cash Flow Model as then in effect;

     (c)  the Environmental Impact Study certified by an Authorised
          Representative of RRL as being a true and accurate copy of the original thereof; and

     (d)  the Technical Review certified as a true and correct version thereof by the Independent Engineer.

6.1.11 INDEPENDENT ENGINEER'S CERTIFICATE

     The Facility Agent shall have received counterparts of the Independent
     Engineer's Certificate duly executed by the Independent Engineer.

6.1.12 POLITICAL RISK INSURANCE

     (a)  Each Lender which shall require the same (collectively, the "COVERED
          LENDERS") shall have been named as a beneficiary in respect of a policy of Political Risk Insurance complying with the definition of such term, such Political Risk Insurance shall be in full force and effect, and the Borrower shall have paid to the Facility Agent all premiums due pursuant to such Political Risk Insurance with respect to the first twelve (12) month period of coverage of such insurance.

     (b)  The Covered Lenders shall have received confirmation from the issuer of the Political Risk Insurance that the terms and conditions of this
          Agreement and the other Operative Documents are consistent with, and in compliance with, the requirements of the Political Risk Insurance with respect to the form, content and substance of the documentation relating to the financing of the Loulo Project.

6.1.13 CLOSING FEES, EXPENSES, ETC

     The Facility Agent shall have received (including, to the extent necessary, from the proceeds of the initial Loans) for its own account, or for the account of the relevant Lender Parties, as the case may be, all fees due and payable on or prior to the initial Borrowing Date and all fees and expenses payable pursuant to Clause 14.3, to the extent then invoiced.

6.1.14 TAX

     The Facility Agent shall have received a report from PricewaterhouseCoopers in form and substance acceptable to the Facility Agent and confirming that:

                                       53

     (a)  the tax, royalty and other similar assumptions contained or implicit in the Cash Flow Model are reasonable, accurate and appropriate; and

     (b)  the description of the taxes required to be paid in connection with the development of the Loulo Project and set forth in Item 7.10
          ("TAXES") of the Disclosure Schedule is true, accurate and complete in all material respects.

6.2  ALL LOANS

     The obligations of the Lenders to make any Loan (including the initial
     Loans) shall be subject to the prior or concurrent satisfaction of the additional conditions precedent set forth in this Clause.

6.2.1 COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC

     The representations and warranties of each Obligor set forth in each Loan
     Document to which such Obligor is a party shall be true and correct in all material respects as of the date initially made, and both immediately before and immediately after the making of the Loans (but, if any Default of the nature referred to in Clause 11.1.5 shall have occurred with respect to any other indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of such Loans to such other indebtedness):

     (a)  such representations and warranties shall be true and correct in all material respects with the same effect as if then made (unless stated
          to relate solely to an earlier date, in which case such
          representations and warranties shall be true and correct as of such earlier date); and

     (b)  no Default shall have then occurred and be continuing.

6.2.2 BORROWING REQUEST

     The Facility Agent shall have received a duly completed Borrowing Request for such Loans. The delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans shall constitute a representation and warranty by the Obligors on the relevant Borrowing Date (both immediately before and immediately after giving effect to the making of the
     Loans and the application of the proceeds thereof) that the statements made in Clause 6.2.1 are true and correct.

6.2.3 SATISFACTORY LEGAL FORM

     All documents executed or submitted pursuant hereto by or on behalf of any person shall be satisfactory in form and substance as to legal matters to the Lender Parties and their legal advisers and the Facility Agent shall have received all information, and such counterpart originals or such certified or other copies of such instruments related to the conditions precedent described in this Clause, as the Facility Agent or its legal advisers may reasonably request.

                                       54

7.   REPRESENTATIONS AND WARRANTIES

     In order to induce the Lender Parties to enter into this Agreement and, in the case of the Lenders, to make and continue Loans hereunder the Obligors represent and warrant unto each Lender Party as set forth in this Clause.
     The representations and warranties set forth in this Clause shall be made upon the delivery of each Borrowing Request and each Continuation Notice, and shall be deemed to have been made on each Borrowing Date (both immediately before and immediately after the application of the proceeds of the relevant Loans) and on the first day of each Interest Period, the
     Mechanical Completion Date, the Economic Completion Date, the Group Members
     Undertakings Release Date, the RRL Guarantee Release Date and on any date on which any person grants further security to any Lender Party pursuant to
     Clause 10.15; PROVIDED, HOWEVER, that (a) RRL will be deemed (but without prejudice to any liability arising as a result of any breach of any such representation or warranty made by RRL on or prior to the RRL Guarantee
     Release Date) not to have made any new representation or warranty pursuant to the terms of this Clause at any time following the RRL Guarantee Release
     Date, and (b) at any time after the Group Members Undertakings Release Date no new representation or warranty shall be made by any Obligor with respect to any Group Member other than the Obligors (but without prejudice to any liability arising as a result of any breach of any representation or warranty with respect to any such Group Member made by any Obligor prior to the Group Members Undertakings Release Date).

7.1  ORGANISATION, POWER, AUTHORITY, ETC

     Each Obligor is a company duly incorporated and validly existing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing (where such concept is applicable) as a foreign company in each jurisdiction where the nature of its business makes such qualification necessary. Each Obligor has full power and authority, and holds all requisite Approvals, to own and hold under lease its property, to sue and to be sued in its own name and to conduct its business substantially as currently conducted by it. Each Obligor has full power and authority to enter into and perform its obligations under each Operative
     Document executed or to be executed by it and, in the case of the Borrower, to obtain Loans hereunder.

7.2  DUE AUTHORISATION; NON-CONTRAVENTION

     The execution and delivery by each Obligor of each Operative Document executed or to be executed by it and the performance by each Obligor of its obligations thereunder, and, in the case of the Borrower, the receipt of the Loans hereunder:

     (a)  have been duly authorised by all necessary corporate action on its part;

     (b)  do not require any Approval (other than those Approvals referred to in
          Item 7.15 ("APPROVALS") of the Disclosure Schedule);

     (c)  do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any of its Organic
          Documents or any applicable law, contractual obligation or Approval binding on it; and

                                       55

     (d)  will not result in or require the creation or imposition of any lien on any of its properties pursuant to the provisions of any contractual obligation (other than pursuant to this Agreement and any Security
          Agreement to which such Obligor is a party).

7.3  VALIDITY, ETC

     (a)  Each Operative Document executed by each Obligor constitutes the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms (subject to bankruptcy and insolvency laws and other similar laws of applicability to creditors generally and to general equitable principles).

     (b)  Upon taking of the various actions described in Clause 6.1.2 (or, as the case may be, Clause 10.15) each Security Agreement will create in favour of the Facility Agent (for the rateable benefit of the Lender
          Parties), a valid and perfected first-priority lien on all of the assets, properties, rights and revenues referred to in each such
          Security Agreement as security for the relevant obligations expressed to be covered thereby, subject to no liens, except:

          (i)  for mandatory provisions of applicable law; and

          (ii) as specifically permitted by this Agreement or such Security
               Agreement.

7.4  LEGAL STATUS

     No Obligor nor any of their respective properties or revenues enjoys any right of immunity from suit, set-off, attachment prior to judgment or in aid of execution, or execution on a judgment in respect of its obligations under any of the Loan Documents to which it is a party.

7.5  FINANCIAL INFORMATION

     All balance sheets and statements of operations, shareholders' equity and cash flow and all other financial information relating to any Group Member which have been furnished by or on behalf of any Obligor to the Facility
     Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including:

     (a)  the consolidated and individual balance sheet of RRL and its subsidiaries at 31 December, 2003, and the related consolidated statements of operations, shareholders' equity and cash flow of RRL, as audited by PricewaterhouseCoopers;

     (b)  the consolidated and individual balance sheet of RRL and its subsidiaries at 30 June, 2004, and the related consolidated statements of operations, shareholders' equity and cash flow of RRL, certified by or on behalf of the board of directors of RRL; and

                                       56

     (c)  the balance sheet and related financial statements of the Borrower at
          31 December, 2003, in each case certified by an Authorised
          Representative of the Borrower;

     have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and present fairly the financial position of the Obligors and the other persons covered thereby as at the dates thereof and the results of its operations for the periods then ended. No Group Member has on the date hereof any material contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in its financial statements described in this Clause or in the notes thereto.

7.6  ABSENCE OF DEFAULT

     (a)  No Group Member is (subject to any applicable grace period) in default in the payment of (or in the performance of any material obligation applicable to) any indebtedness of such Group Member which, individually or in the aggregate, is in excess of an aggregate of
          U.S.$1,000,000 (or, in the case of RRL or Societe des Mines de Morila
          S.A., U.S.$3,000,000) (or, in any such case, the equivalent thereof in any other currency);

     (b)  no Default is outstanding or would result from the making of any Loan;
          and

     (c)  without duplication of Clause 7.6(a) no Group Member is in default under any material provision of any instrument to which it is party
          (including any Project Document), any applicable law or any contractual obligation.

7.7  LITIGATION, ETC

     There is no pending or, to the knowledge of any Obligor, threatened litigation, arbitration, employment dispute or governmental investigation or proceeding against any Group Member or to which any of any such entity's business, operations, properties, assets, revenues or prospects is subject which could reasonably be expected to have a Materially Adverse Effect. In the case of any litigation so disclosed, there has been no development in such litigation since the Effective Date which could reasonably be expected to have a Materially Adverse Effect with respect to any Obligor.

7.8  MATERIALLY ADVERSE EFFECT

     Since 31 December, 2003 and since the date of the most recent financial statements relating to each Obligor delivered pursuant to Clause 8.1(a), there have been no occurrences which, individually or in the aggregate, have or may reasonably be expected to have a Materially Adverse Effect.

7.9  BURDENSOME AGREEMENTS

     No Obligor is a party or subject to any contractual obligation or Organic
     Document which has or may reasonably be expected to have a Materially
     Adverse Effect with respect to such Obligor.

                                       57

7.10 TAXES AND OTHER PAYMENTS

     Each Group Member has:

     (a)  filed all tax returns and reports required by applicable law to have been filed by it, and

     (b)  paid all taxes and governmental charges thereby shown to be owing and all claims for sums due for labour, material, supplies, personal property and services of every kind and character provided with respect to, or used in connection with its business and no claim for the same exists except as permitted hereunder, except:

          (i)  any such taxes, charges or sums which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; and

          (ii) any such sums (and not, for the avoidance of doubt, taxes or charges) the non-payment of which could not, individually or in the aggregate, reasonably be expected to have a Materially
               Adverse Effect.

     Summary details of taxes required to be paid in connection with the development of the Loulo Project are set forth in Item 7.10 ("TAXES") of the Disclosure Schedule.

7.11 MINING RIGHTS, PROJECT ASSETS, INSURANCE

     The Borrower has acquired all Project Assets and all Mining Rights, and has obtained such other surface and other rights as are necessary on the date the representation contained in this Clause is made or repeated from time to time for access rights, water rights, plant sites, tailings disposal, waste dumps, ore dumps, abandoned heaps or ancillary facilities which are required in connection with the development of the Loulo Project substantially in accordance with the Development Plan. All such Project
     Assets, Mining Rights and other rights are sufficient in scope and substance for the development of the Loulo Project as contemplated by the
     Development Plan and no part of the purchase price payable in connection with the acquisition of such Mining Rights and other rights (other than any royalty payments, if any, payable pursuant to royalty agreements set forth in Item 7.18 ("ROYALTY AGREEMENTS") of the Disclosure Schedule) remains unpaid. The Borrower has made (or has caused to be made) full disclosure of all relevant issues and facts to the issuer of each insurance policy maintained in connection with the Loulo Project such that no such issuer is entitled to vitiate, cancel or otherwise refuse or decline to honour the terms of, or any pay claims in respect of, any such insurance policy.

7.12 OWNERSHIP AND USE OF PROPERTIES; LIENS

     (a)  The Borrower has good title to all of the Project Assets it owns or purports to own, free and clear of all liens or claims (including infringement claims

                                       58

          with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Clause 10.21.

     (b)  The Borrower does not own any assets or properties other than those used in connection with the Loulo Project and those incidental to the operation of the Mine.

     (c)  The Borrower has complied in all material respects with all contractual obligations relating to any Project Asset leased, operated, licensed or used by it and all instruments pursuant to which it is entitled to lease, operate, license or use any such Project
          Assets are in full force and effect.

7.13 SUBSIDIARIES

     The Borrower has no subsidiaries. Each Group Member as at the initial
     Borrowing Date is set forth in Item 7.13 ("RELEVANT GROUP COMPANIES") of the Disclosure Schedule.

7.14 TECHNOLOGY

     The Borrower owns or has the right to use all technologies and processes required by it to consummate the Loulo Project and operate the Mine
     (including the achievement of Mechanical Completion and Economic Completion by 30 June, 2006 and 31 December, 2007, respectively) as contemplated by the Development Plan and in accordance with good industry practice, except where any such non-ownership or lack of right to use any such technology or process would not be reasonably likely to have a Materially Adverse Effect with respect to the Borrower. There are no material licence agreements granting any other person rights in any patented process or the right to use technical or secret know-how that are required for the consummation of the Loulo Project or the operation of the Mine.

7.15 APPROVALS; PROJECT DOCUMENTS

     (a)  All instruments have been entered into and all Approvals have been obtained which are required to:

          (i)  consummate the Loulo Project and facilitate the operation of the
               Mine (including the achievement of Mechanical Completion and
               Economic Completion by 30 June, 2006 and 31 December, 2007,
               respectively) in accordance with the Development Plan; and

          (ii) enable each Obligor to enter into, and perform its obligations under, each Operative Document to which it is a party.

     (b)  All Approvals necessary to obtain in connection with the consummation of the Loulo Project, the operation of the Mine in accordance with the
          Development Plan and the execution and implementation of the Operative
          Documents are listed in Item 7.15 ("APPROVALS") of the Disclosure
          Schedule.

     (c)  Each of the Project Documents is

                                       59

          (i)  in full force and effect;

          (ii) enforceable against each Obligor party thereto (and by such
               Obligor against all other parties thereto) in accordance with its terms (subject, as to enforcement, to bankruptcy and insolvency laws and other similar laws of applicability to creditors
               generally and to general equitable principles); and

          (iii) in the form previously or concurrently delivered to the Facility
               Agent pursuant to this Agreement.

          All performance required under each Project Document of each Obligor
          (and, to the best of the knowledge of each Obligor, of each other party) required at the date of the making of this representation from time to time has occurred (except:

          (A)  performance required by any relevant Project Document to be performed at a later date; and

          (B)  performance of any obligation contained in any such Project
               Document which is not material to the Project or to the
               performance of such Project Document taken as a whole),

          and no default (however denominated) in the performance of the obligations of any Obligor, (or, to the best of the knowledge of each
          Obligor, of any other party) under any Project Document (except any such default in the performance of any such obligation which is not material to the Project or to the performance of such Project Document taken as a whole) has occurred and is continuing.

7.16 ADEQUACY OF INFORMATION

     The factual statements contained in each of the Development Plan, the
     Environmental Impact Assessment and the Insurance Summary, based upon the assumptions stated therein, are true and correct in all material respects and do not omit to state any information or fact the omission of which might render any conclusion or statement contained in any such document misleading in any material respect. The Development Plan contains summary descriptions of the Project Assets and the Loulo Project and the operation of the Mine as proposed to be conducted throughout the Project Period. The
     Environmental Impact Assessment, the Development Plan and the Insurance
     Summary contain summary descriptions of the environmental, technical and insurance aspects of the Project Assets and the Loulo Project and the operation of the Mine as now conducted and as proposed to be conducted throughout the Project Period. The financial projections, estimates and other expressions of view as to future circumstances contained in the
     Development Plan are fair and reasonable and, to the best of each Obligor's knowledge, have been arrived at after reasonable enquiry and have been made in good faith by the persons responsible therefor.

                                       60

7.17 ENVIRONMENTAL WARRANTIES

     (a)

          (i)  all facilities and property (including underlying groundwater)
               owned, operated, leased or utilised in connection with the Loulo
               Project have been, and continue to be, owned, operated, leased or utilised by such person in compliance with the Agreed
               Environmental Requirements and in compliance with all
               Environmental Laws;

          (ii) there have been no past, and there are no pending or threatened:

               (x)  claims, complaints, notices or requests for information received by any person in connection with the Loulo Project with respect to any alleged violation of the Agreed
                    Environmental Requirements or any Environmental Law which
                    have not been cured or satisfied; or

               (y)  complaints, notices or inquiries in connection with the
                    Loulo Project regarding potential liability under any Agreed
                    Environmental Requirement or Environmental Law which
                    complaints, notices or inquiries have resulted in, or would be likely to result in, any action being taken by any
                    Governmental Agency or any other person;

          (iii) all Agreed Environmental Requirements and Approvals relating to environmental matters which are necessary or advisable for the
               Loulo Project have been issued and are being complied with; and

          (iv) no conditions exist at, on or under any property now or previously owned, leased, operated, licensed or used by the
               Borrower or, so far as the Borrower is aware having made enquiry, any other Project Party in connection with the Loulo Project which, with the passage of time, or the giving of notice or both, would give rise to liability under any Agreed Environmental
               Requirement or Environmental Law that, individually or in the aggregate, has, or may be expected to have, a Materially Adverse
               Effect with respect to the Borrower.

     (b)  Without prejudice to clause (a):

          (i)  each Group Member has complied with all applicable Environmental
               Laws, except where the failure to be in compliance therewith (x)
               would not be expected to have a Materially Adverse Effect with respect to any Obligor or (y) would not be expected to result in any action being taken by any Governmental Agency or any other person charged under applicable law with a responsibility to enforce any Environmental Law;

          (ii) no Group Member manages any Hazardous Materials at any of its facilities or assets in violation of any Environmental Laws, except

                                       61

               where any such violation would not be expected to have a
               Materially Adverse Effect with respect to any Obligor; and

          (iii) there are no events, conditions or circumstances occurring at or relating to any facilities or assets of any Group Member
               involving any environmental pollution or contamination that have, or would be expected to have, a Materially Adverse Effect with respect to any Obligor.

7.18 ROYALTIES, ETC.

     Other than as disclosed in Item 7.18 ("ROYALTY AGREEMENTS") of the
     Disclosure Schedule, neither the Mine nor the Borrower's interest therein is subject to any royalty, net smelter return obligation, net profit payment or similar arrangement.

7.19 PARI PASSU

     The payment Obligations of each Obligor under each Loan Document to which it is a party rank at least PARI PASSU in right of payment with all of such
     Obligor's other unsecured indebtedness, other than any such indebtedness which is preferred by mandatory provisions of applicable law.

7.20 ACCESS TO FUNDS

     The Borrower has immediate access to sufficient funds (including the Loans)
     in order to consummate the Loulo Project and operate the Mine (including the achievement of Mechanical Completion and Economic Completion by 30
     June, 2006 and 31 December, 2007, respectively) as contemplated by the
     Development Plan.

8.   INFORMATION UNDERTAKINGS

8.1  FINANCIAL INFORMATION, ETC

     Each Obligor will furnish, or will cause to be furnished, to the Facility
     Agent copies (with sufficient copies for each other Lender Party) of the following financial statements, reports and information; PROVIDED, HOWEVER, that (except in the case of Clauses 8.1(a), 8.1(b), 8.1(f) and 8.1(h)), RRL will not be under any further obligation under this Clause at any time following the RRL Guarantee Release Date (but without prejudice to any liability arising as a result of any breach on or prior to the RRL
     Guarantee Release Date of any undertaking of RRL contained in this Clause):

     (a)  promptly when available, and in any event within one hundred and eighty (180) days after the close of each Fiscal Year, the consolidated balance sheet of RRL and its subsidiaries at the close of such Fiscal Year and the related consolidated statements of operations, shareholders' equity and cash flow of RRL and its subsidiaries, in each case with comparable information at the close of and for the prior Fiscal Year, and reported on without Impermissible
          Qualification by PricewaterhouseCoopers or other auditors of recognised international standing;

                                       62

     (b)  promptly when available, and in any event within forty five (45) days after the close of each of the first three Fiscal Quarters of each
          Fiscal Year of each Obligor:

          (i)  in the case of the Borrower, its balance sheet at the close of such Fiscal Quarter, and its related statements of operations, shareholders, equity and cash flow; and

          (ii) in the case of each Guarantor, its consolidated balance sheet at the close of such Fiscal Quarter, and its related consolidated statements of operations, shareholders' equity and cash flow,

          in each such case in respect of such related statements, for such
          Fiscal Quarter and for the period commencing at the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter
          (with comparable information at the close of and for the corresponding
          Fiscal Quarter of the prior Fiscal Year and for the corresponding period during such prior Fiscal Year) and certified by an accounting or financial Authorised Representative of the relevant Obligor;

     (c)  within thirty (30) Business Days after 31 March, 30 June, 30 September and 31 December of each calendar year (commencing with 30 September,
          2004) and on the Mechanical Completion Date, the Economic Completion
          Date, the Group Members Undertakings Release Date and the RRL
          Guarantee Release Date, a Compliance Certificate calculated as of such date, indicating, inter alia, (i) in the case of any Compliance
          Certificate delivered prior to the Economic Completion Date, compliance with each of the financial covenants contained in Clause
          6.6 of the RRL Guarantee, and (ii) in the case of any Compliance
          Certificate delivered on or after the Economic Completion Date, compliance with each of the financial covenants contained in Clause
          6.6 of the RRL Guarantee (to the extent that such covenants are in accordance with the provisions of the RRL Guarantee, then required to be complied with) and with each of the ratios set forth in Clause 9.1, together with, in each such case, such information concerning the calculations and assumptions used by the Borrower and/or RRL in preparing such Compliance Certificate as the Facility Agent may request;

     (d)  promptly upon receipt thereof, copies of all detailed financial and management reports submitted to each Obligor by a certified public accountant in connection with each annual or interim audit made by such certified public accountant of the books of such Obligor;

     (e)  annually, within five (5) Business Days of the annual renewal date of the insurance policies maintained in connection with the Mine, a memorandum prepared by the Borrower summarising the then outstanding insurance coverage with respect to the Mine together with a certificate or certificates of insurance prepared by the Insurance
          Consultant and in form and substance satisfactory to the Facility
          Agent confirming that:

                                       63

          (i)  all such insurance coverage is in full force and effect and all premiums payable in connection therewith have been paid;

          (ii) in the opinion of the Insurance Consultant, such insurance is sufficient for the purposes of the Mine and is responsive to the requirements of Clause 10.14;

          (iii) the Facility Agent is named as the first loss payee under all policies of property insurance and as an additional insured under all policies of liability insurance; and

          (iv) the insurers under such insurance policies have undertaken in writing not to amend or terminate such policies without at least thirty (30) days' prior written notice thereof to the Facility
               Agent and have entered into such undertakings as are required pursuant to Clause 10.14; it being agreed that such certificate shall be conclusive as against the Borrower both as to the amount of insurance required and the perils against which coverage is required and the Borrower shall immediately insure in accordance with such certificate;

     (f)  as promptly as practicable after the occurrence of the relevant event details as to any:

          (i)  material disputes with such of its insurance carriers as are providing insurance coverage with respect to the Mine;

          (ii) failure to pay any insurance premium as and when required that might result in the cancellation of any policy implemented in connection with, or relating to, the Mine;

          (iii) material reduction in the amount of, or any other material change in, insurance or reinsurance coverage maintained in connection with the Mine;

          (iv) failure to comply with its obligations under Clause 10.14, in each case stating the reasons therefor, together with any other information concerning the insurance and reinsurance coverage required to be maintained by it as the Facility Agent shall have reasonably requested;

          (v)  occurrence of any actual or potential casualty or loss which is covered by the terms of any policy of insurance maintained in connection with the Mine;

          (vi) notices received from any insurance carriers with respect to the cancellation of or proposed cancellation of any policy of
               insurance maintained in connection with the Mine (and, in the case of the notification of any such details, stating the reasons therefore, together with any other information concerning the insurance

                                       64

               coverage required to be maintained pursuant to this Agreement as the Facility Agent shall have reasonably requested); and

          (vii) occurrence of any event which, to any Obligor's knowledge, is of the nature referred to in the Political Risk Insurance as an event which is insured thereby;

     (g)  without prejudice to the provisions of Clause 10.16, 10.31, 10.32,
          11.1.7 or 11.1.8, the Borrower will furnish promptly upon the effectiveness or occurrence thereof, as the case may be, copies of any instrument, correspondence or other item of documentation amending, supplementing or otherwise modifying the material provisions of any
          Project Document and a detailed report of any agreed material departure from the performance by any party of any of its material obligations under any Project Document;

     (h)  promptly upon receiving knowledge of the same, notice of the occurrence of any default or event of default (howsoever denominated but without prejudice to the provisions of Clause 11.1.7 or 11.1.8) by any party under, or any other material change in or circumstance affecting, any of the Project Documents;

     (i)  without limiting any other provisions of this Clause 8.1, as soon as possible (and in any event within three (3) Business Days) after becoming aware of the occurrence of any Default, the Borrower will furnish a statement of the chief financial Authorised Representative of the Borrower setting forth details of such Default and the action which has been taken, and which it is proposed be taken, with respect thereto;

     (j)  without limiting any other provision of this Clause 8.1 as soon as possible (and in any event within three (3) Business Days) after any
          Obligor knows or has reason to know of any event or circumstance which has a reasonable likelihood of having a Materially Adverse Effect with respect to such Obligor, notice of such event or circumstance describing the same in reasonable detail;

     (k)  as soon as possible (and in any event within three (3) Business Days)
          after:

          (i)  the occurrence of any adverse development with respect to any litigation, arbitration, employment dispute, or governmental investigation or proceeding described in Clause 7.7 which has a reasonable likelihood of having a Materially Adverse Effect with respect to any Obligor; or

          (ii) the commencement of any litigation, arbitration, employment dispute or governmental investigation or proceeding of the type described in Clause 7.7, the relevant Obligor will furnish to the
               Facility Agent notice thereof and such details in connection therewith as the Facility Agent may reasonably request;

     (l)  promptly upon the making, filing or receipt thereof, copies of each filing and report or document made to or filed with, or received from, any

                                       65

          Governmental Agency, and of each communication from any Obligor to its shareholders or creditors generally, which, in any such case, relate to or describe any material matter in connection with the business, operations, assets, financial condition or prospects of any Group
          Member;

     (m)  not more than twenty (20) Business Days after the close of each calendar month, the Borrower shall deliver a Monthly Mine Report as at the close of such calendar month in form and substance satisfactory to the Facility Agent and the Required Lenders;

     (n)

          (i)  not more than twenty (20) Business Days after the end of each calendar month the Borrower shall deliver a statement showing in detail all credits to, debits from, and balances standing to the credit of the Project Accounts for such calendar month; and

          (ii) upon the reasonable request of the Facility Agent, the Borrower shall deliver a certificate, duly executed by the chief financial or accounting Authorised Representative of the Borrower,
               indicating the amounts, and the relevant payee, of all Project
               Costs made for such calendar month, such payments to be
               consistent with the Cash Flow Schedule (except to the extent permitted by Clause 4.4(c));

     (o)  promptly when available, and in any event within one hundred and eighty (180) days after the end of each calendar year, the Borrower shall deliver a statement of Proven and Probable Reserves as at the end of such calendar year;

     (p)  the Borrower will, immediately upon becoming aware of any fact or circumstance giving rise to (or likely to give rise to) any cost overrun which might oblige either Guarantor to make a contribution pursuant to Clause 6.1(c) of either Guarantee, give notice of such fact or circumstance. Such notice shall include information in reasonable detail as to the amount of such cost overrun, the circumstances giving rise thereto and any further possible cost overruns as may then be likely to occur;

     (q)  the Borrower will furnish copies of all material instruments entered into by any person in connection with the Loulo Project or the operation of the Mine (including the Mining Contract, the Power
          Contract, the Refining Contract and the Road Agreement, in each case as entered into pursuant to Clause 10.16(b)(i)) in each case promptly upon having entered into the same (and of all material instruments entered into by any other persons in connection with the Loulo Project promptly upon receipt of the same by the Borrower (and, in connection with any such instrument, the Borrower undertakes to attempt to acquire the same as quickly as is reasonably possible after it becomes aware of such instrument)) and the Borrower will immediately give notice of its intention to enter into any such instrument or the intention of any other person to enter into any such instrument
          (promptly upon the Borrower becoming aware of such intention);

                                       66

     (r)  such information (including forward looking information) as may be required in order to enable the production of any revised Cash Flow
          Schedule pursuant to Clause 1.8(b); and

     (s)  such other information with respect to its financial condition, business, property, assets, revenues and operations as the Facility
          Agent or any Lender (acting through the Facility Agent) may from time to time reasonably request.

9.   FINANCIAL COVENANTS

9.1  FINANCIAL CONDITION

     The Borrower will not permit:

     (a)  the Loan Life Ratio (calculated on the date of preparation of each
          Compliance Certificate with respect to any of the relevant Calculation
          Dates scheduled to coincide with or occur thereafter), to be less than or equal to one hundred and forty percent (140%);

     (b)  the Project Life Ratio (calculated on the date of preparation of each
          Compliance Certificate with respect to any of the relevant Calculation
          Dates scheduled to coincide with or occur thereafter), to be less than or equal to one hundred and eighty percent (180%);

     (c)  the Debt Service Coverage Ratio (Prospective) (calculated on the date of preparation of each Compliance Certificate with respect to any six
          (6) month period commencing on any of the relevant Calculation Dates scheduled to coincide with or occur thereafter), to be less than one hundred and twenty five percent (125%);

     (d)  the Debt Service Coverage Ratio (Historic) (calculated on the date of preparation of each Compliance Certificate with respect to the six (6)
          month period ending on such date of preparation) to be less than one hundred and twenty five percent (125%); and

     (e)  the Proven and Probable Reserves, at any date, to be less than, or to be scheduled at any date prior to the Final Maturity Date to be less than, thirty percent (30%) of the Proven and Probable Reserves as at the Effective Date.

10.  GENERAL UNDERTAKINGS

     Each Obligor agrees with each Lender Party that, until all Commitments have terminated and all Obligations have been paid and performed in full, it will perform its obligations set forth in this Clause; PROVIDED, HOWEVER, that (a) (except in the case of Clauses 10.16, 10.18, 10.29, 10.30, 10.31,
     10.32 and 10.34) RRL will not be under any further obligation under this
     Clause 10 at any time following the RRL Guarantee Release Date (but without prejudice to any liability arising as a result of any breach on or prior to the RRL Guarantee Release Date of any undertaking of RRL contained in this
     Clause 10), and (b) no Obligor will be under

                                       67

     any further obligation in respect of any undertaking contained in this
     Clause 10 relating to any Group Member (other than an Obligor) at any time following the Group Members Undertakings Release Date (but without prejudice to any liability arising as a result of any breach on or prior to the Group Members Undertakings Release Date of any undertaking in respect of any Group Member contained in this Clause 10).

10.1 COMPLIANCE WITH LAWS

     Each Obligor will, and RRL will cause each Group Member to, comply in all material respects with all applicable laws (including Environmental Laws).

10.2 APPROVALS

     Each Obligor will, and RRL will cause each Group Member to, obtain, maintain in full force and effect, and comply in all respects with, all
     Approvals (including those identified in Item 7.15 ("APPROVALS") of the
     Disclosure Schedule) as may be required or advisable from time to time for each Group Member to:

     (a)  execute, deliver, perform and preserve its rights under any of the
          Operative Documents executed or to be executed by it;

     (b)  grant and perfect the liens granted or purported to be granted and perfected by it pursuant to any Security Agreement to which it is a party;

     (c)  maintain and operate its business in accordance with standard industry practice; and

     (d)  in the case of the Borrower, own, lease, use or licence the Project
          Assets in which it holds any interest and operates the Mine in accordance with sound mining and business practice.

10.3 MAINTENANCE OF CORPORATE EXISTENCE, ETC

     Each Obligor will, and RRL will cause each Group Member to, do and cause to be done at all times all things necessary to maintain and preserve its corporate existence and will do and cause to be done at all times all things necessary to be duly qualified to do business and be in good standing (where such concept is relevant) as a foreign corporation, in each jurisdiction where the nature of its business makes such qualification necessary.

10.4 PAYMENT OF TAXES, ETC

     Each Obligor will, and RRL will cause each Group Member to, file all tax returns (including all property tax returns and other similar tax returns applicable to the Mine) and reports required by applicable law to have been filed by it. Each Obligor will, and will cause each other Group Member to, pay and discharge, as the same may become due and payable, all taxes, assessments, fees and other governmental charges or levies against it or on any of its property, as well as claims of any kind or character (including claims for sums due for labour, material, supplies, personal property and services); PROVIDED, HOWEVER, that the foregoing shall not require any
     Group Member to pay or discharge any such tax, assessment,

                                       68

     fee, charge, levy or claim so long as it shall be diligently contesting the validity or amount thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto.

10.5 BOOKS AND RECORDS

     Each Obligor will, and RRL will cause each Group Member to, keep financial records and statements reflecting all of its business affairs and transactions in accordance with GAAP. On not less than three (3) days prior written notice where no Default has occurred and on not less than twenty four (24) hours prior notice where a Default has occurred, each Obligor will permit the Independent Engineer, the Insurance Consultant, the Lender
     Parties or any of their respective representatives to inspect any and all of its properties and operations (including, in the case of the Borrower, the Mine), to visit all of its offices or any other location where relevant personnel or records are located, to discuss its financial matters with its officers, its banks and its independent chartered accountants and certified public accountants, as the case may be, (and hereby authorises such independent chartered accountants or certified public accountants, as the case may be, to discuss its financial matters with any of the foregoing persons or its representatives whether or not any representative of the relevant Obligor is present) and to examine (and photocopy extracts from)
     any of its books or other corporate records or any Instrument, document or correspondence relating to any of the Project Documents. Without limiting the generality of the foregoing, each Obligor shall provide all relevant and necessary assistance to the Independent Engineer and the Insurance
     Consultant in connection with the performance of their respective duties to the Facility Agent (on behalf of the Lenders) (including the review of all matters relating to the development and operation of the Loulo Project and the Mine and the preparation of any reports in connection therewith) and to the Lender Parties in connection with the exercise of their rights hereunder and under each other Loan Document. The Borrower shall pay any fees of such chartered accountant or certified public accountant and the
     Independent Engineer and the Insurance Consultant and reasonable out-of-pocket expenses of the Lender Parties incurred in connection with the exercise of their rights pursuant to this Section. It is expressly understood that none of the Independent Engineer, the Insurance Consultant or any Lender Party assumes any obligation to any Obligor or any other party in respect of the operation, development, exploration and production of the Mine in a manner so as to ensure compliance with the projections set forth in the Development Plan or otherwise.

10.6 LOULO PROJECT COMPLETION AND MANAGEMENT; EXTENSION OF RRL GUARANTEE RELEASE
     DATE

     (a)  Each Obligor will ensure that the Loulo Project is consummated in accordance with the Development Plan, applicable laws, the Project
          Documents and sound mining and business practice, and will ensure that the Mine is operated, maintained and developed and that Project Output is produced and processed, all substantially in accordance with the
          Development Plan, applicable laws and sound mining and business practice (including so as to achieve Mechanical Completion by no later than 30 June, 2006 and Economic Completion by no later than 31
          December, 2007; PROVIDED, HOWEVER, that the tests contemplated by the
          Economic

                                       69

          Completion Certificate may not commence until at least ninety (90)
          days after the Mechanical Completion Date).

     (b)  In the event that RRL delivers the RRL Guarantee Release Date
          Extension Notice to the Facility Agent at any time prior to the occurrence of the Group Members Undertakings Release Date and such notice extends the RRL Guarantee Release Date to a date which is prior to the Final Maturity Date then, as an additional condition precedent to the occurrence of the RRL Guarantee Release Date, the Facility
          Agent shall have received each of the items referred to in clauses (a)
          to (c) of the definition of the term "Economic Completion Date" (and
          (i) in the case of the Economic Completion Certificate and Compliance
          Certificate referred to therein, such certificates shall be certified as a date not less than five (5) Business Days prior to the proposed
          RRL Guarantee Release Date, and (ii) in the case of the Economic
          Completion Certificate such certificate shall, without amending the substance thereof, be modified in such manner as the Facility Agent shall reasonably request in order to reflect the fact that such certificate is being delivered at a time, and the tests referred to therein will be conducted for periods, in each case subsequent to the
          Economic Completion Date).

10.7 RISK MANAGEMENT

     At all times on and after the Effective Date, the Borrower shall provide evidence to the Facility Agent to the effect that it has directly entered into (or shall have been transferred the benefit thereof from RRL or RRL
     (Somilo)), and the Facility Agent (for the ratable benefit of the Lender
     Parties) shall have been granted a first priority perfected lien in respect of the Borrower's rights under, Committed Risk Management Agreements reasonably acceptable to the Facility Agent or put options from the
     Borrower or other similar uncommitted transactions with respect to the sale of Gold (together with such Committed Risk Management Agreements, collectively, the "REQUIRED RISK MANAGEMENT AGREEMENTS") which are in effect with any of the Lenders pursuant to documentation satisfactory to the Facility Agent such that the proceeds thereof (both as to the amount and to the timing) are sufficient to discharge in full a sufficient amount of Project Costs such that the Borrower is able to illustrate (to the reasonable satisfaction of (a) in the case of any such Risk Management
     Agreement implemented in connection with the making of the initial Loans, the Arrangers, and (b) in the case of any other Risk Management Agreement, the Facility Agent)) that it is, and will continue to be, in compliance with the provisions of Clause 9.1 at all times on and prior to the Final
     Maturity Date.

10.8 USE OF PROCEEDS

     The Borrower shall apply the proceeds of the Loans for the purpose of financing Project Costs incurred in the construction of the Loulo Project and otherwise strictly in accordance with this Agreement.

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10.9 PROVISION OF STAFF

     Each of the Obligors shall ensure (to the satisfaction of the Facility
     Agent and the Independent Engineer) that there are sufficient competent technical and management employees engaged in connection with the Mine and the Loulo Project with a view to enabling the occurrence of Mechanical
     Completion on or prior to 30 June, 2006, the occurrence of Economic
     Completion on or prior to 31 December, 2007, and the operation, development and maintenance of the Mine substantially in accordance with the
     Development Plan.

10.10 ENVIRONMENTAL COVENANTS

     (a)  The Borrower will, and will use all efforts to ensure that each other
          Project Party will:

          (i)  use and operate the Mine, the Project Assets and all of the facilities and properties related thereto in compliance with, keep all Approvals relating to environmental matters in effect and remain in compliance with, and handle all Hazardous Materials in compliance with the Agreed Environmental Requirements and with all applicable Environmental Laws;

          (ii) immediately notify the Facility Agent and provide copies upon receipt of all material written claims, complaints, notices or inquiries relating to the condition of the facilities and
               properties related to the Mine and the Project Assets or
               compliance with the Agreed Environmental Requirements or
               Environmental Laws relating to the Loulo Project, and shall promptly cure any non-compliance which is the subject matter of any actions and proceedings relating to such Agreed Environmental
               Requirements or Environmental Laws; and

          (iii) provide such information and certifications which the Facility
               Agent may request from time to time to evidence compliance with this clause (including in connection with any environmental audit to determine compliance therewith).

     (b)  Each Guarantor will (and will (except in the case of clause (b)(i))
          ensure that each of its subsidiaries will):

          (i)  ensure that the Borrower complies with its obligations set forth in clause (a);

          (ii) except where failure to comply with the provisions of this clause would not be likely to result in a Materially Adverse Effect with respect to such Guarantor, use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licences and other authorisations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous
               Materials in compliance with all applicable Environmental Laws;
               and

                                       71

          (iii) provide such information and certifications which the Facility
               Agent may request from time to time to evidence compliance with this clause (including in connection with any environmental audit to determine compliance therewith).

10.11 MAINTENANCE OF PROJECT ASSETS

     The Borrower will maintain, preserve, protect and keep:

     (a)  all of its ownership, lease, use, licence and other interests in the
          Project Assets (including all Mining Rights) as are necessary or advisable for it to be able to operate the Mine substantially in accordance with sound mining and business practice and in a manner such that the requirements of, and projections contained in, the
          Development Plan, can be achieved; and

     (b)  all of the Project Assets owned by it in good repair, working order, and condition, and make necessary and proper repairs, renewals, and replacements so that the business carried on in connection therewith may be properly conducted at all times, unless the continued
          maintenance of any of such Project Assets is no longer necessary or economically desirable for the operation of the Mine, such operation to be substantially in accordance with sound mining and business practice.

10.12 PARI PASSU

     Each Obligor will ensure that the payment Obligations of such Obligor under this Agreement and each other Loan Document to which such Obligor is a party rank at least PARI PASSU in right of payment with all of such
     Obligor's present and future other unsecured indebtedness, other than any such indebtedness which is preferred by mandatory provisions of applicable law.

10.13 ACCURACY OF INFORMATION

     Each Obligor will ensure that all factual information hereafter furnished by or on behalf of any Group Member in writing to any Lender Party for the purposes of or in connection with this Agreement or any transaction contemplated hereby will be true and accurate in all material respects on the date as of which such information is dated or certified and such information shall not be incomplete by omitting to state any material fact known to the relevant Group Member necessary to make such information not misleading in any material respect.

10.14 INSURANCE

     (a)  The Borrower will maintain (or will cause to be maintained) with reputable insurance companies which are acceptable to the Lenders in their reasonable discretion:

          (i)  insurance as required under this Agreement, as required pursuant to applicable law and otherwise as contemplated by the Insurance
               Summary; and

                                       72

          (ii) such other insurance (including business interruption and delay in start up insurance) with respect to the properties and
               business of the Borrower and the Loulo Project against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses to the
               Loulo Project similarly situated and financed on a limited recourse basis.

     (b)  The Borrower will, upon request of the Facility Agent, furnish to the
          Facility Agent at reasonable intervals (but not, as long as no Event of Default shall then have occurred and be continuing, more than twice in any year) a certificate setting forth the nature and extent of all insurance maintained by or on behalf of the Borrower in accordance with clause (a) and confirming its adequacy and sufficiency. The
          Facility Agent may (if so required by the Lenders) solicit the services of the Insurance Consultant to assess the adequacy and sufficiency of the insurance coverage required to be maintained hereunder and to evaluate the contents of each certificate furnished pursuant to the immediately preceding sentence.

     (c)  The Borrower will provide the Facility Agent with thirty (30) days prior written notice of any proposed change of any insurance company providing insurance coverage of the nature referred to in clause (a), and any such change shall be consistent with the provisions of this
          Agreement.

     (d)  The Borrower will from time to time provide the Facility Agent with such amendments to the Insurance Summary so as to ensure that the same is complete and accurate at all times, together with copies of all insurance policies as in effect from time to time; PROVIDED, HOWEVER, that any such amendment to the Insurance Summary shall be without prejudice to the other requirements of this Clause 10.14 and this
          Agreement with respect to the required insurance coverage in connection with the Loulo Project; and PROVIDED, FURTHER, HOWEVER, that any such amendment to the Insurance Summary shall require the consent of the Facility Agent (and, in the case of any such amendment relating to the amount of any insurance coverage, any deductible relating thereto and any exclusion to such coverage, each of the
          Lenders).

     (e)  The Borrower shall ensure that all premiums required to be paid in order to ensure that the policies referred to in this Clause 10.14 are in full force and effect shall be paid as and when the same shall become due and payable and shall otherwise comply with each other term and condition of such policies so as to ensure that such policies are, and shall continue, in full force and effect.

     (f)  All of the insurance policies relating to the Loulo Project (and, to the extent required by the Facility Agent as set forth in clause (j), all policies of reinsurance issued in connection therewith) will, in each case, in accordance with standard practice in the mining industry having regard, INTER ALIA, to the limited recourse nature of the facility granted pursuant to this Agreement and to prevailing market practice in connection with comparable facilities for projects similar to the Loulo Project:

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          (i)  specify the Lender Parties as additional insureds under all policies of liability insurance and as additional insureds and the Facility Agent as first loss payee under all policies of property, business interruption and marine insurance, and contain such endorsements in favour of the Facility Agent as the Facility
               Agent shall reasonably require;

          (ii) not be cancellable (or non-renewable or subject to a decrease in the scope or amount of coverage (including by way of increase in any deductible)) as against the Facility Agent (including for failure to pay premiums) or subject to material alteration of any kind without (x) in the case of any such action, thirty (30) days written notice of such action having been given by the Borrower or the issuer of the relevant policy to the Facility Agent, and
               (y) in the case of any such material alteration, the prior written consent of the Facility Agent;

          (iii) in the case of insurance covering loss or damage to any of the
               Project Assets, contain a "LENDER LOSS PAYABLE" provision for the benefit of the Facility Agent on behalf of itself and the Lenders
               (including that the policy shall not be invalidated as against the Facility Agent by reason of any action or failure to act of the Borrower or any other person), provide for (including
               containment of a "NON-VITIATION" provision) waiver of any right of set-off, recoupment, subrogation, counterclaim or any other deduction, by attachment or otherwise, with respect to any liability of the beneficiary of such policy, and shall provide that all amounts payable by reason of loss or damage to any of the Project Assets shall be payable to the Facility Agent for replacement;

          (iv) provide for payments of claims thereunder in Dollars (except as set forth in the Insurance Summary); and

          (v)  otherwise (including with respect to the identity of the brokers, insurers, re-insurers and/or indemnities involved in connection with the solicitation, placement and issue of such insurance policies) be in form and substance reasonably satisfactory to the
               Facility Agent.

          In connection with the foregoing, the Borrower and, to the extent that it is party to any such insurance policy, each Guarantor shall (y)
          execute and deliver notices to the brokers, underwriters and insurance companies through or with whom any policy of insurance maintained in connection with the Loulo Project have been effected in such form as the Facility Agent may from time to time reasonably request, and (z)
          procure that any insurer effecting any reinsurance of any policy of insurance maintained in connection with the Loulo Project execute and deliver such notices to the issuer of any such policy of reinsurance as the Facility Agent may from time to time reasonably request.

     (g)  The Borrower shall not at any time do or omit to do anything whereby any insurance required to be effected under the Insurance Summary or pursuant

                                       74

          to this Clause would, or would be likely to, be rendered void or voidable or suspended, impaired or defeated in whole or in part.

     (h)  The Borrower will make (or will cause to be made) full disclosure of all relevant issues and facts to the issuer of each insurance policy maintained in connection with the Loulo Project such that no such issuer will be entitled to vitiate, cancel or otherwise refuse or decline to honour the terms of, or pay claims in respect of, any such insurance policy.

     (i)  The Borrower will cause proceeds, if any, of all insurances
          (excluding, for the avoidance of doubt, any Political Risk Insurance)
          maintained with respect to the Loulo Project and the Mine to be applied as follows:

          (i)  all amounts received in respect of:

               (x)  the partial or total nationalisation, expropriation,
                    compulsory purchase or requisition of the Mine or the
                    Project Assets, or any interest therein;

               (y)  any release, inhibition, modification, suspension or
                    extinguishment of any Mining Rights, or the imposition of
                    any restriction affecting the Mine or the Project Assets or the grant of any Mining Right; and

               (z)  the suspension or material modification of any Approval required or advisable in connection with the Loulo Project or the operation of the Mine,

          shall, in each such case, be deposited into the Operating Account and applied to make a mandatory prepayment of the principal amount of the
          Loans pursuant to Clause 3.1(c);

          (ii) all amounts received in respect of any liability insurance may be paid directly to the person entitled thereto and after an
               Enforcement Event all such amounts shall (except to the extent that such amounts are, pursuant to the provisions of the relevant policy of insurance, required to be paid to the third party suffering the loss to which such amount relates) be deposited into the Operating Account (it being understood that, without prejudice to clause (f)(iii) or any other provision of this
               Agreement, all proceeds denominated in CFA shall be deposited into the Project Account (Mali));

          (iii) all amounts received in respect of any business interruption insurance or delay in start-up insurance shall be deposited into the Operating Account; and

          (iv) prior to an Enforcement Event, all proceeds from casualty or property insurance received for any single repair, replacement or restoration costing less than U.S.$1,000,000 (or the equivalent thereof in any other currency) shall be promptly deposited into the Operating Account and may be applied to the repair,
               replacement or restoration of the assets in respect of which the relevant proceeds were received or for reimbursement of the person which effected

                                       75

               such repair, replacement or restoration and after an Enforcement
               Event all such proceeds shall be applied as the Lenders shall determine. All such proceeds received for any such single repair, etc. costing an amount which is equal to or in excess of
               U.S.$1,000,000 (or the equivalent thereof in any other currency)
               shall, with the consent of the Required Lenders, be applied to the prompt payment of the cost of the repair, replacement or restoration of such damaged or destroyed asset. In the event that the consent of the Required Lenders shall not be granted pursuant to the provisions of the immediately preceding sentence, then all such proceeds shall be applied to make a mandatory prepayment of the principal amount of the Loans pursuant to Clause 3.1(c).

     (j)  If the Facility Agent, acting reasonably, shall so require, at the cost and expense of the Borrower, the Borrower will procure that:

          (i)  any policy of insurance issued in connection with the Loulo
               Project is re-insured and kept re-insured with one or more reputable international re-insurance companies or underwriters and through such brokers as the Facility Agent shall, acting in its reasonable discretion, approve and to the reasonable
               satisfaction of the Facility Agent as to the form and content thereof;

          (ii) any claim upon such policies of re-insurance shall be paid without deduction or set-off and any such claim under a policy of re-insurance with respect to a claim under the policies of insurance relating to the Loulo Project shall be paid in
               accordance with clause (i); and

          (iii) all such instruments of re-insurance shall be deposited with brokers approved by the Facility Agent and that copies thereof, together with such undertakings as the Facility Agent may
               reasonably require, are furnished to the Agent.

     (k)  For the avoidance of doubt neither any Lender Party nor the Insurance
          Consultant shall be under any obligation to the underwriters, insurance companies, or brokers by or through whom any policy of insurance referred to in this Clause shall be effected.

10.15 AFTER-ACQUIRED COLLATERAL

     Upon the acquisition or production of any Project Assets (including the entering into of any Project Document but excluding any inventory in the nature of extracted ore or refined or semi-refined metal) in respect of which no lien has effectively been granted pursuant to any Security
     Agreement and which constitute assets having an aggregate fair market value
     (or contracts contemplating the making of payments) of in excess of
     U.S.$100,000 (or the equivalent thereof in any other currency), the relevant Obligor shall, to the extent permitted by applicable law:

     (a)  enter into instruments similar to the relevant Security Agreement;

                                       76

     (b)  simultaneously therewith, effect all relevant notarisations and registrations or obtain the acknowledgement and agreement of all relevant counterparties, as the case may be; and

     (c)  take all other actions necessary or advisable or, in the opinion of legal advisers to the Facility Agent, desirable in order to:

          (i)  create in favour of the Lender Parties a valid and perfected first-priority lien (except for (x) liens resulting from
               mandatory provisions of applicable law and (y) liens specifically permitted to be incurred by the Agreement or any Security
               Agreement) over all of such newly acquired Project Assets; and

          (ii) evidence the creation of such lien (including opinions of legal advisers).

     Without prejudice to the generality of the foregoing, the Borrower will ensure that:

     (d)  promptly upon (and in any event within ten (10) Business Days after)
          the effectiveness of any Project Document of the nature described in clause (b) of the definition thereof, (i) the Lender Parties shall be granted a valid and perfected first priority lien (except as aforesaid) over the Borrower's rights thereunder as security for the
          Obligations, and (ii) the Facility Agent shall have received such documentation as it shall reasonably require as evidence of the rights of the Lender Parties to assume the rights and obligations of the
          Borrower (and/or any affiliate thereof party to such Project Document)
          under each such Project Document which is a Step-In Project Document upon the occurrence of an Event of Default or such other event as the
          Facility Agent shall specify; and

     (e)  promptly upon (and in any event within ten (10) Business Days after)
          the earliest to occur of (i) occurrence of the Mechanical Completion
          Date, and (ii) the date on which the Borrower shall have acquired the surface and other land rights referred to in Clause 10.16(b)(ii), the
          Borrower shall have entered into the Borrower Security Agreement (Mali
          Fixed Asset Charge) and thereby (in conjunction with the other actions referred to in the first paragraph of this Clause) grant to the
          Facility Agent (for the benefit of the Lender Parties) a perfected first-priority lien in respect of all Project Assets which are fixed assets.

10.16 PROJECT DOCUMENTS

     (a)  Each Obligor undertakes to ensure that, except to the extent expressly permitted pursuant to this Agreement or any other Loan Document:

          (i)  each Obligor and, to the extent reasonably within any Obligor's control any other relevant Project Party, observes their
               respective obligations under all Project Documents in all
               material respects;

                                       77

          (ii) no Obligor abandons, settles, compromises or discontinues or becomes non-suited in respect of proceedings against any party in connection with a Project Document;

          (iii) each Obligor takes the action that a prudent, diligent and reasonable person would take to cause each party to a Project
               Document to observe its obligations in connection with that
               Project Document, and if that party defaults in the performance of those obligations to take the action that a prudent, diligent and reasonable person would take to enforce its resulting rights thereunder, unless the Facility Agent, acting in its reasonable discretion, agrees otherwise; and

          (iv) each Obligor exercises any discretionary or similar power which might be granted to it pursuant to any Project Document in a manner which is consistent with the obligations of such Obligor contained in the Loan Documents to which it is a party (including those obligations set forth in Clause 10.17).

     (b)  Following the Effective Date the Borrower will promptly proceed to:

          (i)  implement by no later than 29 October, 2004 (or, in the case of the Road Agreement, the Mechanical Completion Date) the Mining
               Contract, the Power Contract, the Refining Contract and the Road
               Agreement on terms and conditions and pursuant to documentation
               (and, in the case of the Mining Contract, the Power Contract and the Refining Contract, with a Mining Contractor, Power Contractor and Refiner, respectively) reasonably satisfactory to the
               Facility Agent and which are consistent with (x) the summary of the terms and conditions and the drafts of each such Project
               Document, in each case provided pursuant to Clause 6.1.4(c), and
               (y) the obligations of the Borrower contained in Clause 10.6; and

          (ii) acquire such surface and other land rights as shall, in the reasonable opinion of the Facility Agent, be necessary in order to enable the implementation of the Borrower Security Agreement
               (Mali Fixed Asset Charge) in accordance with Clause 10.15(e).

10.17 SALE OF PRODUCTION

     Subject to the terms of any relevant Committed Risk Management Agreement in force from time to time, the Borrower will ensure that all Project Output is sold for the best purchase price reasonably obtainable denominated in
     Dollars, and the Borrower will ensure that the proceeds of any purchase price of all Project Output are, subject to the terms of this Agreement, promptly deposited directly into the Operating Account.

10.18 POLITICAL RISK INSURANCE

     (a)  The Borrower will, on demand, reimburse each Covered Lender in respect of premiums and any other amounts (including any costs and expenses of the provider of any Political Risk Insurance) payable in connection with

                                       78

          any policy of Political Risk Insurance implemented pursuant to this
          Agreement (including any such premium or other amounts payable on or after the date of prepayment of the Loans or on or after the date of termination of this Agreement).

     (b)  Each Obligor hereby acknowledges and agrees that each Covered Lender may furnish copies of all instruments (including the Operative
          Documents), documents, notices and other information furnished to and received by such Covered Lender pursuant to this Agreement or any other Loan Document to the provider of the Political Risk Insurance taken out by such Covered Lender.

     (c)  Each Obligor will (and each Guarantor will ensure that the Borrower and each of its affiliates will) render all necessary assistance to each Covered Lender in connection with the maintenance of any
          Political Risk Insurance (and full coverage thereunder) and the collection of any claim thereunder.

     (d)  Each Obligor shall (and each Guarantor will ensure that the Borrower and each of its affiliates shall) act in a manner so as to ensure that an exclusion from liability in respect of any claim of any Covered
          Lender under any policy of Political Risk Insurance does not arise as a result of any action or any inaction of any Obligor or any affiliate of either thereof. Without limiting the generality of the foregoing, no Obligor will (and each Guarantor will ensure that neither the
          Borrower nor any of its affiliates will):

          (i)  provoke or instigate any loss covered by such policy;

          (ii) without the prior written consent of the Lenders, accept compensation from Mali or any Governmental Agency thereof in respect of any loss covered by such policy; or

          (iii) in the case of the Borrower only, employ its assets for any purpose not associated with the Loulo Project.

     (e)  Each Obligor will ensure at all times that neither Mali nor any
          Governmental Agency thereof has any ownership or other interest in any
          Project Assets (excluding, however, (i) any royalty payment to Mali disclosed in Item 7.18 ("ROYALTY AGREEMENTS") of the Disclosure
          Schedule, and (ii) the ownership by the Government of Mali of twenty
          (20%) of the issued share capital of the Borrower).

10.19 BUSINESS ACTIVITIES; FISCAL YEAR

     (a)  The Borrower will not:

          (i)  engage in any business activity other than the consummation of the Loulo Project and the operation of the Mine in a manner so as to ensure compliance with the projections set forth in the Cash
               Flow Schedule and any activity incidental thereto;

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          (ii) maintain any place of business in the United Kingdom or elsewhere
               (other than the location of the Mine or Bamako, Mali) without first taking (to the satisfaction of the Facility Agent) all actions necessary to protect the lien granted pursuant to the relevant Security Agreements;

          (iii) except as may be required by applicable law in connection with any increase in the capital of the Borrower, amend its Organic
               Documents or change its corporate name; or

          (iv) change its Fiscal Year.

     (b)  Neither Guarantor will engage in any business activity other than:

          (i)  in the case of RRL, as a holding company for the ownership, directly or indirectly, of all or a portion of the issued and outstanding share capital of the Borrower and other subsidiaries engaged in exploration, development, mining and related
               activities in connection with the mining of gold and activities incidental thereto; and

          (ii) in the case of RRL (Somilo), as a holding company for the ownership, directly, of the issued and outstanding share capital of the Borrower and activities incidental thereto.

10.20 INDEBTEDNESS

     No Obligor will, and RRL will ensure that no Group Member will, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any indebtedness other than:

     (a)  indebtedness in respect of the Loans and other Obligations;

     (b)  in the case of each Obligor indebtedness in respect of the Required
          Risk Management Agreements in accordance with Clause 10.7, or, without prejudice to the proviso to this clause, other Risk Management
          Obligations incurred in the ordinary course of business; PROVIDED,
          HOWEVER, that (i) each Obligor shall only incur Risk Management
          Obligations on a non-margin basis and otherwise pursuant to documentation satisfactory to the Agent, and (ii) no Obligor will enter into any Production Related Risk Management Agreement with a counterparty which is not a Lender; and PROVIDED, FURTHER, HOWEVER that on any date, the aggregate number of ounces of Gold produced at the Mine and required to be delivered on such date and at any time during the twelve (12) month period commencing on such date under all
          Committed Risk Management Agreements in effect on such date and relating to Production shall not exceed an amount equal to seventy percent (70%) of the then scheduled Production for such twelve (12)
          month period;

                                       80

     (c)  indebtedness in respect of the other Operative Documents the repayment of which is materially consistent with the Cash Flow Schedule as in effect on the Effective Date;

     (d)  in the case of the Borrower, and at any date:

          (i)  unsecured indebtedness outstanding at such date and incurred in the ordinary course of business in connection with Project Costs
               (by way of open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services (and excluding, for the avoidance of doubt, financial indebtedness);
               and

          (ii) indebtedness of the Borrower not in excess of U.S.$6,000,000 (or the equivalent thereof in any other currency) in aggregate at any one time outstanding incurred to suppliers of equipment and other personal property constituting Project Capital Costs (excluding equipment and other personal property supplied pursuant to the
               Construction Contract, the Mining Contract or the Power Contract)
               in respect of the deferred purchase price of such equipment or personal property or in respect of Capital Leases relating to such equipment or personal property;

     (e)  in the case of the Borrower, Approved Subordinated Indebtedness;

     (f)  in the case of RRL and/or Randgold Resources (Mali) Sarl, indebtedness in an aggregate principal amount (for both such entities) not in excess of the CFA equivalent of U.S.$3,000,000 incurred by way of overdraft facilities extended to each such person by Banque de
          Developpement du Mali;

     (g)  indebtedness in respect of taxes, assessments or governmental charges, and indebtedness in respect of amounts accrued due and payable in connection with employment, materials or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Clause 10.4;

     (h)  indebtedness in respect of judgments or awards, the enforcement of which has not been stayed (by reason of a pending appeal or otherwise), for a period of more than ten (10) days, which do not, in the aggregate with respect to any Group Member, exceed U.S.$1,000,000
          (or, in the case of RRL or Societe des Mines de Morila S.A.,
          U.S.$3,000,000) (or, in any such case, the equivalent thereof in any other currency);

     (i)  in the case of the Borrower, indebtedness in an aggregate principal amount not in excess of U.S.$2,500,000 outstanding to the Government of Mali; and

     (j)  indebtedness permitted to be incurred pursuant to the Morila Project
          Finance Agreement as in effect on the Effective Date; and

     (k)  indebtedness in a principal amount not in excess of U.S.$40,000,000 incurred by Societe des Mines de Morila S.A. for the purpose of

                                       81

          refinancing indebtedness outstanding pursuant to the Morila Project
          Finance Agreement and incurred on terms and conditions no more onerous than those contained in the Morila Project Finance Agreement.

10.21 LIENS

     No Obligor will, and RRL will ensure that no Group Member will, create, incur, assume or suffer to exist any lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired, except:

     (a)  liens in favour of the Facility Agent (for the rateable benefit of the
          Lender Parties) or in favour of the Lender Parties granted pursuant to any Loan Document;

     (b)  liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

     (c)  liens of carriers, warehousemen, mechanics, materialmen, suppliers and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

     (d)  liens incurred in the ordinary course of business in connection with unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for financial indebtedness) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

     (e)  judgment liens in existence less than ten (10) Business Days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

     (f)  in the case of the Borrower, liens securing indebtedness permitted to be incurred and outstanding pursuant to Clause 10.20(d)(ii); PROVIDED,
          HOWEVER, that any such lien shall attach only to the asset in respect of which such indebtedness is incurred;

     (g)  liens permitted to be incurred or in existence pursuant to the Morila
          Project Financing Agreement as in effect on the Effective Date; and

     (h)  liens securing indebtedness permitted to be incurred and outstanding pursuant to Clause 10.20(k); PROVIDED, HOWEVER, that any such lien shall attach only to an asset relating directly to the Morila Project
          (as defined in the Morila Project Financing Agreement).

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     For the purposes of this Clause the obligations secured by any lien created or incurred in the ordinary course of business (other than any liens of the nature referred to in clause (a) or (b)) may not exceed U.S.$500,000 in the aggregate at any one time outstanding.

10.22 CAPITAL EXPENDITURES

     The Borrower will not make or commit to make any costs in respect of
     Capital Expenditures other than such costs which are identified in the
     Development Plan and shall not make or commit to make any such costs if, at the time, or as a consequence of, incurring any such item of expenditure any Default shall have occurred and be continuing; PROVIDED, HOWEVER, that, if any such Default shall have occurred and be continuing, the Borrower may make Capital Expenditures constituting Required Completion Expenditures and
     Required Maintenance Expenditures.

10.23 INVESTMENTS

     The Borrower will not acquire all or substantially all of the assets of any other person and will not make, incur, assume or suffer to exist any investment in any other person, except Cash Equivalent Investments permitted pursuant to Clause 4 to be made with balances standing to the credit of any Project Account.

10.24 RESTRICTED PAYMENTS, ETC

     The Borrower will not:

     (a)  declare, pay or make any distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any ownership interest of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock of, or other ownership interest (now or hereafter outstanding) in, the Borrower or apply any of its funds, property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock of, or other ownership interest (now or hereafter outstanding) in, the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock of, or other ownership interest (now or hereafter outstanding) in, the Borrower;

     (b)  repay, redeem, purchase or otherwise defease or discharge any indebtedness owing to, or make any other payment to, any affiliate
          (including all Approved Subordinated Indebtedness); or

     (c)  make any deposit for any of the foregoing purposes or otherwise discharge any indebtedness incurred by any affiliate;

     PROVIDED, HOWEVER, that:

     (A)  the Borrower may make any payment or take any other action for any of the foregoing purposes on any date after the Group Members
          Undertakings Release Date if each of the following conditions are satisfied:

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          (i)  no Default shall have occurred and be continuing or would result from any such payment or other action;

          (ii) any such payment or other action may only be made or taken on a
               Cash Sweep Payment Date;

          (iii) the Debt Service Coverage Ratio (Historic) for the six (6) month period ending on the Cash Sweep Calculation Date occurring immediately prior to such date of payment or other action was equal to or in excess of one hundred and thirty five percent
               (135%);

          (iv) the Debt Service Coverage Ratio (Prospective) for each of the six
               (6) month periods commencing on the first two Calculation Dates occurring on or after the date of preparation of the Compliance
               Certificate delivered most immediately prior to the Cash Sweep
               Payment Date on which such payment or other action is to be made or taken shall be projected to be equal to or in excess of one hundred and thirty five percent (135%);

          (v)  after giving effect to all payments required to be made on or prior to the Cash Sweep Payment Date referred to in clause (ii)
               of this proviso (including any such payments required to be made on such Cash Sweep Payment Date pursuant to Clause 3.1(d)), there are sufficient funds standing to the credit of the Operating
               Account to permit such payment to be made in accordance with the provisions of Clause 4.1(b);

          (vi) in the case of any repayment, etc. of Approved Subordinated
               Indebtedness pursuant to clause (a), such repayment etc. shall be permitted to be made pursuant to the Subordination Agreement; and

          (vii) any such payment may only be made if, and to the extent that, after giving effect to such payment the aggregate cash balances
               (calculated in Dollars) of each of the Operating Account, the
               Project Account (Mali) and the Project Account (Mali-Site) are in
               excess of U.S.$10,000,000;

     (B)  the Borrower may, during the period commencing on the Effective Date and ending on the date which is five (5) Business Days after the initial Borrowing Date, make a repayment of Approved Subordinated
          Indebtedness or return of Capital Contributions in the event, and to the extent, that the aggregate amount of Approved Subordinated
          Indebtedness and Capital Contributions made by RRL or RRL (Somilo) to the Borrower prior to the initial Borrowing Date exceeded
          U.S.$29,393,000 and, provided that any such repayment shall not result in the aggregate balance of Approved Subordinated Indebtedness and
          Capital Contributions being less than U.S.$29,393,000; and

     (C)  at any time when no Default shall then have occurred and be continuing, the Borrower may (but excluding, however, any
          reimbursement of any amount contributed by either Guarantor to the
          Borrower pursuant to Clause 6.1(c)

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          and 6.2 of either Guarantee) reimburse each Guarantor in respect of any Project Costs actually paid for by such Completion Guarantor at any time after the initial Borrowing Date (and, in connection therewith and for all purposes of this Agreement (including Clause 4)
          such reimbursement shall constitute a Project Cost payable by the
          Borrower as if the relevant Project Cost paid by the relevant
          Guarantor had been paid by the Borrower).

     The Borrower will ensure that any payment made by it to RRL, RRL (Somilo)
     or any other person by way of management or similar fee shall not exceed the amounts set forth in the Management Contract and shall be paid pursuant to the terms and conditions of the Management Contract and the Borrower agrees that no such payment to RRL, RRL (Somilo) or any other such person shall be made at any time when an Enforcement Event has occurred and is continuing.

10.25 TAKE OR PAY CONTRACTS

     Except as set forth in Item 10.25 ("TAKE OR PAY CONTRACTS") of the
     Disclosure Schedule, no Obligor will enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by such Obligor regardless of whether or not such materials, supplies, other property or services are delivered or furnished to it. For the avoidance of doubt, nothing in this Clause shall prohibit the Borrower from entering into any Required Risk Management Agreement.

10.26 MERGERS, ETC

     No Obligor will enter into any amalgamation, demerger, merger or reconstruction except as may be consented to by all the Lenders, such consent not to be unreasonably withheld or delayed.

10.27 ASSET DISPOSITIONS, ETC

     No Obligor will, and RRL will not permit any Group Member to, sell, transfer, lease or otherwise dispose of any of, or grant options, warrants or other rights with respect to, any of its assets (including accounts receivable) to any person, unless:

     (a)  in the case of the Borrower, such disposal is of Project Output made in the ordinary course of business under the terms of the Refining
          Contract or otherwise pursuant to arrangements with refineries which are satisfactory to the Lender Parties acting in their reasonable discretion;

     (b)  in the case of any other Group Member which is producing output from mining activities, such disposal is of such output made in the ordinary course of business;

     (c)  such disposal is of obsolete assets which are no longer used or required by the relevant Group Member or of assets which are to be replaced;

     (d)  the net book value of all assets disposed of by all Obligors
          (excluding, however, assets disposed of pursuant to clause (a), (b) or
          (c)) in the same Fiscal Year does not exceed U.S.$5,000,000 (or the equivalent thereof in

                                       85

          any other currency) in the aggregate and fair value in cash or other assets is received therefor; or

     (e)  the net book value of all assets disposed of by all Group Members
          (other than the Obligors and excluding, however, assets disposed of pursuant to clause (b) or (c)) in the same Fiscal Year does not exceed
          U.S.$5,000,000 (or the equivalent thereof in any other currency) in the aggregate and fair value in cash or other assets is received therefor.

     All cash proceeds received by the Borrower in connection with any transaction permitted to be entered into by it pursuant to this Section shall be deposited into the Operating Account.

10.28 TRANSACTIONS WITH AFFILIATES

     No Obligor will enter into, or cause, suffer or permit to exist:

     (a)  any arrangement or contract pursuant to which any indebtedness is extended by such Obligor to any of its affiliates as obligor;

     (b)  any arrangement or contract with any of its affiliates of a nature customarily entered into by persons which are affiliates of each other
          (including management or similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payments to be made by any Obligor to any affiliate unless such arrangement is fair and equitable to such Obligor; or

     (c)  any other transaction, arrangement or contract with any of its other affiliates which would not be entered into by a prudent person in the position of such Obligor with, or which is on terms which are less favourable to such Obligor than are obtainable from, any person which is not one of its affiliates;

     PROVIDED, HOWEVER, that nothing in this Clause shall prevent, or be deemed to prevent:

          (w)  the payment of management fees by the Borrower to RRL or any of its affiliates to the extent that such management fee is
               permitted to be paid pursuant to Clause 10.24;

          (x)  the incurrence and repayment by the Borrower of Approved
               Subordinated Indebtedness permitted to be incurred and/or repaid pursuant to the terms of this Agreement;

          (y)  the repayment of Approved Subordinated Indebtedness, or return of
               Capital Contributions, by the Borrower to either Guarantor in each case as permitted to be made pursuant to clause (B) of the proviso to Clause 10.24; or

          (z)  the reimbursement by the Borrower to either Guarantor of any
               Project Costs permitted to be made pursuant to clause (C) of the proviso to Clause 10.24.

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10.29 RESTRICTIVE AGREEMENTS, ETC.

     No Obligor will, and RRL will not permit any Group Member to, enter into any agreement (excluding this Agreement and the other Loan Documents)
     prohibiting the creation or assumption of any lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of such Group Member to amend or otherwise modify this Agreement or any other Operative Document.

10.30 INCONSISTENT AGREEMENTS

     No Obligor will, and RRL will not permit any Group Member to, enter into any agreement containing any provision which would be violated or breached by the making of the Loans hereunder or by the performance by such Obligor of its obligations hereunder or under any Loan Document.

10.31 PROJECT DOCUMENTS

     Without prejudice to Clause 10.32, no Obligor will, and RRL will not permit any Group Member to,:

     (a)  amend, modify or waive any material provision of any Project Document to which it is a party; or

     (b)  terminate (other than in accordance with its terms (excluding, however, as a result of the breach of any obligation by any party thereto)) or replace, any Project Document to which it is a party.

     For the avoidance of doubt those provisions of the Management Contract relating to the calculation and payment of amounts thereunder by the
     Borrower to RRL shall each be deemed to be material provisions of the
     Management Contract.

10.32 ACTIONS AND PERFORMANCE UNDER PROJECT DOCUMENTS

     No Obligor will, and RRL will not permit any Group Member to, take or refrain from taking any action under any of the Project Documents which would have a material adverse effect on:

     (a)  the ability of the Borrower to consummate the Loulo Project and operate the Mine in accordance with the Development Plan and achieve
          Mechanical Completion by no later than 30 June, 2006, and Economic
          Completion by no later than 31 December, 2007;

     (b)  any collateral subject to any Security Agreement and the perfection and priority of the liens granted or purported to be granted therein;
          or

     (c)  the ability of such Obligor to pay and perform its Obligations.

     Each Obligor will, and RRL will cause each Group Member to, perform each of its material obligations contained in each Project Document to which it is a party in the manner contemplated by such Project Document.

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10.33 BANK ACCOUNTS

     The Borrower shall not open any bank account or maintain any similar deposit arrangement or maintain any balance in any bank account or in respect of such arrangement other than the Project Accounts except with the prior written consent of the Facility Agent (such consent not to be unreasonably withheld but to be deemed to have been reasonably withheld if any such account shall not be subject to a first priority perfected lien in favour of the Lender Parties).

10.34 ROYALTIES

     The Borrower will not enter into or permit to be subsisting, any agreement relating to the granting of royalties or net profits interests other than as set forth in the royalty agreements listed in Item 7.18 ("ROYALTY
     AGREEMENTS") of the Disclosure Schedule. Notwithstanding the disclosure in such Item 7.18 ("ROYALTY AGREEMENTS") of the royalty payment referred to in the Shareholders Agreement (the "INVENTORS' ROYALTY"), each of the Obligors agrees that such Inventors' Royalty shall not be payable in any circumstances at any time when any amount shall be outstanding under this
     Agreement or any other Loan Document or any Lender shall have any outstanding Commitment to make Loans hereunder.

10.35 ACQUISITIONS

     Except as expressly permitted hereunder, no Obligor will, and RRL will not permit any Group Member to:

     (a)  purchase, subscribe for or otherwise acquire any shares (or other securities or any interest therein), in, or incorporate, any other company or agree to do any of the foregoing; or

     (b)  purchase or otherwise acquire any assets (other than in the ordinary course of business) or revenues or (without limitation to any of the foregoing) acquire any business or interest therein or form or enter into, any partnership, consortium, joint venture or other like arrangement or agree to do so;

     PROVIDED, HOWEVER, that, without prejudice to any other provision of this
     Agreement (including Clauses 10.20 and 10.21), RRL may, at any time when no
     Default shall have occurred and be continuing, make acquisitions of the nature referred to in clauses (a) and (b) if the aggregate consideration given by or on behalf of RRL in connection with all such acquisitions does not exceed U.S.$50,000,000.

11.  EVENTS OF DEFAULT

11.1 EVENTS OF DEFAULT

     The term "EVENT OF DEFAULT" shall mean any of the events set forth in this
     Clause.

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11.1.1 NON-PAYMENT OF OBLIGATIONS

     The Borrower:

     (a)  shall default in the payment, repayment or prepayment when due of any principal amount of or interest on any Loan (and, in the case of any default which is caused by administrative or technical error on the part of the Facility Agent, such default shall continue unremedied for a period of three (3) Business Days); or

     (b)  shall default in the payment when due of any other Obligation (and such default shall continue unremedied for a period of five (5)
          Business Days).

11.1.2 NON-PERFORMANCE OF CERTAIN COVENANTS

     The Borrower shall default in the due performance and observance of any of its obligations under:

     (a)  Clause 10.3, 10.8, 10.12 or 10.19 to 10.34 inclusive;

     (b)  Clauses 2 to 5, and 7 of the Subordination Agreement; or

     (c)  Clause 2 or 6 of either Guarantee.

11.1.3 NON-PERFORMANCE OF OTHER OBLIGATIONS

     Any Obligor shall default in the due performance or observance of any term, condition, covenant or agreement contained herein or in any other Loan
     Document executed by it (other than a default referred to in Clause 11.1.1 or 11.1.2), and, if capable of cure or remedy, such default shall continue unremedied for a period of ten (10) Business Days.

11.1.4 BREACH OF REPRESENTATION OR WARRANTY

     Any representation or warranty of any Obligor made hereunder or under any other Loan Document executed by it or in any other document delivered by or on behalf of such Obligor to any Lender Party for the purposes of or in connection with this Agreement or any such Loan Document is or shall be incorrect in any material respect when made.

11.1.5 DEFAULT ON OTHER INDEBTEDNESS

     (a)  A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any indebtedness (other than indebtedness described in Clause 11.1.1) of the Borrower or any other Group Member, having a principal amount, individually or in the aggregate with respect to the Borrower or such
          Group Member, in excess of U.S.$1,000,000 (or, in the case of RRL or
          Societe des Mines de Morila S.A., U.S.$3,000,000) (or, in any such case, the equivalent thereof in any other currency);

                                       89

     (b)  a default shall occur and be continuing in the performance or observance of any obligation or condition with respect to any indebtedness (other than indebtedness described in Clause 11.1.1) of any Group Member if:

          (i)  the effect of such default is to permit (after the passage of time, the giving of notice, the making of any required
               determination or any combination of the foregoing) the
               acceleration of the maturity of any such indebtedness; or

          (ii) such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such indebtedness, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its
               expressed maturity.

11.1.6 BANKRUPTCY, INSOLVENCY, ETC

     (a)  Any Relevant Group Member is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors; or

     (b)  any Relevant Group Member or any other person, takes any action, or other steps are taken or legal proceedings are started, for the winding-up, dissolution or reorganisation of such Relevant Group
          Member, or for the appointment of an examiner, receiver, liquidator, administrator, administrative receiver, manager or similar officer for it or of any or all of its assets and, if such action, steps or legal proceedings are not taken by such Relevant Group Member, such action, steps or legal proceedings are acquiesced in by such person or shall result in the entry of an order for relief or shall remain for thirty
          (30) days undismissed; or

     (c)  any action or proceeding similar to those described in clause (a) or
          (b) shall occur with respect to, or be initiated by or against, any
          Relevant Group Member in any jurisdiction.

11.1.7 REQUIRED RISK MANAGEMENT AGREEMENTS

     Any default shall occur under any Required Risk Management Agreement or any
     Required Risk Management Agreement shall terminate (other than in accordance with its terms) or cease in whole or in part to be the legal, valid and binding obligation of any party thereto; PROVIDED, HOWEVER, that
     (with respect to any such default, termination or cessation arising as a result of any action taken by, or event occurring with respect to, any party to such Required Risk Management Agreement other than an Obligor) in the event that the Borrower shall have made arrangements within five (5)
     Business Days after such default, termination or cessation satisfactory to the Required Lenders with respect to the replacement of any such Required
     Risk Management Agreement in accordance with Clause 10.7 and on substantially similar economic terms and benefits (or on such other terms or benefits as may be satisfactory to the Required Lenders) then no Event of Default shall be deemed to have occurred pursuant to this Section.

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11.1.8 PROJECT DOCUMENTS, ETC.

     (a)  Any of the Project Documents shall terminate (other than in accordance with its terms in circumstances where no default in the performance by the Borrower or any affiliate thereof of its obligations has occurred and is continuing) or for any reason cease to be in full force and effect, except for:

          (i)  any expiration at the end of the term thereof;

          (ii) any termination or replacement consented to by the Required
               Lenders pursuant to Clause 10.31; or

          (iii) if replacement thereof is effected as provided in Clause
               11.1.15; or

     (b)  a default (after giving effect to any applicable grace period) under any of the Project Documents (excluding, however, to the extent referred to in Clause 11.1.15, the Construction Contract, the Mining
          Contract, the Power Contract or the Refining Contract) shall occur, and such default is, in the reasonable opinion of the Required
          Lenders, likely to have a Materially Adverse Effect with respect to the Borrower or RRL (Somilo) (and/or, at any time on or prior to the
          RRL Guarantee Release Date, RRL) and the Borrower fails to obtain a satisfactory alternative agreement or alternative arrangements to satisfactorily mitigate (in the reasonable opinion of the Required
          Lenders) the effect of such termination or default within thirty (30)
          days of such termination or default.

11.1.9 ABANDONMENT; MINING RIGHTS

     (a)  The Borrower shall abandon all or any significant portion of its interest in the Mine or the Project Assets or surrender, cancel or release, or suffer any termination or cancellation of any of its rights, right or interest in the Mine or the Project Assets, other than as specifically permitted by this Agreement and each other Loan
          Document or other than as the Borrower shall have evidenced to all the
          Lenders is not required in connection with the Loulo Project.

     (b)  Any person other than the Borrower shall acquire Mining Rights in respect of all or any portion of properties owned by the Borrower in connection with the Loulo Project.

11.1.10 IMPAIRMENT OF LOAN DOCUMENTS

     Any Loan Document shall terminate (other than in accordance with its terms)
     or cease in whole or in any material part to be the legal, valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any lien securing any Obligation shall, in whole or in part, cease to be a perfected lien which, except as referred to in Clause 7.3(b), ranks first in priority.

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11.1.11 JUDGMENTS

     Any judgment or order for the payment of money which is, individually or in the aggregate with respect to any Group Member, in excess of U.S.$1,000,000
     (or, in the case of RRL or Societe des Mines de Morila S.A.,
     U.S.$3,000,000) (or, in any such case, the equivalent thereof in any other currency), shall be rendered against any Group Member and either:

     (a)  enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

     (b)  there shall be any period of ten (10) consecutive Business Days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

11.1.12 CHANGE IN CONTROL

     (a)  Any Change in Control shall occur; or

     (b)  the ordinary shares of RRL shall cease to be listed on the
          International Stock Exchange of London or (directly or through an
          American Depositary Receipt programme) on the NASDAQ Stock Market.

11.1.13 MATERIALLY ADVERSE EFFECT

     Any event shall occur or condition shall exist which constitutes a
     Materially Adverse Effect.

11.1.14 POLITICAL RISK, EXPROPRIATION, ETC.

     (a)  Either:

          (i)  any Political Risk Insurance previously obtained by any Covered
               Lender shall cease to be in full force and effect (other than as a result of any act or omission of such Covered Lender); or

          (ii) as a result of any act or omission by any Obligor or any affiliate of any thereof, the political risk insurer thereunder shall not be liable to pay a claim thereunder which it would otherwise have been liable to pay;

     (b)  any risk or event covered by any Political Risk Insurance then in effect shall occur; or

     (c)  any Governmental Agency or other person purporting to be, or acting as, any Governmental Agency condemns, nationalises, seizes or otherwise expropriates all or any substantial part of the property or other assets of the Borrower or of its share capital or other ownership interests, or assumes custody or control of such property or other assets or of the business or operations of the Borrower or implements any regulation or law with respect to the remission of funds offshore, taxation or any other matter if such action (together with, if applicable, any prior similar action) would

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          prevent the Borrower from carrying on its obligations under the
          Operative Documents, and such condemnation, nationalisation, seizure, expropriation, assumption, action or implementation is not withdrawn, rescinded, reversed, or in the case of any such action with respect to property or assets, the same are not replaced with equivalent property or assets within thirty (30) days.

11.1.15 DEFAULT, ETC. BY CONTRACTORS

     The Construction Contractor, the Mining Contractor, any Power Contractor,
     the Refiner or RRL shall default in a manner likely to have a Materially
     Adverse Effect in the performance of any of its material obligations under the Construction Contract, the Mining Contract, the Power Contract, the
     Refining Contract or the Management Contract, respectively, and such person shall not have remedied such default within the time prescribed under the relevant contract, or the Borrower shall terminate the services of either the Construction Contractor, the Mining Contractor, any Power Contractor,
     the Refiner or RRL; PROVIDED, HOWEVER, that in the event that either the
     Construction Contractor, the Mining Contractor, any Power Contractor or the
     Refiner shall be so unable to perform such obligations (but not, for the avoidance of doubt, in the event that the Borrower shall have so terminated the services of such person) then no Event of Default shall be deemed to have occurred pursuant to this Clause if the Borrower shall have appointed a substitute Construction Contractor, Mining Contractor, Power Contractor
     or Refiner, as the case may be, of international repute and of at least equivalent credit standing or the Borrower shall be developing the Mine on an interim basis in a manner which will enable the Mine to be developed and constructed as contemplated by the Development Plan and shall have made provision for the appointment of a substitute Construction Contractor,
     Mining Contractor, Power Contractor or Refiner, as the case may be, acceptable to the Required Lenders in their reasonable discretion within thirty (30) days (or, in the case of any such event occurring prior to the
     RRL Guarantee Release Date, sixty (60) days) of the occurrence of such inability to perform or termination.

11.1.16 FAILURE TO REACH CERTAIN MILESTONES

     The Mechanical Completion Date shall not have occurred on or prior to 30
     June, 2006 or the Economic Completion Date shall not have occurred on or prior to 31 December, 2007.

11.1.17 APPROVALS

     Any Approval which is material to the Loulo Project or the Mine or otherwise material to the conduct of the business of the Borrower or the performance of any Obligor's obligations under any Operative Agreement executed by it shall be denied or withdrawn or shall cease to remain in full force and effect or shall otherwise be materially impaired.

11.1.18 CEASE TO CARRY ON BUSINESS

     Any Obligor ceases, is restrained from or threatens to cease, to carry on its business or a substantial part thereof in the ordinary course
     (including, in the case

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     of the Borrower, the Mine), and in the case of any restraint caused by a person other than the relevant Obligor, such Obligor does not recommence its business as aforesaid within thirty (30) days (and, for the avoidance of doubt, the Borrower shall be deemed to have ceased to carry on the Loulo
     Project in the ordinary course in the event the Borrower suffers a loss of all or substantially all of its assets).

11.2 ACTION IF BANKRUPTCY

     If any Event of Default described in Clause 11.1.6 shall occur, the
     Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other
     Obligations (excluding, however, unless express instructions to the contrary are received from the relevant Lender, Obligations in respect of any Risk Management Agreement to which any Lender is a party) shall automatically be and become immediately due and payable, without notice or demand.

11.3 ACTION IF OTHER EVENT OF DEFAULT

     If any Event of Default (other than any Event of Default described in
     Clause 11.1.6) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Facility Agent may, and, if so instructed by the Required Lenders (but not otherwise) shall, upon notice or demand to the Borrower, declare all or any portion of the outstanding principal amount of the Loans to be due and payable and any or all other
     Obligations (excluding, however, unless express instructions to the contrary are received from the relevant Lender, Obligations in respect of any Risk Management Agreement to which any Lender is a party) to be due and payable (and/or, in each such case, to be payable on demand) and/or the
     Commitments (if not theretofore terminated) to be terminated, whereupon the relevant unpaid principal amount of the Loans and any and all other
     Obligations which shall be so declared due and payable shall be and become immediately due and payable (or, in the case of any such Obligations placed on demand, immediately payable on demand by the Facility Agent on the instructions of the Required Lenders), without further notice, demand, or presentment, and/or, as the case may be, the Commitments shall terminate.

11.4 EVENT OF DEFAULT AFTER GROUP MEMBERS UNDERTAKINGS RELEASE DATE

     No Event of Default shall have, or shall be deemed to have, occurred in the event that any of the events referred to in Clause 11.1.5, 11.1.6, 11.1.11,
     11.1.12 or 11.1.13 shall have occurred with respect to any Group Member other than the Borrower and RRL (Somilo) (or in the case of any event referred to in Clause 11.1.5, 11.1.6 or 11.1.12, other than the Borrower,
     RRL and RRL (Somilo)) at any time on or after the RRL Guarantee Release
     Date.

12.  THE FACILITY AGENT AND THE ARRANGERS

12.1 APPOINTMENT

     Each of the Lenders hereby:

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     (a)  appoints the Facility Agent as its agent in connection herewith and as security trustee and/or collateral agent to hold the benefit of the security granted pursuant to those Security Agreements and Guarantees where it is designated as security trustee and/or collateral agent;

     (b)  authorises the Facility Agent to exercise such rights, powers and discretions as are specifically delegated to the Facility Agent by the terms of the Loan Documents together with all such rights, powers and discretions as are reasonably incidental thereto;

     (c)  agrees that, as security trustee and/or collateral agent for itself and the other Lender Parties, the Facility Agent shall hold the benefit of the security granted pursuant to the Security Agreements for itself and the Lender Parties subject to and in accordance with the provisions hereof and of the Security Agreements, which provisions are hereby agreed to and approved by each party to this Agreement; and

     (d)  irrevocably and unconditionally authorises and requests the Facility
          Agent to enter into the Security Agreements and the Guarantees as agent on its behalf (or, as the case may be, as security trustee to hold the benefit of the security granted pursuant to the relevant
          Security Agreements).

12.2 RELIANCE, ETC

     The Facility Agent may:

     (a)  assume that:

          (i)  any representation made by any Obligor in connection with any
               Loan Document is true;

          (ii) no Default has occurred; and

          (iii) no Obligor is in breach of or in default of its obligations under any Loan Document to which it is a party

          unless, in each such case, the Facility Agent has actual knowledge or actual notice to the contrary;

     (b)  assume that the Dollar Lending Office of each Lender is that specified on the signature pages attached hereto (and, in the case of a
          Transferee Lender, at the end of the Transfer Certificate to which it is a party as Transferee Lender) until it has received from any Lender a notice designating some other office of such Lender to replace its
          Dollar Lending Office and may act upon any such notice until the same is superseded by a further such notice;

     (c)  engage and, subject to the provisions of Clause 14.3 in connection with the reimbursement of any payment, pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may seem necessary, expedient or desirable to it and rely upon any advice so obtained;

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     (d)  rely as to any matters of fact which might reasonably be expected to be within the knowledge of any Obligor upon a certificate signed by or on behalf of such Obligor;

     (e)  rely upon any communication or document believed by it to be genuine;

     (f)  refrain from exercising any right, power or discretion vested in it as an agent under any Loan Document unless and until instructed by the
          Required Lenders as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

     (g)  refrain from acting in accordance with any instructions of Required
          Lenders to begin any legal action or proceeding arising out of or in connection with any Loan Document until it shall have received such security and/or further indemnities as it may require (whether by way of payment in advance or otherwise) for all costs, claims, expenses
          (including legal fees and expenses on a full indemnity basis) and liabilities which it will or may expend or incur in complying with such instructions; and

     (h)  hold or place any Loan Document and any document coming into its possession or control pursuant thereto in safe custody with any bank or other person whose business includes the safe custody of documents or with a lawyer or firm of lawyers in any part of the world, without responsibility to any Lender Party for any loss incurred by reason of any action or inaction on the part of any such person or for the supervision of any such person and may pay all sums required to be paid on account of or in respect of the foregoing.

12.3 ACTIONS

     The Facility Agent shall:

     (a)  promptly inform each Lender of the contents of any notice or document received by it in its capacity as agent for the Lenders hereunder from any Obligor under any Loan Document;

     (b)  promptly notify each Lender of the occurrence of any Default of which the Facility Agent has actual knowledge or actual notice;

     (c)  save as otherwise provided herein, act as agent under any Loan
          Document to which it is a party in accordance with any instructions given to it by the Required Lenders, which instructions shall be binding on all of the Lender Parties; and

     (d)  if so instructed by the Required Lenders, refrain from exercising any right, power or discretion vested in it as agent under any Loan
          Document to which it is a party.

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12.4 LIMITATION ON ACTIONS

     Notwithstanding anything to the contrary expressed or implied in any Loan
     Document, the Facility Agent shall not:

     (a)  be bound to enquire as to:

          (i)  whether or not any representation made by any Obligor in connection with any Loan Document is true;

          (ii) the occurrence or otherwise of any Default;

          (iii) the performance by any Obligor of its obligations under any Loan
               Document; or

          (iv) any breach of, or default by any Obligor of, its obligations under any Loan Document;

     (b)  be bound to account to any Lender Party for any sum or the profit element of any sum received by it for its own account;

     (c)  be bound to disclose to any other person any information relating to any Obligor or any affiliate of any thereof if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

     (d)  be under any fiduciary duty towards any Lender Party or under any obligations other than those for which express provision is made in the Loan Documents.

12.5 INDEMNIFICATION BY LENDERS

     Each Lender shall, from time to time on demand by the Facility Agent, indemnify the Facility Agent in the proportion of such Lender's Percentage at the time of such demand, against any and all reasonable costs, claims, expenses (including legal fees) and liabilities which the Facility Agent may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in its capacity as the Facility Agent under the Loan
     Documents.

12.6 EXCULPATION

     (a)  Neither the Facility Agent nor any Arranger accepts any responsibility for the accuracy and/or completeness of any information supplied by or on behalf of any Group Member in connection with any Loan Document or for the legality, validity, effectiveness, adequacy or enforceability of any Loan Document and neither the Facility Agent nor any Arranger shall be under any liability as a result of taking or omitting to take any action in relation to any Loan Document (including any such action taken or omitted to be taken prior to the Effective Date in connection with the arrangement and implementation of the financing facilities contemplated by the Loan Documents), save in the case of gross negligence or wilful misconduct.

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     (b)  In the event that the named insured on the policy of Political Risk
          Insurance maintained in connection with this Agreement shall be the
          Facility Agent or the Arrangers neither the Facility Agent nor the
          Arrangers shall be under any liability whatsoever for any
          invalidation, cancellation or avoidance of any cover provided by such policy or any direct or indirect loss suffered by any Covered Lender due to such invalidity, cancellation or avoidance, except in respect of the Facility Agent's or, as the case may be, the relevant
          Arranger's, negligence or wilful misconduct.

12.7 WAIVER

     Each of the Lender Parties agrees that it will not assert or seek to assert against any director, officer, employee, agent or adviser of the Facility
     Agent or any Arranger any claim it might have against the Facility Agent or an Arranger in respect of the matters referred to in Clause 12.6.

12.8 BANKING ACTIVITIES

     Each of the Facility Agent and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with, any Group Member.

12.9 RESIGNATION AND REPLACEMENT

     (a)  The Facility Agent may resign as such at any time upon at least thirty
          (30) days prior notice to the Borrower and all the Lenders; PROVIDED,
          HOWEVER, that no such resignation shall be effective unless a successor to it as the Facility Agent is appointed in accordance with this Clause. Following delivery of any such notice of resignation, the
          Required Lenders may, with the prior written consent of the Borrower
          (such consent not to be unreasonably withheld or delayed), at any time upon fifteen (15) days notice to the Facility Agent and the Borrower, appoint another Lender as the successor Facility Agent which shall thereupon become the Facility Agent hereunder. If no successor
          Facility Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Facility Agent's giving notice of resignation, then the retiring Facility Agent may, on behalf of the Lender Parties, appoint (with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed)) a successor Facility
          Agent, which shall be one of the Lenders or another reputable and experienced banking or financial institution.

     (b)  If the Facility Agent shall default in, or commit any act of negligence or wilful misconduct in connection with, the performance of any of its material duties under any Loan Document then the Required
          Lenders may, with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed), at any time upon fifteen (15) days notice to the Facility Agent and the Borrower, appoint another Lender (which shall be one of the Lenders or another reputable and experienced banking or financial institution) as a replacement Facility Agent which shall thereupon become the Facility
          Agent hereunder.

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12.10 DISCHARGE

     If a successor to the Facility Agent is appointed under the provisions of
     Clause 12.9, then:

     (a)  the retiring Facility Agent shall be discharged from any further obligations under the Loan Documents but shall remain entitled to the benefit of the provisions of this Clause 12 and of Clauses 14.3 and
          14.4; and

     (b)  its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party hereto.

12.11 CREDIT DECISIONS

     It is understood and agreed by each Lender Party that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each Group
     Member and, accordingly, each Lender Party warrants to each of the Facility
     Agent and the Arrangers that it has not relied and will not hereafter rely on the Facility Agent or the Arrangers:

     (a)  to check or enquire on its behalf into the adequacy, accuracy or completeness of either information provided by or on behalf of any
          Group Member in connection with this Agreement or any other Loan
          Document or the transactions herein or therein contemplated (whether or not such information has been or is hereafter circulated to such
          Lender Party by the Facility Agent or an Arranger); or

     (b)  to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Group
          Member.

12.12 THE FACILITY AGENT AND THE ARRANGERS

     In acting as the Facility Agent or as an Arranger, each relevant Lender
     Party shall be treated as a separate entity from any other division of such
     Lender Party (or similar units of such Lender Party in any subsequent reorganisation) or its affiliates and, without limiting the generality of the foregoing, in the event that any of such Lender Party's divisions (or similar units) or affiliates should act for any Group Member in an advisory capacity in relation to any other matter, any information given by any
     Group Member to such divisions (or similar units) or affiliates for the purposes of obtaining advice shall be treated as confidential and shall not be available to the other Lender Parties without the consent of the
     Borrower; and notwithstanding anything to the contrary expressed or implied herein and without limiting the generality of the foregoing, such Lender
     Party shall not as between itself and the other Lender Parties be bound to disclose to any other Lender Party or other person any information supplied by any Group Member to such Lender Party in its capacity as the Facility
     Agent or an Arranger hereunder which is identified by such Group Member at the time of supply as being unpublished price sensitive information relating to a proposed transaction by a Group Member to such Lender Party and supplied solely for the purpose of evaluating in consultation

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     with such Lender Party in its capacity as advisor whether such transaction might require a waiver or amendment to any of the provisions contained in any Loan Document.

12.13 INTERPRETATION

     As used in this Clause, "ACTUAL KNOWLEDGE" and "ACTUAL NOTICE" of the
     Facility Agent and the Arrangers means actual knowledge or notice of those officers of the Facility Agent, or, as the case may be, an Arranger, from time to time responsible for the performance by the Facility Agent, or, as the case may be, an Arranger, of its obligations under the Loan Documents.

12.14 FACILITY AGENT TO CONDUCT PROCEEDINGS

     The Facility Agent shall have the sole conduct of any action or proceedings to be taken upon the happening of an Event of Default and in the enforcement of any security granted by the Security Agreements and no
     Lender shall (unless the Facility Agent otherwise requests) take any action by itself or in conjunction with any other Lender or any other person to enforce the terms of any of the Loan Documents or to terminate the same. If any Lender notifies the Facility Agent that it wishes to take action as aforesaid, the Facility Agent shall refer the same to the Lenders for decision in accordance with Clause 12.16. Notwithstanding anything to the contrary hereunder, the Facility Agent shall not:

     (a)  formally initiate any legal action or proceedings hereunder against any Obligor on behalf of any Lender without the prior written consent of such Lender; or

     (b)  exercise on behalf of any of the Lenders any of their rights or remedies hereunder or under the Security Agreements unless it has been instructed to do so in writing by such Lenders.

12.15 DECISIONS BY THE LENDERS

     In any case where the materiality of any matter, event or consequence is in question, the Facility Agent shall be entitled (but not bound) to determine the same without reference to the Lenders. Any acknowledgement given by the
     Facility Agent to any Obligor that any matter, event or consequence is not material shall be binding on the Lenders.

     The Facility Agent shall, unless it reasonably considers the matter in question not to be material, be bound (and shall in any event be entitled)
     to notify to the Lenders any question relating to the exercise by the
     Facility Agent of any discretion, or to the giving or withholding by it of any approval or waiver, or of any matter dependent on its opinion, for any purposes under the Loan Documents.

12.16 MANNER OF REFERENCE TO LENDERS

     Whenever the Facility Agent refers any question to the Lenders for any of the purposes of this Clause it shall:

     (a)  do so in writing;

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     (b)  state a time (being reasonable in all the circumstances) within which each Lender is to give directions as aforesaid; and

     (c)  inform the Borrower of the question referred, and the Borrower may submit oral or written statements to all the Lenders in respect thereof.

     If not all the Lenders reply to the Facility Agent within the required time as aforesaid (or such longer time as the Facility Agent may allow) then the percentage referred to in the definition of Required Lenders shall be deemed to refer to the percentage of the aggregate shares of the Lenders who have so replied.

13.  GENERAL PAYMENT PROVISIONS AND SET-OFF

13.1 PAYMENTS, COMPUTATIONS, ETC

     All payments by any Obligor pursuant to this Agreement or any other Loan
     Document, whether in respect of principal amount, interest or otherwise, shall (except with respect to any repayment or prepayment of any Obligation denominated in another currency) be paid in Dollars. All such payments made in Dollars shall be made by the relevant Obligor to the Facility Agent for the account of each Lender Party entitled thereto, by delivery of Dollars in immediately available funds to an account of the Facility Agent at the
     Facility Agent's Dollar Lending Office, which account shall be designated from time to time by notice to the Borrower from the Facility Agent, for the account of each Lender Party entitled thereto (and, if such payment shall be of less than the due amount of the relevant payment Obligation then due and owing, for the PRO RATA benefit of each Lender Party entitled to share in such payment in accordance with its respective portion of the aggregate unpaid amount of similar payment Obligations). All such payments denominated in Dollars shall be made, without setoff, deduction, or counterclaim, not later than 11:00 a.m., on the date when due. All such payments denominated in any currency other than Dollars shall be payable to such account, and by such time, as the Facility Agent shall specify from time to time. Any payments received hereunder after the time and date specified in this Clause shall be deemed to have been received by the
     Facility Agent on the next following Business Day. The Facility Agent shall promptly remit to each Lender Party its share (calculated as aforesaid), if any, of such payments, in kind. Such remittance shall be to an account designated by such Lender Party to the Facility Agent by notice from time to time and maintained at, in the case of a Lender, such Lender's Dollar
     Lending Office, or, in the case of any other Lender Party, such location as such Lender Party shall designate to the Facility Agent by notice from time to time. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day)
     occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Subject to clauses (d) and (f) of the definition of "INTEREST PERIOD", whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment.

     All calculations of any amount due hereunder or any other Loan Document shall be made by the Facility Agent and shall, in the absence of manifest error, be conclusive evidence of such amount.

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13.2 REDISTRIBUTION OF PAYMENTS

     (a)  If, at any time, the proportion which any Lender Party (a "RECOVERING
          LENDER PARTY") has received or recovered (whether voluntary, involuntary, by application of set off or otherwise) in respect of its portion of any payment (a "RELEVANT PAYMENT") to be made under this
          Agreement or under any other Loan Document (other than any Risk
          Management Agreement to which it is party) by any Obligor for the account of such Recovering Lender Party and one or more other Lender
          Parties is greater (the amount of such excess being herein called an
          "EXCESS AMOUNT") than the proportion thereof received or recovered by the Lender Party or Lender Parties entitled to participate in the payment Obligation to which such payment relates and which are receiving or recovering the smallest proportion thereof (which, for the purposes hereof shall include a nil receipt or recovery), (it being understood that all relevant payments are to be distributed among the Lenders in accordance with their respective relevant Funding
          Percentages), then:

          (i)  such Recovering Lender Party shall pay to the Facility Agent an amount equal to such excess amount;

          (ii) there shall thereupon fall due from the Borrower to the
               Recovering Lender Party an amount equal to the amount paid out by such Recovering Lender Party pursuant to clause (a)(i), the amount so due being treated, for the purposes hereof, as if it were an unpaid part of such Recovering Lender Party's portion of such relevant payment; and

          (iii) the Facility Agent shall treat the amount received by it from such Recovering Lender Party pursuant to clause (a)(i) as if such amount had been received by it from the Borrower in respect of such relevant payment and shall pay the same to the other Lender
               Parties in accordance with their respective relevant Funding
               Percentages.

          Within two (2) Business Days after any Lender Party receives or recovers any relevant payment otherwise than by payment through the
          Facility Agent, that Lender Party shall notify the Facility Agent of the amount and currency so received or recovered, how it was received or recovered and whether it represents principal, interest or other sums.

     (b)  If any sum (a "RELEVANT SUM") received or recovered by a Recovering
          Lender Party in respect of any amount owing to it by the Borrower becomes repayable and is repaid by such Recovering Lender Party, then:

          (i)  each Lender Party which has received a share of such relevant sum by reason of the implementation of clause (a) shall, upon request of the Facility Agent, pay to the Facility Agent for the account of the Recovering Lender Party an amount equal to its share of the relevant sum; and

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          (ii) there shall thereupon fall due from the Borrower to each such
               Lender Party an amount equal to the amount paid out by it
               pursuant to clause (b)(i), the amount so due being treated, for the purposes hereof, as if it were the sum payable to such Lender
               Party against which such Lender Party's share of such relevant sum was applied.

     (c)  If any Lender shall commence any action or proceeding in any court to enforce its rights hereunder or under any other Loan Document after consultation with the other Lenders and, as a result thereof or in connection therewith, shall receive any excess amount (as referred to in clause (a)) then such Lender shall not be required to share any portion of such excess amount with any Lender which has the legal right to, but does not, join in such action or proceeding (having had notice of such action or proceeding) or commence and diligently prosecute a separate action or proceeding to enforce its rights.

13.3 SETOFF

     In addition to and not in limitation of any rights or remedies of any
     Lender Party under applicable law or otherwise, each Lender Party (or any branch thereof) shall, in the event that any Obligor defaults in the payment, repayment or prepayment when due of any payment Obligation, have the right to appropriate and apply to the payment of such Obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of such Obligor then or thereafter maintained with such
     Lender Party in whatever currency or commodity; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of
     Clause 13.2.

13.4 APPLICATION OF PROCEEDS

     If at any time any amount received by the Facility Agent is less than the amount then due and payable pursuant to this Agreement or any other Loan
     Document (including any proceeds received by the Facility Agent in respect of any sale of, collection from, or other realisation upon, all or any part of any collateral security subject to any Security Agreement) such amount may, in the discretion of the Facility Agent (after consultation with the
     Lenders), be held by the Facility Agent as additional collateral security under the relevant Security Agreement for, or then or at any time thereafter be applied (after payment of any amounts payable to the Facility
     Agent pursuant to Clauses 12.5, 14.3 and 14.4 and similar provisions contained in the other Loan Documents) in whole or in part by the Facility
     Agent against, all or any part of the Obligations in the following order:

     (a)  FIRST, to amounts outstanding to the Lender Parties (or any of them)
          under any Loan Document (excluding, however, any Risk Management
          Agreement) in respect of any amount other than interest on, or the principal amount of, any Loan;

     (b)  SECOND, to amounts outstanding to the Lender Parties (or any of them)
          under any Loan Document (excluding, however, any Risk Management
          Agreement) in respect of interest on any Loan;

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     (c)  THIRD, to amounts outstanding to the Lender Parties (or any of them)
          under any Loan Document in respect of the principal amount of any
          Loan;

     (d)  FOURTH, to amounts outstanding to the Lender Parties (or any of them)
          in respect of net payment obligations of any Obligor to any Lender under any Required Risk Management Agreement; and

     (e)  FIFTH, to amounts outstanding to the Lender Parties (or any of them)
          in respect of net payment obligations of any Obligor to any Lender under any Production Related Risk Management Agreement (other than any
          Required Risk Management Agreement).

     Any surplus of such cash or cash proceeds held by the Facility Agent and remaining after payment in full of all the Obligations shall be paid over to whomsoever may be lawfully entitled to receive such surplus.

13.5 CURRENCY OF PAYMENT

     If:

     (a)  any amount payable by any Obligor under this Agreement or any other
          Loan Document is received by a Lender Party entitled thereto in a currency ("PAYMENT CURRENCY") other than the amount agreed to be payable in the currency in which the relevant Obligation is denominated (the "RELEVANT CURRENCY"), whether as a result of any judgement or order or the enforcement thereof, the liquidation of such
          Obligor or otherwise; and

     (b)  the amount produced by converting the Payment Currency so received into the Relevant Currency is less than the required amount of the
          Relevant Currency, then the Borrower shall, as an independent obligation separate and independent from its other obligations contained hereunder and in any other Loan Document, indemnify such
          Lender Party for the deficiency and any loss sustained as a result.
          Such conversion shall be made promptly following receipt at such prevailing rate of exchange in such market as is reasonably determined by such Lender Party as being most appropriate for the conversion. The
          Borrower shall in addition pay the reasonable costs of the conversion.
          The Borrower waives any right it may have in any jurisdiction to pay any amount under this Agreement or any other Loan Document in a currency other than the Relevant Currency.

14.  MISCELLANEOUS

14.1 WAIVERS, AMENDMENTS, ETC

     Each of the provisions of this Agreement (including, for the avoidance of doubt, Clause 10) and of each other Loan Document (except to the extent otherwise set forth in such Loan Document) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by each Obligor party thereto, the Facility
     Agent and the Required Lenders; PROVIDED, HOWEVER, that no such amendment, modification or waiver which would:

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     (a)  modify any requirement hereunder that any particular action be taken or a determination be made by, or with the consent of or in consultation with, all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

     (b)  modify this Clause, change the definition of the term "REQUIRED
          LENDERS", change the Total Commitment Amount or the Commitment Amount,
          Percentage or Funding Percentage of any Lender or otherwise subject any Lender to any additional obligation shall be made without the consent of each Lender;

     (c)  extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan or any other amount payable hereunder or under any other Loan Document in respect thereof shall be made without the consent of each Lender;

     (d)  affect the interests, rights or obligations of the Facility Agent or any Arranger in their respective capacities as such shall be made without the consent of the Facility Agent or, as the case may be, such
          Arranger;

     (e)  other than as specifically permitted by this Agreement or the relevant
          Security Agreement, authorise or effect the release of any material portion of the collateral which is the subject of any lien granted or purported to be granted in favour of the Facility Agent (for the rateable benefit of the Lender Parties) or in favour of the Lender
          Parties pursuant to any relevant Security Agreement shall be made without the consent of each Lender;

     (f)  materially reduce the obligations of either Guarantor under the
          Guarantee to which it is a party shall be made without the consent of each Lender;

     (g)  modify any term of this Agreement or any other Loan Document expressly relating to the priority of application of any proceeds to any obligations of any Obligor under any Risk Management Agreement to which any Lender is a party shall be made without the consent of such
          Lender;

     (h)  modify any term of this Agreement or any other Loan Document expressly relating to any policy of Political Risk Insurance shall be made without the consent of each Covered Lender; or

     (i)  pursuant to the Political Risk Insurance require the consent of the provider thereof, shall be made without the consent of such provider.

     No failure or delay on the part of any Lender Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Lender Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall

                                      105

     require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

14.2 NOTICES

     All notices and other communications provided to any party hereto under any
     Loan Document shall be in writing and shall be sent by hand delivery, courier delivery, facsimile or electronic communication and addressed or delivered to it at its address set forth below its signature hereto and designated as its "ADDRESS FOR NOTICES" or at such other address as may be designated by such party in the relevant Loan Document or in a notice to the other parties. Any notice:

     (a)  if sent by hand delivery or courier delivery, shall be deemed received when delivered in legible form;

     (b)  if transmitted by facsimile, shall be deemed given when transmitted
          (transmission confirmed by the sending facsimile machine); and

     (c)  if transmitted by electronic communication, shall be deemed given when actually received by the recipient in readable form.

14.3 COSTS AND EXPENSES

     (a)  The Borrower agrees to pay on demand:

          (i)  all reasonable fees and expenses (including legal fees) of the
               Facility Agent and the MLA's incurred in connection with the negotiation, preparation, execution and delivery of each Loan
               Document, including schedules and exhibits, whether or not the transactions contemplated hereby are consummated;

          (ii) all reasonable fees and expenses (including legal fees) of the
               Facility Agent and the Lenders incurred in connection with any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required;

          (iii) all reasonable fees and related expenses of any independent technical adviser (including the Independent Engineer and the
               Insurance Consultant) employed by the Facility Agent on behalf of the Lenders in connection with the transactions contemplated by this Agreement (including (w) the preparation of the Technical
               Review and the Insurance Summary, (x) the certification of each
               Compliance Certificate, the Mechanical Completion Certificate and
               the Economic Completion Certificate (y) the periodic review of any matters relating to the development and operation of the
               Loulo Project and the Mine (including the preparation of any report in connection therewith) as the Lenders may reasonably require and (z) any visit of the nature referred to in Clause
               10.5);

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          (iv) all reasonable out-of-pocket expenses of each Lender's agents or officers in connection with any visit of the nature referred to in Clause 10.5; and

          (v)  any stamp or other taxes incurred in connection with the preparation and review of the form of any instrument relevant to any Loan Document, the consideration of legal questions relevant to any default in the performance of any obligations hereunder and thereunder and the filing, recording, refiling or
               re-recording of any Loan Document and all amendments or
               supplements to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document.

     (b)  The Borrower agrees to reimburse each Lender Party on demand for all reasonable fees and expenses (including legal fees) incurred by such
          Lender Party in connection with:

          (i)  the negotiation of any restructuring or "WORK-OUT", whether or not consummated, of any Obligations; and

          (ii) the enforcement of any Obligations.

     (c)  All fees and expenses of any legal adviser to any Lender Party payable by the Borrower hereunder shall be paid on a full indemnity basis.

14.4 INDEMNIFICATION

     In consideration of the execution and delivery of this Agreement by each
     Lender Party and the extension of the Commitments, the Borrower indemnifies, exonerates and holds each Lender Party and each of its officers, directors, shareholders, employees and agents (the "INDEMNIFIED
     Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages and expenses in connection therewith (including reasonable legal fees on a full indemnity basis and including any amount paid by any Lender to the Facility Agent pursuant to Clause 12.5) (the "INDEMNIFIED LIABILITIES"), incurred by the
     Indemnified Parties or any of them as a result of, or arising out of, or relating to:

     (a)  any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

     (b)  entering into and performance of any Loan Document by any of the
          Indemnified Parties (including any action brought by or on behalf of the Borrower or any other person as the result of any determination by any Lender pursuant to Clause 6 not to fund any Loan);

     (c)  any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by any Group Member of any Hazardous Material; or

                                      107

     (d)  the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases or threatened releases from, any real property owned or operated by any Group Member of any
          Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any
          Environmental Law, regardless of whether caused by, or within the control of, such Group Member);

     except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's negligence or wilful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law; PROVIDED, HOWEVER, that RRL shall not be under any liability pursuant to clause (a) or (b) after the RRL Guarantee Release
     Date except with respect to any Indemnified Liability arising, in whole or in part, as a result of any event or failure to act which occurred on or prior to the RRL Guarantee Release Date.

14.5 SURVIVAL

     The obligations of the Borrower under Clauses 3.3, 5.2, 5.3, 5.5, 14.3 and
     14.4 and the obligations of the Lenders under Clause 12.5, shall, in each case, survive any termination of this Agreement. The representations and warranties made by each Obligor in each Loan Document to which such Obligor is a party shall survive the execution and delivery of such Loan Document.

14.6 SEVERABILITY

     Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

14.7 HEADINGS

     The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan
     Document or any provisions hereof or thereof.

14.8 COUNTERPARTS, EFFECTIVENESS, ETC

     This Agreement may be executed by the parties hereto in several counterparts, each of which shall, when executed, be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective on the date (the
     "EFFECTIVE DATE") when counterparts hereof executed on behalf of the
     Borrower, each Arranger and each Lender (or notice thereof satisfactory to the Facility Agent) shall have been received by the Facility Agent.

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14.9 GOVERNING LAW

     This Agreement and (except as set forth to the contrary therein) each other
     Loan Document and all matters and disputes relating hereto and thereto shall be governed by, and construed in accordance with, English law.

14.10 ASSIGNMENTS AND TRANSFERS BY THE OBLIGORS

     No Obligor shall be entitled to assign or transfer all or any of its respective rights, benefits and obligations under any Loan Document except with the consent of the Lenders.

14.11 ASSIGNMENTS AND TRANSFERS BY THE LENDERS

     Any Lender may at any time assign or transfer all or any of its rights and benefits under the Loan Documents to another bank or financial institution in accordance with this Clause 14.11.

14.11.1 ASSIGNMENTS

     Any Lender may at any time assign and transfer, all or, subject to Clause
     14.11.3, a portion of its rights and benefits under the Loan Documents to another bank or financial institution or, in connection with any payment made to a Covered Lender pursuant to any Political Risk Insurance, to the issuer of the relevant policy. If any Lender chooses to effect an assignment pursuant to this Clause, such assignment and transfer shall not be effective unless and until the assignee Lender has agreed with the
     Facility Agent and the other Lenders that the assignee Lender shall be under the same obligations toward each of them as it would have been under if it had been a party hereto as a Lender and the Facility Agent and the other Lenders shall not otherwise be obligated to recognise such assignee
     Lender as having the rights against each of them which it would have had if it had been such a party hereto. Any assignment or transfer pursuant to this Clause 14.11.1 shall be effective only after delivery to and acceptance by, the Facility Agent of an instrument, in form and substance satisfactory to it, executed by the assignor Lender and the assignee Lender stating the portion of the Commitment Amount assigned to the assignee
     Lender and the assignee Lender's administrative details.

14.11.2 TRANSFERS

     As an alternative to Clause 14.11.1, if any Lender (a "TRANSFEROR LENDER")
     wishes to transfer all or, subject to Clause 14.11.3, a portion of its rights, benefits and obligations under the Loan Documents to another bank or financial institution or, in connection with any payment made to a
     Covered Lender pursuant to any Political Risk Insurance to the issuer of the relevant policy (a "TRANSFEREE LENDER"), then such transfer may be effected by the delivery to the Facility Agent of a duly completed and executed Transfer Certificate, whereupon:

     (a)  to the extent that in such Transfer Certificate the Transferor Lender party thereto seeks to transfer its rights and obligations under each
          Loan Document, each Obligor, the Facility Agent and such Transferor
          Lender shall be released from further obligations towards one another hereunder

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          and their respective rights against one another shall be cancelled
          (such rights and obligations being referred to in this Clause as
          "DISCHARGED RIGHTS AND OBLIGATIONS");

     (b)  each Obligor, the Facility Agent and the Transferee Lender party thereto shall assume obligations towards one another and acquire rights against one another which differ from such discharged rights and obligations only insofar as such Obligor, the Facility Agent and such Transferee Lender have assumed and acquired the same in place of such Transferor Lender; and

     (c)  the Facility Agent, such Transferee Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such Transferee
          Lender been an original party to this Agreement as a Lender with the rights and obligations acquired or assumed by it as a result of such transfer.

14.11.3 MINIMUM AMOUNT

     Any assignment or transfer pursuant to Clause 14.11.1 or 14.11.2 of a portion of a Lender's rights and/or benefits shall be in an integral multiple of U.S.$1,000,000; provided, however, that in the event of any such assignment or transfer to the issuer of any policy of Political Risk
     Insurance the amount so assigned or transferred, as the case may be, may be in such other amount as the relevant Covered Lender may have received pursuant to such policy.

14.11.4 SECURITY AGREEMENTS

     Within ten (10) Business Days after an assignment or transfer pursuant to this Clause 14.11 and upon the written request (given through the Facility
     Agent), and at the cost and expense, of the relevant assignee Lender or
     Transferee Lender, as the case may be, each Obligor will enter into such documentation as the assignee Lender or the Transferee Lender shall reasonably request so as to ensure that the liens created by the Security
     Agreements secures the Obligations of the Borrower to such assignee Lender or Transferee Lender, as the case may be.

14.11.5 CONSENT

     Any assignment or transfer pursuant to Clause 14.11 may be effected only with the prior written consent of the Facility Agent and of the Borrower
     (such consent of the Facility Agent or the Borrower not to be unreasonably withheld or delayed).

14.11.6 RELIANCE ON INSTRUMENTS

     The Facility Agent shall be fully entitled to rely on any written instrument delivered to it in accordance with Clause 14.11.1 or on any
     Transfer Certificate which is correct and regular on its face as regards its contents and purportedly executed on behalf of the relevant parties thereto and shall have no liability or responsibility to any party as a consequence of placing reliance upon and acting in accordance with any such written instrument or Transfer Certificate.

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14.11.7 SUB-PARTICIPATIONS

     Nothing in this Clause 14.11 shall, or shall be deemed to, prevent any
     Lender from selling any participation or similar interest in its Commitment or Loans and the Borrower hereby acknowledges and agrees that in connection with any such sale, the seller of any such participation shall be entitled to claim under the provisions of Clause 5.2, 5.3, 5.4, 5.5, 13.2, 13.5,
     14.3 and 14.4 on behalf of the purchaser of any such participation as if such purchaser was named as a Lender in such provisions (but in no event shall such seller be entitled to claim any amount on behalf of any such purchaser under any such provision which is in excess of the amount which such seller would then be entitled to claim under such provision in respect of the portion of its Commitments or Loans so participated); PROVIDED,
     HOWEVER, that:

     (a)  for the avoidance of doubt, the sale by any Lender of any such participation or similar interest shall not relieve such Lender of any of its obligations hereunder; and

     (b)  the Obligors shall be required to deal only with the Lenders and not with any purchaser of a participation from any Lender.

14.11.8 FEE

     On the date upon which an assignment or transfer takes effect pursuant to
     Clause 14.11, the assignee Lender or Transferee Lender, as the case may be, in respect of such assignment or transfer shall pay to the Facility Agent for its own account a fee of U.S.$3,000 (or, if such assignee Lender or
     Transferee Lender, as the case may be, is already a Lender under this
     Agreement, U.S.$1,000). For the avoidance of doubt, no Obligor shall be responsible for the payment of any fee referred to in this Clause 14.11.8.

14.11.9 PROVISION OF INFORMATION

     In connection with any assignment, transfer or sale of a participation or similar interest by any Lender as contemplated by this Clause such Lender may, subject to Clause 14.13, supply to the relevant assignee Lender,
     Transferee Lender or purchaser such information in its possession with respect to such Lender's Loans and Commitment and the Loan Documents as such Lender shall deem appropriate.

14.11.10 MITIGATION OF COST

     If any Lender shall assign or transfer its rights or obligations hereunder and, as a result of circumstances existing at the date of such assignment or transfer, the Borrower would be obliged to make a payment to the assignee Lender or Transferee Lender under Clause 5.2 or 5.5, then the assignee Lender or Transferee Lender shall only be entitled to receive payment under these Clauses to the same extent as the assignor Lender or
     Transferor Lender would have been if the assignment or transfer had not occurred; PROVIDED, HOWEVER, that the provisions of this Clause shall not apply to any assignment or transfer by any Lender in connection with primary syndication of the Commitments.

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14.12 OTHER TRANSACTIONS

     Without prejudice to the provisions of Clause 12.8 or 12.12, nothing contained herein shall preclude any Lender Party from engaging in any transaction, in addition to those contemplated by any Loan Document, with any Group Member or any of their respective affiliates in which any Group
     Member or such affiliate is not restricted hereby from engaging with any other person.

14.13 CONFIDENTIALITY

     Information provided by any Obligor hereunder or under any other Loan
     Document shall not be disclosed by any Lender Party for any purpose other than evaluation, monitoring and review pursuant to this Agreement;
     PROVIDED, HOWEVER, that such information may be disclosed:

     (a)  as contemplated by Clause 14.11.9 if the relevant assignee Lender,
          Transferee Lender or purchaser is advised such information is confidential and such persons agree to keep such information confidential;

     (b)  to any director, officer or employee of such Lender Party; PROVIDED,
          HOWEVER, that same is treated in the same manner as other confidential information held by such Lender Party;

     (c)  to legal advisers, accountants and other consultants and professional advisors determined by such Lender Party to require such information for the purpose of assisting in or advising upon such evaluation, monitoring and review, if such persons are advised that such information is confidential to the relevant Obligor;

     (d)  pursuant to applicable law;

     (e)  to the extent that such information is public;

     (f)  to the extent that such information was previously known to such
          Lender Party through means other than the Obligors, or was acquired from a third party not known to such Lender Party to be under a duty of confidentiality to an Obligor;

     (g)  in connection with the exercise by any Lender Party of any rights and remedies at any time when any Default has occurred and is continuing;
          or

     (h)  by any Covered Lender to any issuer of any policy of Political Risk
          Insurance.

14.14 FORUM SELECTION AND CONSENT TO JURISDICTION

     (a)  The parties hereto hereby irrevocably agree that, for the benefit of the Lender Parties only, the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, each Obligor irrevocably submits to the exclusive jurisdiction of such courts.

                                      112

     (b)  Each Obligor irrevocably waives any objection which it might now or hereafter have to the courts referred to in clause (a) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

     (c)  Each Obligor agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in England, to it at
          c/o Fleetside Legal Representative Services Limited, 9 Cheapside,
          London EC2V 6AD (the "PROCESS AGENT"). If for any reason the Process
          Agent ceases to act as such or ceases to have an address in England, the Borrower shall promptly appoint another such agent and notify the
          Facility Agent of such appointment and the new agent's name and address.

     (d)  The submission to the jurisdiction of the courts referred to in clause
          (a) shall not (and shall not be construed so as to) limit the right of the Lender Parties or any of them to take proceedings against the
          Borrower in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

14.15 ENTIRE AGREEMENT

     The Loan Documents constitute the entire agreement and understanding of the parties with respect to the subject matter thereof and supersede any previous agreement, written or oral, between the parties relating to the subject matter thereof. Each of the parties acknowledges and agrees that in entering into this Agreement and the other Loan Documents it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out in this Agreement as a warranty. The only remedy available to any party hereto for breach of the warranties shall be for breach of contract under the terms of this Agreement or the relevant Loan Document. Nothing in this
     Section shall, however, operate to limit or exclude any liability for fraud.

14.16 WAIVER OF IMMUNITY

     To the extent that any Obligor may be entitled in any jurisdiction to claim for itself or its assets, immunity from suit, execution, attachment or other legal process whatsoever, it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

14.17 THIRD PARTY RIGHTS

     A person who is not a party to this Agreement has no right under the
     Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

                                      113

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorised on the day and year first above written.

                                      114

THE BORROWER

SOCIETE DES MINES DE LOULO )
S.A. by:                   )

                                         /s/ Roger A. Williams
                                         ---------------------------------------
                                         Signature
                                         Roger A. Williams
                                         ---------------------------------------
                                         Name Printed
                                         Financial Director
                                         ---------------------------------------
                                         Title

Address for Notices: 104, Rue 214
                     Hippodrome
                     Bamako
                     Mali

Facsimile No.:       +223 2218187

Attention:           General Manager Mali

e:mail:              msamake@randgoldresources.com

With a copy to:      La Motte Chambers
                     St. Helier
                     Jersey JE1 1BJ
                     Channel Islands

Facsimile No.:       + 44 1534 73544

Attention:           The Financial Director

e:mail:              rwilliams@randgoldresources.com

                                      115

THE GUARANTORS

RANDGOLD RESOURCES LIMITED )
by:                        )

                                         /s/ Roger A. Williams
                                         ---------------------------------------
                                         Signature

                                         Roger A. Williams
                                         ---------------------------------------
                                         Name Printed

                                         Finance Director
                                         ---------------------------------------
                                         Title

Address for Notices: La Motte Chambers
                     St. Helier
                     Jersey JE1 1BJ
                     Channel Islands

Facsimile No.:       + 44 1534 73544

Attention:           The Financial Director

e:mail:              rwilliams@randgoldresources.com

                                      116

RANDGOLD RESOURCES (SOMILO) )
LIMITED by:                 )

                                         /s/ Roger A. Williams
                                         ---------------------------------------
                                         Signature

                                         Roger A. Williams
                                         ---------------------------------------
                                         Name Printed

                                         Finance Director
                                         ---------------------------------------
                                         Title

Address for Notices: La Motte Chambers
                     St. Helier
                     Jersey JE1 1BJ
                     Channel Islands

Facsimile No.:       + 44 1534 73544

Attention:           The Financial Director

e:mail:              rwilliams@randgoldresources.com

                                      117

THE LENDERS:

                                         Commitment Amount

                                         U.S.$12,500,000

ABSA BANK LIMITED (acting through )
its ABSA CORPORATE AND            )
MERCHANT BANK)                    )

                                         /s/ M. Sumner
                                         ---------------------------------------
                                         Signature

                                         M. Sumner
                                         ---------------------------------------
                                         Name Printed

                                         ---------------------------------------
                                         Title

                                         /s/ B. Farer
                                         ---------------------------------------
                                         Signature

                                         B. Farer
                                         ---------------------------------------
                                         Name Printed

                                         ---------------------------------------
                                         Title

Address for Notices:   Specialised Finance Legal - Securities
                       3rd Floor, 3S
                       Absa Towers North
                       180 Commissioner Street
                       Johannesburg
                       2001
                       South Africa

Facsimile No.:         +27 11 350 7461

Attention:             Specialised Finance Legal - Securities: Arlene Roelofse/
                       Mark Sumner

e:mail:                marksu@absa.co.za

Dollar Lending Office: 75 King William Street
                       London
                       EC4N 7AB

Facsimile No.:         +44 20 7711 6552

Attention:             Chris Hobbs

e:mail:                chris.hobbs@absa.co.uk

                                      118

                                         Commitment Amount

                                         U.S.$12,500,000

BAYERISCHE HYPO- UND             )
VEREINSBANK AG                   )       /s/ B. Leischner
                                         ---------------------------------------
                                         Signature

                                         B. Leischner
                                         ---------------------------------------
                                         Name Printed

                                         ---------------------------------------
                                         Title

                                         /s/ C. Schwald
                                         ---------------------------------------
                                         Signature

                                         C. Schwald
                                         ---------------------------------------
                                         Name Printed

                                         ---------------------------------------
                                         Title

Address for Notices:   Natural Resources (MCS3NR)
                       Am Tucherpark 1 (VTW1)
                       80538 Munich

Facsimile No.:         +49 89 378 41518

Attention:             Cyril Ohene-Amadi

e:mail:                cyril.ohene-amadi@hvb.de

With an additional     Bayerische Hypo- und Vereinsbank AG
copy to:               Portfolio Management (MCS2P2)
                       Am Tucherpark 1 (VTW1)
                       80538 Munich

Facsimile No.:         +49 89 378 48111

Attention:             Stephan Mussong

e:mail                 stephan.mussong@hvb.de

Dollar Lending Office: 41 Moorgate
                       London EC2R 6PP

Facsimile No.:         +44 (0) 7382 1199/1095

Attention:             Loans Services

e:mail:                loans.services@hvbeurope.com

                                      119

                                         Commitment Amount

                                         U.S.$15,000,000

per pro N M ROTHSCHILD & SONS    )
LIMITED by:                      )       /s/ C. Coleman
                                         ---------------------------------------
                                         Signature

                                         C. Coleman
                                         ---------------------------------------
                                         Name Printed

                                         ---------------------------------------
                                         Title

                                         /s/ D. Street
                                         ---------------------------------------
                                         Signature

                                         D. Street
                                         ---------------------------------------
                                         Name Printed

                                         ---------------------------------------
                                         Title

Address for Notices:   New Court
                       St. Swithin's Lane
                       London
                       EC4P 4DU

Facsimile No.:         +44 (0) 20 7280 5139

Attention:             Derek McCrone

e:mail:                derek.mccrone@rothschild.co.uk

Dollar Lending Office: New Court
                       St Swithin's Lane
                       London EC4P 4DU

Facsimile No.:         +44 (0)20 7280 5451

Attention:             Barry Leonard

                       David McCarthy

e:mail:                barry.leonard@rothschild.co.uk

                       david.mccarthy@rothschild.co.uk

                                      120

                                         Commitment Amount

                                         U.S.$20,000,000

SOCIETE GENERALE by:             )       /s/ Michael Jones
                                 )       ---------------------------------------
                                         Signature

                                         Michael Jones
                                         ---------------------------------------
                                         Name Printed

                                         ---------------------------------------
                                         Title

                                         /s/ J. Moody
                                         ---------------------------------------
                                         Signature

                                         J. Moody
                                         ---------------------------------------
                                         Name Printed

                                         ---------------------------------------
                                         Title

Address for Notices:   SG House
                       41 Tower Hill
                       London EC3N 4SG

Facsimile No.:         +44 (0)20 7702 1604

Attention:             Michael Jones

e:mail:                michael.jones@sgcib.com

With (in the case of   Societe Generale, Paris
notices relating to
drawdowns and
payments) a copy to:

Attention:             Sandrine Sabatier

Facsimile:             +33 14 214 1823

e:mail                 sandrine.sabatier@sgcib.com

Dollar Lending Office: Societe Generale, New York

                       (Swift Code: SOGEUS33)

                       Favour: Societe Generale, Paris

                       (Swift Code: SOGEFRPPHCM)

                                      121

THE MLA'S:

N M ROTHSCHILD & SONS LIMITED   )   /s/ C. Coleman
by:                             )   --------------------------------------------
                                    Signature

                                    C. Coleman
                                    --------------------------------------------
                                    Name Printed

                                    --------------------------------------------
                                    Title

                                    /s/ D. Street
                                    --------------------------------------------
                                    Signature

                                    D. Street
                                    --------------------------------------------
                                    Name Printed

                                    --------------------------------------------
                                    Title

                       New Court
Address for Notices:   St. Swithin's Lane
                       London
                       EC4P 4DU

Facsimile No.:         +44 (0) 20 7280 5139

Attention:             Derek McCrone

e:mail:                derek.mccrone@rothschild.co.uk

                                       122

SOCIETE GENERALE by:   )   /s/ Michael Jones
                       )   -----------------------------------------------------
                           Signature

                           Michael Jones
                           -----------------------------------------------------
                           Name Printed

                           -----------------------------------------------------
                           Title

Address for Notices:   SG House
                       41 Tower Hill
                       London EC3N 4SG

Facsimile No.:         +44 (0) 20 7702 1604

Attention:             Michael Jones

e:mail:                michael.jones@sgcib.com

                                       123

THE LEAD ARRANGERS

ABSA BANK LIMITED (acting       )   /s/ M. Sumner
through its ABSA CORPORATE &    )   --------------------------------------------
MERCHANT BANK)                  )   Signature

                                    M. Sumner
                                    --------------------------------------------
                                    Name Printed

                                    --------------------------------------------
                                    Title

                                    /s/ B. Farer
                                    --------------------------------------------
                                    Signature

                                    B. Farer
                                    --------------------------------------------
                                    Name Printed

                                    --------------------------------------------
                                    Title

Address for Notices:   Specialised Finance Legal - Securities
                       3rd Floor, 3S
                       Absa Towers North
                       180 Commissioner Street
                       Johannesburg
                       2001
                       South Africa

Facsimile No.:         +27 11 350 7461

Attention:             Specialised Finance Legal - Securities: Arlene Roelofse/
                       Mark Sumner

e:mail:                marksu@absa.co.za

                                       124

BAYERISCHE HYPO- UND   )   /s/ B. Leischner
VEREINSBANK AG         )   -----------------------------------------------------
                           Signature

                           B. Leischner
                           -----------------------------------------------------
                           Name Printed

                           -----------------------------------------------------
                           Title

                           /s/ C. Schwald
                           -----------------------------------------------------
                           Signature

                           C. Schwald
                           -----------------------------------------------------
                           Name Printed

                           -----------------------------------------------------
                           Title

Address for Notices:          Natural Resources (MCS3NR)
                              Am Tucherpark 1 (VTW1)
                              80538 Munich

Facsimile No.:                +49 89 378 41518

Attention:                    Cyril Ohene-Amadi

e:mail:                       cyril.ohene-amadi@hvb.de

With an additional copy to:   Bayerische Hypo- und Vereinsbank AG
                              Portfolio Management (MCS2P2)
                              Am Tucherpark 1 (VTW1)
                              80538 Munich

Facsimile No.:                +49 89 378 48111

Attention:                    Stephan Mussong

e:mail                        stephan.mussong@hvb.de

                                       125

THE FACILITY AGENT

N M ROTHSCHILD & SONS LIMITED   )   /s/ D. Street
by:                             )   --------------------------------------------
                                    Signature

                                    D. Street
                                    --------------------------------------------
                                    Name Printed

                                    --------------------------------------------
                                    Title

                                    /s/ N.A. Wood
                                    --------------------------------------------
                                    Signature

                                    N.A. Wood
                                    --------------------------------------------
                                    Name Printed

                                    --------------------------------------------
                                    Title

Address for Notices:   New Court
                       St. Swithin's Lane
                       London
                       EC4P 4DU

Facsimile No.:         +44 20 7280 5139

Attention:             Derek McCrone

e:mail:                derek.mccrone@rothschild.co.uk

                                       126